UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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United States Steel Corporation

Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

Tuesday, April 24, 2018

8:00 A.M. Eastern Time

U. S. Steel Tower
600 Grant Street, 33rd Floor
Pittsburgh, PA 15219

VOTING CAN BE COMPLETED IN ONE OF FOUR WAYS:

- Attending the meeting to vote IN PERSON
- Online at www.proxyvote.com
- Through the telephone at 1-800-690-6903
- Returning the proxy card by mail

DEAR FELLOW U. S. STEEL STOCKHOLDER

Thank you for your investment in U. S. Steel and the trust you have placed in the Board of Directors, as stewards of the Corporation. I am honored to be penning my first update to you as U. S. Steel President & CEO and proud to be leading a company that literally helped build the United States and today remains a foundational part of American manufacturing.

Our company experienced some challenges early in the year in terms of our safety, operational and financial performances. However, we pulled together as a team, and by year end we delivered three consecutive quarters of stable, consistent operational and financial performances across our three reporting segments, and our safety performance reflected more positive trends. This focus allowed us to meet or exceed our primary goals for improved EBITDA, cash generation and liquidity by year-end. This represents a good start, but we know we still have work to do to make this kind of stability our new normal, rather than an exception.

After the first quarter, we quickly refocused and rallied around four business drivers we identified as key to achieving operational excellence and advancing our ongoing strategic transformation: safety, quality, delivery, and cost. We knew improving these four pillars would help us:

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create value for all U. S. Steel stakeholders, including employees, customers, unions, suppliers, communities in which we operate and all of you, our stockholders;
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develop distinct competitive advantages and solutions for our customers;
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succeed through business cycles; and
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drive predictable, sustainable, profitable growth in the future, including additional re-investment in our business that provides superior returns.

We quickly decided to accelerate plans around the strategic revitalization of assets in our North American Flat-Rolled operations. Guided by our Carnegie Way methodology, we developed performance measures around EBITDA return, quality and reliability improvements, and capital spending discipline, and we publicly disclosed those goals because we believe in accountability. We also decided to approach this major, multi-year initiative through a high volume of smaller, less complex and well-managed projects. By year end, we completed 700 projects, exceeded our targets for EBITDA return, quality and reliability, and matched our target for capital spending.

However, investing in our facilities isn't enough if we want to strengthen our ability to compete globally. We acted on several additional fronts tied to safety, quality, delivery, and cost in 2017.

At U. S. Steel, the health and well-being of the people coming to our facilities every day and our efforts to minimize the impact our activities and operations have on our shared environment intersect under the umbrella of "safety." For us, it's always safety first ... for our employees, our environment, and our assets. Last year, we experienced several serious safety incidents across our company. We implemented improvement plans and made strides to reverse our performance, but when it comes to safety, the only acceptable number for incidents and injuries is zero, and we're committed to consistently hitting that goal. We also judiciously and promptly responded to environmental issues. As we did with safety, we continue to take steps to improve our focus in this important area. You can read more detail about our safety and environmental efforts in the "Corporate Social Responsibility" section.

Throughout 2017, we further strengthened our balance sheet through a series of new and ongoing actions which led to improved credit metrics and a two-level ratings increase by Moody's, as well as an outlook upgrade – from stable to positive – in our credit ratings by Standard & Poor's, in February 2018. We continued to foster innovation through highly collaborative customer relationships, resulting in the development of new cutting-edge steel solutions such as advanced high-strength steels for automotive customers and proprietary premium tubular connections for the energy industry. We also increased our efforts around training, engagement, and other workforce-related areas. These efforts ensure we get valuable input from our highly creative employees and then provide them with the right resources to take their performance and that of our company to a new level by further delighting our customers. More detail about these and related efforts are located in the "Highlights and Accomplishments" section of the proxy summary.

Overall, our culture is increasingly rooted in continuous improvement with a steadfast commitment to achieving operational excellence in everything we do – from our plant processes to our business practices and everything in between. This made all of last year's progress possible after a tough start, and it will be vital to helping us remain competitive in the global steel industry in the future.

In keeping with our commitment to continuous improvement, we are also looking at ways to improve our workplace culture companywide. At U. S. Steel, we are committed to getting better, stronger and more effective every day in everything we do – for our customers, for our communities, for our stockholders, and for one another. We will do better in creating and sustaining a more profitable company with a more supportive workplace culture. I am pleased to have the Board's full support for these efforts.

Also vital to our future is the need to address unfair trade. We were pleased with actions taken last year to combat this long-standing challenge. However, the fundamental cause behind the need for these actions – global overcapacity – remains. Until substantive steps are taken to address this issue and create a level playing field, we will continue to fight for our rights under the law using all available means because we wholeheartedly believe a healthy domestic manufacturing sector needs a healthy domestic steel industry. Regardless of the outcome of current or future trade-related efforts, we will remain focused on all the things we can control that make us a better company, beginning with safety, quality, delivery, and cost.

Our success in all of these areas is predicated on having dedicated and experienced leadership, starting with the Board of Directors. We are grateful for the service of Mario Longhi, who retired in 2017, and Jack Drosdick, Bob Stevens and Glenda McNeal, who all will complete their service on our Board in April. This year we also welcomed Gene Sperling to the U. S. Steel Board of Directors. Our company is fortunate to be guided by a Board that is invested in and enthusiastic about our future.

In closing, we recognize and appreciate the support we've received from our many stakeholders, including our customers, suppliers, unions and all of you, our stockholders. Our commitment to creating real, sustainable value for you is as strong as the products we make every day.

We encourage our stockholders to vote your shares on the proposals discussed in the accompanying proxy statement. Your involvement and support are important to the future of our company.

I can confidently say our company is in a much better position today, but we know we still have work to do. We look forward to getting that work done and achieving our goals. Now, let's get back to work – safely helping our customers be successful.

Sincerely,

David B. Burritt President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF UNITED STATES STEEL CORPORATION:

You are invited to attend the 2018 Annual Meeting of Stockholders of United States Steel Corporation. If you plan to attend the meeting, please see the instructions contained in the attached proxy statement.

ITEMS OF BUSINESS:

To elect ten directors nominated by our Board of Directors;
To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers;

To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent public registered accounting firm for 2018; and
To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of the common stock of United States Steel Corporation at the close of business on February 26, 2018, the record date fixed by the Board of Directors, will be entitled to vote on each matter submitted to a vote of stockholders at the meeting. Any stockholder of record attending the Annual Meeting may vote in person (even if she or he has voted over the Internet, by telephone or returned a completed proxy card). Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of stock held at the close of business on February 26, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Robert T. Garretson
Acting Corporate Secretary
March 9, 2018

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

IMPORTANT NOTICE: The proxy statement and 2017 annual report of United States Steel Corporation are available at www.proxyvote.com.

ADMISSION TO MEETING: Admission to the Annual Meeting will be limited to persons who: (i) (a) are listed on United States Steel Corporation's records as stockholders as of February 26, 2018 (the "record date"); or (b) bring documentation to the meeting that demonstrates their beneficial ownership of the Corporation's common stock through a broker, bank or other nominee as of the record date; and (ii) present a form of government-issued photo identification.

                           U. S. Steel Tower I 600 Grant Street I Pittsburgh, PA 15219

PROXY STATEMENT

MARCH 9, 2018

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of United States Steel Corporation to be used at the Annual Meeting of Stockholders to be held on Tuesday, April 24, 2018 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held at the U. S. Steel Tower, 600 Grant Street, thirty-third floor, Pittsburgh, PA 15219. This proxy statement is first being provided to our stockholders on or about March 9, 2018. Throughout this proxy statement, "U. S. Steel," the "Corporation," "we," "our," or "us" are intended to refer to United States Steel Corporation and its consolidated subsidiaries, unless specifically indicated otherwise. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement as recommended by the Board of Directors. You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card, or submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, "Questions and Answers About the Annual Meeting and Voting" beginning on page 60 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided under the heading, "Questions and Answers About the Annual Meeting and Voting."

On pages iv and 23, we refer to our 2017 adjusted EBITDA results and net debt. Adjusted EBITDA and net debt are non-GAAP measures. See the reconciliation to the corresponding GAAP measure set forth in Appendix A of this proxy statement.

    United States Steel Corporation   |  2018 Proxy Statement     |     ii

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more information regarding the Corporation's 2017 performance, please see the Compensation Discussion and Analysis section of this proxy statement and the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2017.

OVERVIEW OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2018 Annual Meeting of Stockholders:

Board Recommendation

Proposal 1. Election of Directors (page 1)	FOR each Director Nominee

Proposal 2. Advisory Vote to Approve Compensation of Certain Executive Officers (page 20)	FOR

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm (page 59)	FOR

CORPORATE GOVERNANCE (PAGE 9)

The Corporation is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Corporation. Our governance highlights include:

✓
Annual Election of each Director
✓
13 Directors (12 Independent)
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Independent Audit, Compensation & Organization, and Corporate Governance & Public Policy Committees
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Regular Executive Sessions of Independent Directors
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Risk Oversight by Full Board and Committees
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Annual Board and Committee Self-Evaluations
✓
Executive Compensation Driven by Pay-For-Performance Philosophy
✓
Market Standard Proxy Access Right
✓
Stock Ownership and Holding Guidelines for Directors and Executives
✓
Best in Class Compliance Commitment
✓
Annual Stockholder Engagement
✓
A robust Code of Ethical Business Conduct that is based on the Corporation's Gary Principles
✓
Ability of our Board and its committees, at their sole discretion, to hire independent advisers, including counsel, at the Corporation's expense
✓
Active Board refreshment approach with thoughtful intent to align director skills with company strategy

Commitment to Stockholder Engagement

The Board, as well as management, prioritizes constructive communication with our investors to learn about their views of the Corporation and our governance and compensation practices. In addition to the frequent communication our CEO and Investor Relations team has with our stockholders, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board and the Compensation & Organization Committee. We believe the strong support we've received for our proposals, including director elections and say-on-pay, over the last few years demonstrates our ability to decisively take action to incorporate our stockholders' perspectives in our programs.

In 2017, we continued our long-standing practice of engaging with our largest stockholders both during and outside of the proxy season. In each of the last two years, we've met with or held telephonic meetings with stockholders representing over 20% of our outstanding stock. In addition, some stockholders indicated they did not believe a call was necessary at the time. Our discussions with stockholders focused primarily on our business strategy and the alignment of our compensation program to our strategy and company performance. Some stockholders provided positive feedback on our enhanced disclosures pertaining to our Directors' skills, experience and expertise. We also discussed our ongoing sustainability initiatives in many of these conversations, which will help us as we focus on our sustainability reporting through 2019. Based on our recent meetings, we determined that our stockholders are supportive of our current corporate governance and compensation governance programs.

iii     |     United States Steel Corporation   |  2018 Proxy Statement

PROXY SUMMARY

2017 HIGHLIGHTS AND ACCOMPLISHMENTS (PAGE 23)

Earning the Right to Grow and Driving Sustainable Profitable Growth

We are focused on execution of a two-phased stockholder value creation strategy: (1) earn the right to grow, and (2) drive and sustain profitable growth. Earning the right to grow means delivering consistent, reliable EBITDA across the business cycle by achieving operational excellence through a focused effort by our talented workforce to deliver superior results in four business-critical areas: safety, quality, delivery, and cost. Driving and sustaining profitable growth means earning economic profit across the business cycle and above-average returns for long-term stockholders, which is enabled through stable, reliable facilities that produce innovative product and service solutions for discerning steel customers. Underlying both phases is our unwavering commitment to strengthen our balance sheet, with emphasis on cash flow, liquidity, and financial flexibility. We are on a mission to become an industry leader by striving to create a sustainable competitive advantage with a customer-centric focus on: delivering high-quality, on time value-added products; collaborating with customers to develop innovative solutions that address their most challenging needs, including new advanced high-strength steels to meet fuel efficiency and safety requirements for automotive customers and new premium connections for demanding applications of our energy customers in oil and gas drilling; generating economic profit through active participation in relevant markets; and creating and maintaining a competitive cost structure centered around operational flexibility.

Our successful navigation through the industry downturn in 2015 and 2016 better positioned us to benefit from improved industry conditions in 2017, although we continued to face challenges driven by uncertain geopolitical factors. We delivered significant improvement in our Tubular segment, and had continued success from our European operations. We recognized the need to accelerate our plans to revitalize our assets in our North American Flat-Rolled operations through a strategic investment program. The continued focus of our executive team and employees on our long-term strategic goals of improving our balance sheet, enhancing operating efficiency and reliability, and seeking robust enforcement of our trade laws, led to a successful year and helped move us another step closer to achieving sustainable profitability. We made good progress in 2017, and strive for greater achievement in the year ahead.

2017 Highlights and Accomplishments

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Implemented comprehensive safety program enhancements for employees and contractors, to help achieve our goal of a safe return home every day

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Out-performed the Bureau of Labor Statistics and AISI industry safety benchmarks in both OSHA Recordable Days and Days Away From Work

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Finished 2017 with adjusted EBITDA of $1.087 billion, more than double 2016 adjusted EBITDA; and with positive operating cash flow of $802 million

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Strong year-end liquidity of $3.350 billion, highest since 2001, including $1.553 billion of cash on hand, which supports our goal of maintaining a healthy balance sheet

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Reduced total debt by over $300 million, contributing to net debt reduction by 50% over the last three years and achieving lowest net debt since 2007

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Successfully completed a $750 million debt offering, providing for future financial flexibility
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Continued improvement in working capital by achieving cash conversion cycle time at industry leading performance, a 50% reduction over the last four years

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Made a $75 million voluntary contribution to our defined benefit pension plan, strengthening our pension plan as part of our liability management strategy, and adding to the over $400 million improvement in the funded status of our pension and other post-employment benefit plans from 2016 to 2017

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Improved customer experience by reducing quality claims by 9% in 2017, and implemented delivery improvement projects to achieve the highest service level in past four years

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Conducted first-ever company-wide employee inclusion survey

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Continue to lead the steel industry's efforts to strengthen and enforce trade laws against unfairly traded imports

    United States Steel Corporation   |  2018 Proxy Statement     |     iv

PROXY SUMMARY

KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES (PAGE 27)

The Compensation & Organization Committee (the "Committee"), which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

✓
Considers the results of the most recent say-on-pay advisory vote by stockholders and has implemented proactive communications with stockholders to gain input and feedback when making executive compensation decisions
✓
Undertakes a goal setting process that is used to arrive at rigorous short-term and long-term performance goals under our incentive plans that are aligned to key corporate strategic and financial goals
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Engages in and leads a robust CEO performance evaluation process
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Engages and consults with its own independent compensation consultant
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Has established formal selection criteria for the executive compensation and relative TSR peer groups and annually reviews peer group composition
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Annually reviews tally sheets analyzing executive compensation levels and structures, including amounts payable in various termination scenarios
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Annually reviews the risks associated with our compensation programs and has implemented various risk mitigating practices and policies, such as:

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  Targeting the majority of our executives' compensation in long-term performance based awards using multiple equity and cash vehicles

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  Implementing rigorous executive stock ownership and holding requirements

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  Utilizing multiple performance measures that focus on company-wide metrics and placing a cap on potential incentive payments
✓
Our Change in Control Severance Plan establishes a "double trigger," requiring participants to be terminated without "cause," or voluntarily "for good reason" following a change in control prior to receipt of any payment of severance benefits
✓
Maintains a "clawback" policy that applies to executive officers and provides for the recoupment of incentive awards under certain conditions in the event the Corporation's financial statements are restated
✓
Maintains Anti-Hedging and Pledging Policies that prohibit all employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in our stock price and prohibits executive officers and directors from pledging our stock as collateral for a loan or holding shares in a margin account
✓
Prohibits payment of tax gross-ups to any executives for any payments relating to a change in control

Asset revitalization and Innovation

In 2017 we announced a $2 billion strategic initiative to revitalize the assets in our North American Flat-Rolled segment. The program is focused on improving company critical assets to deliver 15-20% EBITDA returns over three to four years, through a consistent focus on improving safety, quality, delivery and cost. The Corporation views this program as essential to improving predictability and our ability to compete effectively in the industry. As we revitalize our assets, we expect to increase profitability, productivity, operational consistency, and reduce volatility.

In addition to investing in improvements of our leaders and current assets, we're also focused on the future by investing in our global workforce and the innovation that will create tomorrow's steel solutions today. We've continued our aggressive efforts around the development of the next generation of advanced high-strength steels (AHSS) for the automotive industry to solve its most pressing challenges. Years of work on AHSS technology culminated with the announcement in September 2017 of the commencement of construction of a new continuous galvanizing line at our PRO-TEC Coating Company joint venture that will feature proprietary technology developed in part by our company. We also launched a new proprietary semi-premium tubular connection – USS-EAGLE SFHTM and sold our first orders of USS-LIBERTY LDTM connections to meet the needs of our customers in the oil and gas industry and to position U. S. Steel as a stronger company by 2020.

v     |     United States Steel Corporation   |  2018 Proxy Statement

PROXY SUMMARY

Human Capital Management and our "Pivot to the People"

Success in achieving our long-term goal of top quartile performance in safety, quality, delivery and cost is fully dependent on the leadership, engagement and commitment of our employees. Over the next several years as we focus on improving our physical assets through significant asset revitalization investments, we must concurrently focus significant investments in our employees to ensure they have the skills and capabilities necessary to deliver our strategic business objectives. The goal of our human resources strategy is to ensure our human resources initiatives fully support our business objectives in a sustainable fashion throughout the business cycles we face.

Corporate Social Responsibility

Over 100 years ago, we adopted the Gary Principles. The Gary Principles were among the first Codes of Conduct adopted by a publicly traded company and continue to guide us today.

U. S. Steel knows that to be a good corporate citizen is not only the right thing to do, but also is essential to our success. We are more than a global leader in the steel industry; we are your friends, neighbors and community partners. Our employees live and work in the same communities as you. We breathe the same air, drink the same water and share the same hopes and dreams for our families.

Every employee who works in one of our facilities has the right to return home safely at the end of every day. We are working to eliminate all injuries and incidents at all of our locations because it is the right thing to do, but also because it improves productivity, quality, reliability and financial performance. By making safety and health a personal responsibility, our employees are making a daily commitment to follow safe work practices, look out for the safety of co-workers and ensure safe working conditions for everyone. We continue to enhance our safety practices for both employees and contractors, as we pursue our zero safety incident goal.

Ensuring the safety of the environment in which we work is equally important. We recognize that the earth is a shared and finite resource that we all must safeguard for generations to come. It is our commitment to sustainability that drives our operations to adopt management systems and best practices that foster continuous improvement in our processes, preserve vital resources and ensure the future of the industry. We have enhanced our disclosure of actions and results in this area on our website (www.ussteel.com/posts/environmental-stewardship), and plan to release a sustainability report more fully describing our efforts in 2018.

"We must never forget that our rights and interests are and should be subservient to the public welfare, that the rights and interests of the individual must always give way to those of the public." – Gary Principles

U. S. Steel Leads Fight Against Imports for the Domestic Industry and National Security

In 2017, U. S. Steel continued to lead the industry in efforts to address dumped and subsidized imports, as well as imports that threaten national security.

In April 2017, the U.S. Department of Commerce (DOC) initiated an investigation under Section 232 of the Trade Expansion Act of 1962 to determine the effects of steel imports on U.S. national security. U. S. Steel testified at the DOC public hearing and is actively advocating for a meaningful remedy to prevent further harm to the domestic steel industry that is critical to U.S. infrastructure, energy independence, national and economic security.

To address unfair import competition, U. S. Steel focused on maintaining and defending a total of approximately 100 antidumping (AD) and countervailing duty (CVD) orders on flat-rolled and tubular steel products on 26 countries through fierce advocacy before the DOC, the U.S. International Trade Commission (ITC), the Administration, Congress, U.S. Courts, the World Trade Organization, and in the public arena.

In addition to defending the 2016 AD/CVD orders on hot-rolled, cold-rolled, and corrosion-resistant steel, U. S. Steel has led efforts to maintain AD/CVD orders on tubular steel products.

In December 2017, in response to circumvention petitions filed by U. S. Steel and other domestic steel producers in September 2016, the DOC preliminarily found that imports of cold-rolled and corrosion-resistant steel made from Chinese substrate are covered by the AD/CVD orders on such imports from China, and imposed significant cash deposit requirements on U.S. imports of cold-rolled steel from Vietnam made from Chinese hot-rolled steel and U.S. imports of corrosion-resistant steel from Vietnam made from Chinese hot- or cold-rolled steel.

In 2018, U. S. Steel will continue to aggressively and strategically use U.S. trade laws to address unfair import competition.

    United States Steel Corporation   |  2018 Proxy Statement     |     vi

PROXY STATEMENT TABLE OF CONTENTS

PROXY SUMMARY			iii

Overview of Voting Matters	iii	2017 Highlights and Accomplishments	iv
Corporate Governance	iii	Key Executive Compensation Program Practices	v
PROPOSAL 1: ELECTION OF DIRECTORS			1

Snapshot of 2018 Director Nominees	3
CORPORATE GOVERNANCE			9

Governance Practices	9	Board Refreshment	11
Board Leadership Structure	10	Board Self-Assessments	12
Board's Role in Risk Oversight	11	Independence	12
Board Oversight of Strategy	11	Director Retirement Policy	13
Board Oversight of Succession Planning	11	Board Committees	13
DIRECTOR COMPENSATION			16

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS			17

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES			18

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS			18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE			18

CERTAIN LEGAL MATTERS			19

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS			19

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION			20

COMPENSATION & ORGANIZATION COMMITTEE REPORT			20

COMPENSATION DISCUSSION AND ANALYSIS			21

Executive Summary	21	The Compensation Process	36
Executive Compensation in Detail	28	Compensation Policies and Other Considerations	38

vii     |     United States Steel Corporation   |  2018 Proxy Statement

EXECUTIVE COMPENSATION TABLES			40

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL			48

Termination Scenarios	48	Termination and Change-in-Control Provisions	53
Potential Payments Upon Termination Tables	50
CEO PAY RATIO			57

AUDIT COMMITTEE REPORT			58

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM			59

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING			60

APPENDIX A – USE OF NON-GAAP FINANCIAL MEASURES			A-1

    United States Steel Corporation   |  2018 Proxy Statement     |     viii

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

At the 2018 Annual Meeting, ten directors are up for election for a one-year term. Each nominee will be elected to serve until our next annual meeting of stockholders. All of the nominees are presently members of the Board of Directors. The Board is recommending that all ten nominees be elected. John G. Drosdick will retire from the Board as of the expiration of his term at the 2018 Annual Meeting in accordance with our Director Retirement Policy, described on page 13. Additionally Mr. Stevens and Ms. McNeal decided not to stand for re-election.

Except in the case of contested elections, each director nominee is elected if a majority of the votes are cast for that director's election. The term "a majority of the votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" the director's election, with abstentions and broker non-votes not counted as votes cast either "for" or "against" the director's election. A "contested election" is one in which the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board until the director's successor is duly elected and qualified or until the director's earlier resignation or removal. Under our by-laws, in order for any incumbent director to become a nominee for election by the stockholders as a director, that director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of such offer of resignation by the Board of Directors, if the director fails to receive a majority of the votes cast in an election that is not a contested election. If an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance & Public Policy Committee, or such other independent committee designated by the Board of Directors, must make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of the incumbent director, or to take other action.

The Board of Directors must act on the offer of resignation, taking into account the committee's recommendation, within 90 days following certification of the election results. Each of the Corporate Governance & Public Policy Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider such factors and other information as it may consider appropriate and relevant to the circumstances.

A brief statement about the background and qualifications of each nominee is provided on the following pages. No director has a familial relationship to any other director, nominee for director or executive officer. The independence of Board members and other information related to the Board of Directors is described under the heading, "Corporate Governance – Independence" in this proxy statement. Mr. Sperling is the only nominee who has not been previously elected to the Board by our stockholders. His nomination was recommended by the Chairman of the Board after consultation with certain stakeholders.

If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board recommends a vote "FOR" the election of each nominee.

Selection of Director Nominees

The Corporate Governance & Public Policy Committee is responsible for identifying nominees for election to the Board. The Corporate Governance & Public Policy Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and stockholders.

As provided in its charter, the Corporate Governance & Public Policy Committee seeks candidates with experience and abilities relevant to serving as a director of the Corporation and who will represent the best interests of stockholders as a whole, and not any specific interest group or constituency.

The Corporate Governance & Public Policy Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. In evaluating the qualifications of director nominees, the Corporate Governance & Public Policy Committee considers factors including, but not limited to, the following:

Independence. Directors should neither have, nor appear to have, a conflict of interest that would impair the director's ability to represent the interests of all the Corporation's stakeholders and to fulfill the responsibilities of a director.

Commitment. Directors should be able to contribute the time necessary to be actively involved in the Board and its decision making and should be able and willing to prepare for and attend Board and committee meetings.

Diversity. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board represents diverse experience at various policy making and executive levels in business, government, education and in industries that are relevant to the Corporation's business operations. The Board considers the

    United States Steel Corporation   |  2018 Proxy Statement     |    1

Proposal 1: Election of Directors

term "diversity" to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity.

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

Knowledge. Directors should have a firm understanding of business strategy, corporate governance and board operations and other relevant business matters.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in critical core areas, including, but not limited to: accounting, compensation, finance,

government relations, legal, management, risk oversight and strategic planning.

These director qualification standards are evaluated by the Corporate Governance & Public Policy Committee each time a new candidate is considered for Board membership. The Corporate Governance & Public Policy Committee and the Board may take into account such other factors they consider to be relevant to the success of a publicly traded company operating in the steel industry. As part of the annual nomination process, the Corporate Governance & Public Policy Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 27, 2018, the Corporate Governance & Public Policy Committee determined that each Board member satisfied the director qualification standards and advised the Board that each of the director nominees listed under "Proposal 1: Election of Directors" was qualified to serve on the Board.

Stockholder Recommendations

The Corporate Governance & Public Policy Committee will consider director nominees recommended by stockholders. Notice of such recommendation should be sent in writing to the Chair of the Corporate Governance & Public Policy Committee, c/o the Corporate Secretary of United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219. The recommendation must include: (i) the candidate's name, address, occupation and share ownership; (ii) any other biographical information that will enable the Corporate Governance & Public Policy Committee to evaluate the candidate in light of the criteria described above; and (iii) information concerning any relationship between the candidate and the stockholder making the recommendation. The recommendation must also identify the writer as a stockholder of the Corporation and provide sufficient detail for the Corporate Governance & Public Policy Committee to consider the recommended individual's qualifications. The Corporate Governance & Public Policy Committee will evaluate the qualifications of candidates recommended by stockholders using the same criteria as used for other Board candidates.

Under the collective bargaining agreement with the United Steelworkers (the "USW"), the USW has the ability to recommend up to two individuals to be considered for Board membership. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USW must meet the criteria described above.

Director Nominees

For purposes of the upcoming annual meeting, the Corporate Governance & Public Policy Committee has recommended the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment.

It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each nominee's biographical information includes a description of the director's experience, qualifications, attributes and skills that qualify him or her to serve on the Board.

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Proposal 1: Election of Directors

    United States Steel Corporation   |  2018 Proxy Statement     |     3

Proposal 1: Election of Directors

The Board of Directors recommends a vote "FOR" the election of each of the following 2018 Director Nominees for a one-year term:

David B. Burritt earned a bachelor's degree in accounting from Bradley University and received a master's degree in business administration from the University of Illinois in Champaign. Mr. Burritt joined the Corporation in September 2013 to serve as executive vice president and chief financial officer with responsibility for all aspects of the Corporation's strategic and financial matters. In January 2015, he added executive leadership of U. S. Steel's North American Flat-Rolled commercial entities and corporate support services to his responsibilities. In February 2017, he was elected president and chief operating officer with executive responsibility for all aspects of the Corporation's day-to-day business in the United States and Central Europe, and was named President & Chief Executive Officer in May 2017. Prior to joining U. S. Steel, Mr. Burritt, served as chief financial officer at Caterpillar Inc., retiring from that position in 2010. During more than 32 years with Caterpillar, Mr. Burritt helped lead several important transformations and employee development initiatives at the company, including his role as business measurements manager to support Caterpillar's reorganization into accountable business units, his role as corporate champion for the company-wide 6 Sigma deployment, and his leadership role that helped Caterpillar effectively navigate the financial crisis and related recovery.

Particular experience, attributes or skills that qualify candidate for Board membership: As the Chief Executive Officer, Mr. Burritt is responsible for all of the business and corporate affairs of U. S. Steel. His understanding of complex financial and operational issues is crucial to the Corporation's strategic planning and operational success. As the only employee-director on the Board, Mr. Burritt is able to provide the Board with an "insider's view" of what is happening in all facets of the Corporation. He shares not only his vision for the Corporation, but also his hands-on experience as a result of his daily management of the Corporation and constant communication with employees at all levels. His insider's perspective provides the Board with invaluable information necessary to direct the business and affairs of the Corporation.

Patricia Diaz Dennis graduated from the University of California Los Angeles and received her law degree from the Loyola Law School of Loyola Marymount University. Ms. Dennis has held three Senate-confirmed federal government appointments. Former President Ronald Reagan named her to the National Labor Relations Board in 1983 and appointed her as a commissioner of the Federal Communications Commission three years later. After becoming partner and head of the communications section of Jones, Day, Reavis & Pogue, Ms. Dennis returned to public service in 1992 when former President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. Ms. Dennis served in a variety of executive positions with SBC Communications, Inc., which later became AT&T, including General Counsel and Secretary of SBC West from May 2002 until August 2004 and Senior Vice President and Assistant General Counsel of AT&T from 2004 to 2008. Ms. Dennis currently serves on the board of Entravision Communication Corporation, and previously served on the board of Massachusetts Mutual Life Insurance Company. She also is a trustee of the NHP Foundation and a member of the Advisory Board for LBJ Family Wealth Advisors.

Particular experience, attributes or skills that qualify candidate for Board membership: Ms. Dennis' legal expertise and federal government public service contribute to her skills in the areas of risk management, compliance, internal controls, and legislative and administrative issues. Additionally, her National Labor Relations Board experience brings significant union relations insight and expertise to the Board. These factors, along with her long record of demonstrated executive leadership and integrity, provide valued insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Ms. Dennis' experience on the board of directors of a large insurance firm also demonstrates her knowledge of complex financial and operational issues. Ms. Dennis' appointments to three federal government positions provide her with unique insight with respect to regulatory and public policy matters, both of which strengthen the Board's collective knowledge, capabilities and experience.

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Proposal 1: Election of Directors

2018 Director Nominees – continued

Dan O. Dinges graduated from The University of Texas with a Bachelor of Business Administration degree in Petroleum Land Management. Mr. Dinges began his career with Mobil Oil Corporation in 1978. From 1981 to 2001, Mr. Dinges worked in a variety of management positions with Samedan Oil Corporation, a subsidiary of Noble Affiliates, Inc. (now Noble Energy Inc.). In September 2001, Mr. Dinges joined Cabot Oil & Gas Corporation as its President and Chief Operating Officer, and assumed his current position as Chairman, President and Chief Executive Officer in May 2002. Mr. Dinges serves on the board of directors of the American Petroleum Institute, Spitzer Industries, Inc., the American Exploration & Production Council, the Foundation for Energy Education, Houston Methodist Hospital Research Institute, Boy Scouts of America, and Palmer Drug Abuse Program. Mr. Dinges previously served on the board of directors of Lone Star Technologies, Inc. Mr. Dinges is also a member of the All-American Wildcatters Association and serves on the executive committee of the Kay Bailey Hutchinson Center for Energy, Law and Business at The University of Texas at Austin.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Dinges has substantive experience in managing and overseeing strategic and operational matters as a result of his service as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation. Mr. Dinges also possesses knowledge of and insight into the steel industry through his prior service as a director of Lone Star Technologies, Inc. In addition, he provides the Board with an insightful perspective regarding the energy industry which is an important supplier to, and customer of, the Corporation. Mr. Dinges' experience as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation demonstrates his leadership capability and general business acumen.

John J. Engel graduated from Villanova University in 1984 with a Bachelor of Science degree in mechanical engineering. He received his Master of Business Administration from the University of Rochester in 1991. Mr. Engel has served as Chairman, President and Chief Executive Officer of WESCO International, Inc. since 2011. Previously, at WESCO International, Inc., Mr. Engel served as President and Chief Executive Officer from 2009 to 2011, and Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company. Mr. Engel is a member of the Business Roundtable and the Business Council, and is a member of the board of directors of the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: As a result of his service as Chairman, President and Chief Executive Officer of WESCO International, Inc. and working in a diverse range of industries, Mr. Engel has skills and valuable experience managing the significant operational and financial issues that the Corporation is likely to face. Further, Mr. Engel's demonstrated business acumen, strategic planning and risk oversight experience makes him a valued member of our Board.

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Proposal 1: Election of Directors

2018 Director Nominees – continued

Murry S. Gerber received a Bachelor's degree in geology from Augustana College and a Master's degree in geology from the University of Illinois. From 1979 to 1998, Mr. Gerber served in a series of technical and management positions with Shell Oil Company, including Chief Executive Officer of Coral Energy, L.P. (now Shell Trading North America) from 1995 to 1998. Mr. Gerber served as Chief Executive Officer and President of EQT Corporation from June 1998 through February 2007; Chairman and Chief Executive Officer from May 2000 through April 2010; and Executive Chairman from April 2010 until May 2011. Mr. Gerber is also a member of the boards of directors of BlackRock, Inc. and Halliburton Company.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Gerber has valuable experience in overseeing various managerial, financial and operational issues that face a publicly held company as a result of his service as Chairman and Chief Executive Officer of EQT Corporation. Mr. Gerber also provides the Board with knowledge and insight regarding the energy industry, an important supplier to, and customer of, the Corporation. Mr. Gerber's experience on the boards of directors of publicly held companies demonstrates his knowledge of complex strategic financial and operations matters.

Stephen J. Girsky received a Bachelor of Science degree in mathematics from the University of California at Los Angeles and a Master of Business Administration from the Harvard Business School. Mr. Girsky is Managing Partner of VectoIQ, an independent advisory firm based in New York, where he applied more than 30 years of experience working with senior corporate and board executives, labor leaders, OEM leaders, suppliers and dealers, and national and local policy makers. Mr. Girsky served in a number of capacities at General Motors from November 2009 until July 2014, including GM Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, Global Research & Development and Global Purchasing and Supply Chain. Mr. Girsky served as Chairman of the Adam Opel AG Supervisory Board and was President of GM Europe for a period of time. Mr. Girsky is a director at Brookfield Business Partners, Drive.ai, and Valens Semiconductor Ltd. He served on the General Motors Board of Directors following its emergence from bankruptcy in June 2009 until June 2016. He also served as the lead director of Dana Holdings Corp. from 2008 to 2009. Mr. Girsky has also served as president of Centerbridge Industrial Partners, an affiliate of Centerbridge Partners, LP, and a multibillion dollar investment fund. Prior to Centerbridge, he was a special advisor to the CEO and CFO of General Motors Corporation from August 2005 to June 2006.

In total, Mr. Girsky has more than 25 years of automotive experience, including serving as managing director at Morgan Stanley and as senior analyst of the Morgan Stanley Global Automotive and Auto Parts Research Team. Prior to joining Morgan Stanley, he was managing director of PaineWebber's Automotive Group and worked as an analyst on the overseas financial staff of GM.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Girsky's career at GM provided him with extensive experience in global corporate strategy, product development, program management, research and development and business leadership. Mr. Girsky also brings to the Board expertise related to the automotive industry, finance, market and risk analysis, and labor relations which add valuable insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Girsky's service on the board of directors of a Fortune 100 company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

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Proposal 1: Election of Directors

2018 Director Nominees – continued

Paul A. Mascarenas received a degree in mechanical engineering from University of London, King's College in England and in June 2013, received an honorary doctorate degree from Chongqing University in China. Mr. Mascarenas served as President and Chairman of the Executive Board of FISITA (Fédération Internationale des Sociétés d'Ingénieurs des Techniques de l'Automobile) from 2014 to 2016. Previously, Mr. Mascarenas worked for 32 years at Ford Motor Company, holding various development and engineering positions, and most recently serving as Chief Technical Officer and Vice President, leading Ford's worldwide research organization, overseeing the development and implementation of the company's technology strategy and plans. Mr. Mascarenas is a fellow of the Institution of Mechanical Engineers, and a fellow of the Society of Automotive Engineers. He served as general chairperson for the 2010 SAE World Congress and Convergence and has served on the FISITA board since 2012. Mr. Mascarenas also currently serves on the board of directors at ON Semiconductor, and is a Special Venture Partner with Fontinalis Partners. In 2015, he was awarded an Order of the British Empire (OBE) by Her Majesty, Queen Elizabeth II, for his services to the automotive industry.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Mascarenas' long career at Ford provided him with extensive experience in product development, program management and business leadership, as well as experience working in an international forum. Mr. Mascarenas also brings to the Board insight and expertise related to the automotive industry. This experience, along with Mr. Mascarenas' record of demonstrated executive leadership, enables him to provide valued insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Mascarenas' service on the board of directors of a Fortune 1000 semiconductors supplier company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Eugene B. Sperling graduated from the University of Minnesota and Yale Law School and attended Wharton Business School at the University of Pennsylvania. He currently heads Sperling Economic Strategies, which advises financial companies, start-ups, Fortune 500 companies and philanthropies, and is a contributing editor for The Atlantic.

Mr. Sperling served as Director of the National Economic Council (NEC) and Assistant to the President for Economic Policy in the White House under President Clinton from 1997 to 2001 and under President Obama from 2011 to 2014, the first individual to hold both positions under two presidents. As NEC Director, he coordinated economic policy development among the economic cabinet members. While serving in this role, he was influential in fiscal negotiations, passage of the payroll and low-income tax cuts, the Small Business Jobs Act and formation of the American Jobs Act. He spearheaded the Manufacturing Innovation Hubs initiative and the renewal of the Advanced Manufacturing Partnership. Mr. Sperling was co-chair of the first White House Manufacturing Council and helped launch the Select USA initiative.

Mr. Sperling also served as counselor to Treasury Secretary Timothy Geithner at the U.S. Department of the Treasury and as a member of the President's Auto Task Force. He was the founder and director, from 2002 to 2008, of the Center for Universal Education, which specializes in education for girls and boys in developing and conflict-impacted nations. Mr. Sperling currently serves on the board of directors of Ripple Labs.

Particular experience, attributes or skills that qualify candidate for Board membership: Stemming from his vast experience in government, Mr. Sperling brings to the Board valuable experience in public policy, economic policy, governmental affairs, and governance. He also provides the Board with knowledge and insight regarding market and risk analysis, manufacturing and innovation, the automotive industry, and labor relations, which add valuable insight and perspective to Board deliberations.

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Proposal 1: Election of Directors

2018 Director Nominees – continued

David S. Sutherland earned a Bachelor of Commerce degree from the University of Saskatchewan and a Master of Business Administration from the University of Pittsburgh's Katz Graduate School of Business. Mr. Sutherland retired as President and Chief Executive Officer of the former IPSCO, Inc., a leading North American steel producer, in July 2007 after spending 30 years with the company and more than five as President and Chief Executive Officer. Mr. Sutherland became the independent Chairman of the Board of U. S. Steel on January 1, 2014. Mr. Sutherland is a director of GATX Corporation and Imperial Oil, Ltd. Mr. Sutherland is a former chairman of the American Iron and Steel Institute and served as a member of the boards of directors of IPSCO, Inc., the Steel Manufacturers Association, the International Iron and Steel Institute, the Canadian Steel Producers Association and the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: By virtue of his diverse background and experience, Mr. Sutherland has an extraordinarily broad and deep knowledge of the steel industry. As a former Chief Executive Officer, Mr. Sutherland understands the issues facing executive management of a major corporation. His prior experiences enable him to provide the Board with valuable insights on a broad range of business, social and governance issues that are relevant to large corporations.

Vice Admiral Tracey holds a Bachelor of Arts degree in Mathematics from the College of New Rochelle and a Master of Science in Operations Research and Systems Analysis from the Naval Postgraduate School. From 1970 to 2004, Vice Admiral Tracey served in increasingly responsible operational and staff positions with the United States Navy, including Chief of Naval Education and Training from 1996 to 1998, Deputy Assistant Secretary of Defense (Military Personnel Policy) from 1998 to 2001, and Director, Navy Headquarters Staff from 2001 to 2004. Vice Admiral Tracey served as a consultant on decision governance processes to the United States Navy from 2004 to 2005 and to the Department of Defense from 2005 to 2006. She took a position as a Client Industry Executive for business development and performance improvement with Electronic Data System Corporation in 2006. Hewlett Packard Co. acquired Electronic Data Systems Corporation in August 2008. Vice Admiral Tracey left her position as Vice President, Homeland Security and Defense Services with HP Enterprise Services in October 2016. She also serves on the board of trustees of Norwich University and the Board of Armed Forces Benefits Association. She currently consults with US Public Sector, a division of DXC Technology.

Particular experience, attributes or skills that qualify candidate for Board membership: As a result of her military service, Vice Admiral Tracey has valuable experience in governmental affairs, human resources, organizational and workforce development, occupational safety and environment compliance, and governance. She also provides the Board with knowledge and insight regarding information technology and information security and also brings experience in planning large-scale transformation, and in executing multi-year turnarounds.

8     |     United States Steel Corporation   |  2018 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at U. S. Steel, embraced by the Board of Directors, management, and all employees. The Corporation has a long and rich tradition relating to corporate governance and public company disclosure, including being one of the first publicly traded companies in United States history to hold an annual meeting of stockholders and to publish an annual report.

In this section, we describe some of our key governance policies and practices.

GOVERNANCE PRACTICES

U. S. Steel is committed to maintaining the highest standards of corporate governance and ethical conduct, which we believe are essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Corporation, its stockholders and its customers. Our governance framework gives our highly-experienced directors the structure necessary to provide oversight, advice and counsel to U. S. Steel. The Board's responsibilities include, but are not limited to:

•
overseeing the management of our business and the assessment of our business risks;

•
overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with laws and ethical principles;

•
reviewing and approving our major financial objectives and strategic and operating plans;

•
overseeing our talent management and succession planning for the CEO and other key executives; and

•
establishing an effective governance structure, including appropriate board composition and planning for board succession.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management as appropriate. U. S. Steel expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Corporation's stockholders. During the fiscal year ended December 31, 2017, the Board held 10 meetings and numerous interim conference calls. All of the directors attended in excess of 75% of the meetings of the Board and the committees on which they served. All of the then-serving directors attended the 2017 Annual Meeting of Stockholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties. The Board regularly reviews the Corporation's governance policies and practices, which are responsive to stockholder feedback. These principles are outlined in our Corporate Governance Principles, which, in conjunction with our certificate of incorporation, by-laws, Board committee charters and related policies, form the framework for the effective governance of the Corporation.

The full text of the Corporate Governance Principles, by-laws, the charters for each of the Board committees, and the Corporation's Code of Ethical Business Conduct are available on the Corporation's website, www.ussteel.com. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary
United States Steel Corporation
600 Grant Street, Suite 1500
Pittsburgh, PA 15219

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Corporate Governance

Corporate Governance At A Glance

Leadership Structure

•

Our Chairman is independent. He interacts closely with our Chief Executive Officer

•

The independent Board members elect our Chairman annually. Among other duties, our Chairman leads executive sessions of the independent directors to discuss certain matters without management present

Board Composition	• Currently, the Board has fixed the number of directors at 13* • The board regularly assesses its performance through Board and committee self-evaluations

Board Independence	• 12 out of 13 of our directors are independent* • Our CEO is the only management director

Board Committees

•

We have four Board committees – Executive, Audit, Corporate Governance & Public Policy, and Compensation & Organization

•

With the exception of the Executive Committee (our Chairman, Committee Chairs and CEO serve on this committee), all other committees are composed entirely of independent directors

Management Succession Planning

•

The Board actively monitors our succession planning and people development and receives regular updates on employee engagement, diversity and retention matters

•

At least twice per year, the Board reviews senior management succession and development plans

Director Stock Ownership	• Our directors are required to receive at least half of their annual retainer in shares of our common stock – and must hold these shares during their entire tenure on the Board

Risk Oversight

•

Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks.

•

Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks

Accountability to Stockholders

•

We use majority voting in uncontested director elections

•

We have annual election of directors

•

We implemented a "3-3-20" proxy access by-law provision which enables our stockholders to nominate directors and have their eligible nominees included in the proxy statement with our nominees

•

We actively reach out to our stockholders through our engagement program

•

Stockholders can contact our Board, our Chairman or management by regular mail

*
Following the 2018 Annual Meeting, the Board will have 10 members, 9 of which are independent.

BOARD LEADERSHIP STRUCTURE

The Board regularly considers the appropriate leadership structure for the Corporation. It has concluded that the Corporation and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the Chairman of the Board should be an independent director. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Corporation, taking into account the needs of the Corporation at that time. Due to the high level of transition in the Corporation's executive leadership and the dynamic business environment in 2013 and 2014, the Board chose to implement a non-executive, independent Chairman role in January 2014 to allow the Chief Executive Officer to strategically focus on the associated business challenges. David S. Sutherland currently serves as the independent Chairman of the Board.

If the Chairman of the Board is not independent, the independent directors annually elect from among themselves a Lead Director. If the Chairman of the Board is independent, the Chairman's duties also include the duties of the Lead Director. The duties of the Lead Director are as follows:

•
chair executive sessions of the non-employee directors;

•
serve as a liaison between the Chief Executive Officer and the independent directors;

•
approve Board meeting agendas and, in consultation with the Chief Executive Officer and the independent directors, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•
approve the type of information to be provided to directors for Board meetings;

•
be available for consultation and direct communication with the Corporation's stockholders;

•
call meetings of the independent directors when necessary and appropriate; and

•
perform other duties as the Board may from time to time designate.

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Corporate Governance

BOARD'S ROLE IN RISK OVERSIGHT

Pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Corporation's policies with respect to the assessment of risks and risk management, including the following:

•
the guidelines and policies that govern the process by which the assessment and management of the Corporation's exposure to risk are handled by senior management; and

•
the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures.

The Corporation's Internal Audit group provides regular reports to the Audit Committee on the results of various internal audit projects and provides recommendations for the enhancement of operational functions in order to reduce certain risks. Although the Audit Committee has primary responsibility for overseeing risk management, each of our other Board committees also considers the risks within their specific areas of responsibility. For example, the charter of the Compensation & Organization Committee gives it responsibility for assessing whether the Corporation's compensation and organization policies and practices for executives and non-executives are reasonably likely to create a risk that could have a material adverse effect on the Corporation. Pursuant to its charter, the Corporate Governance & Public Policy Committee considers the risks associated with legislative, regulatory and public policy issues affecting the Corporation's businesses and operations. Each committee regularly reports to the full Board on its respective activities, including, when appropriate, those activities related to risk assessment and risk management oversight.

The Board, as a whole, also considers risk assessment and risk management. For example, the Board annually reviews the Corporation's strategic plan which includes a review of risks related to: safety, environmental, operating and competitive matters; political and regulatory issues; employee and labor issues; and financial results and projections. Management regularly provides updates to the Board related to legal and compliance risks and cyber-security matters.

The Chief Risk Officer is responsible for the Corporation's financial and business risk management, including the assessment, analysis and monitoring of business risk and opportunities and the identification of strategies for managing risk. The Chief Risk Officer provides regular reports to the Audit Committee and Board of Directors on these matters.

The Corporation believes that its leadership structure, as described above, supports the Board's role in risk oversight.

BOARD OVERSIGHT OF STRATEGY

A primary responsibility of our Board is oversight of our business strategy. At each regular Board meeting throughout the year, our Board reviews our strategy, operating plans, and overall financial performance, and progress on each, and provides significant guidance and feedback. In addition, at least one multi-day meeting each year is dedicated to focus on our long-term strategic planning. The Board also devotes significant time to reviewing our capital allocation strategy. Annually, our Board reviews and approves our capital authorization and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence, drive business growth and generate strong returns. Our capital allocation is aligned to support our strategic priorities, with a focus on preserving a strong balance sheet, a strong liquidity profile and financial flexibility. To oversee management's performance in executing our strategy, the Board receives regular updates and actively engages in dialogue with our executive management team. Members of our Board also periodically visit our facilities to monitor the execution of our strategy in our business units, and to assess areas for improvement or potential risk.

BOARD OVERSIGHT OF SUCCESSION PLANNING

Our Board and management consider succession planning and professional development to be an integral part of the Corporation's long-term strategy. The Compensation & Organization Committee is responsible for monitoring our management succession and development plans and receives regular updates on employee engagement, diversity and retention matters, which are reported to the full Board. At least twice annually, our full Board reviews senior management succession and development plans with our CEO. Our CEO then presents to the independent directors his evaluations and recommendation of future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. The Board also reviews and discusses development plans for individuals identified as high-potential candidates for senior leadership positions.

BOARD REFRESHMENT

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. Our Corporate Governance & Public Policy Committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates through a thoughtful evaluation, supported by its outside consultants, the committee is focused on aligning the skills, experience and characteristics of our Board with the strategic development of the company. Among other things, the members aim to strike a balance between the knowledge that comes from longer-term service on the Board with the fresh insights that can come from

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Corporate Governance

adding new members to the Board. The following shows our board refreshment process:

Identification of Candidates

The Corporate Governance & Public Policy Committee reviews candidates identified by an independent search firm or recommended by our directors, officers or stockholders, taking into consideration the qualifications and requirements outlined in our Corporate Governance Principles, as well as the skills and experience already represented on the Board.

Assessment and Interviews

The committee seeks input from other Board members and senior management to evaluate nominees for director and interviews appropriate candidates to confirm their qualifications, interest and availability for Board service.

Nomination and Election

Upon a recommendation from the Corporate Governance & Public Policy Committee, the Board determines whether to elect a director candidate and optimal committee placement.

Onboarding

We conduct a comprehensive onboarding process for new directors, including site visits, to provide an understanding of our business, opportunities and challenges.

BOARD SELF-ASSESSMENTS

Each year, the Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Our Board's self-evaluation is facilitated by a wide range of questions related to topics including operations, composition of the board, responsibilities, governing documents and resources. The Board evaluation also includes an assessment of whether the Board (i) has the appropriate mix of skills, experience and other characteristics, including those described earlier, and (ii) is made up of a sufficiently diverse group of people. The process is designed and overseen by the Corporate Governance & Public Policy Committee, and the results of the evaluations are discussed by the full Board.

Each standing committee, other than the Executive Committee, annually reviews its own performance and reports the results and any recommendations to the Board.

INDEPENDENCE

The following non-employee directors are independent within the definitions of independence of both the New York Stock Exchange (NYSE) listing standards and the U.S. Securities and Exchange Commission (SEC) standards for Audit Committee members: Patricia Diaz Dennis, Dan O. Dinges, John G. Drosdick, John J. Engel, Murry S. Gerber, Stephen J. Girsky, Paul A. Mascarenas, Glenda G. McNeal, Eugene B. Sperling, Robert J. Stevens, David S. Sutherland and Patricia A. Tracey. The Corporation has incorporated the NYSE and SEC independence standards into its own categorical standards for independence. The Board has affirmatively determined that none of the directors or nominees for director, other than Mr. Burritt, has a material relationship with the Corporation. The Board made such determination based on all relevant facts and circumstances.

In making its determination of director independence, the Board of Directors considered the fact that U. S. Steel purchased certain goods and services from WESCO International, Inc. (WESCO) in 2017. Mr. Engel is the Chairman, President and Chief Executive Officer of WESCO. The Board determined that Mr. Engel did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business. In addition, the value of materials purchased by U. S. Steel in 2017 was less than 2% of WESCO's annual gross revenues. As a result, the Board concluded that these transactions would not affect Mr. Engel's independence.

Additionally, the Board considered the fact that U. S. Steel indirectly sold products to Cabot Oil & Gas Corporation ("Cabot") in 2017. Mr. Dinges is the Chairman, President and Chief Executive Officer of Cabot. The Board determined that Mr. Dinges did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business, and that the products sold by U. S. Steel were less than 2% of Cabot's annual gross revenues. Accordingly, the Board concluded that these transactions would not affect Mr. Dinges' independence.

The Board affirmatively determined that each member of the Audit Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (ii) was not an affiliated person of the Corporation or any of its subsidiaries, and therefore (iii) satisfied the NYSE's enhanced independence standards for audit committee members.

The Board also determined that: (i) no member of the Compensation & Organization Committee has a relationship to the Corporation which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, and (ii) each member of the Compensation & Organization Committee therefore satisfies the independence requirements of NYSE listing standards.

12     |     United States Steel Corporation   |  2018 Proxy Statement

Corporate Governance

DIRECTOR RETIREMENT POLICY

Our Corporate Governance Principles require any non-employee director to retire at the first annual meeting of stockholders after he or she reaches the age of 74. However, the Board may grant exceptions to this policy on a case-by-case basis.

Each employee director must retire from the Board when he or she ceases to be an executive officer of the Corporation, except that the Chief Executive Officer may remain on the Board after retirement as an employee, at the Board's request, through the last day of the month in which he or she turns 70.

Our Corporate Governance Principles also provide that directors who undergo a significant change in their business or professional careers shall volunteer to resign from the Board.

At the 2018 Annual Meeting of Stockholders, Mr. Drosdick's term will expire and he will retire from the Board pursuant to the mandatory director retirement policy.

BOARD COMMITTEES

Under our by-laws and the general corporation law of the State of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The non-employee directors hold regularly scheduled executive sessions without management. The directors spend considerable time preparing for Board and committee meetings.

The Board has three principal committees, each of which is comprised exclusively of independent directors: (i) the Audit Committee; (ii) the Compensation & Organization Committee; and (iii) the Corporate Governance & Public Policy Committee.

Each of the principal committees has a written charter adopted by the Board, which are available on the

Corporation's website (www.ussteel.com). The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends. The Board also has an Executive Committee that acts on, and reports to the Board on, matters that arise between Board meetings.

Each principal committee is required to have at least three members, each of whom is considered independent. Each of the principal committee charters require the committee to perform a self-evaluation and review its charter annually. Each committee may in its sole discretion, retain or obtain the advice of outside advisers, including any consultant, independent legal counsel or other adviser, at the Corporation's expense to assist the committee in fulfilling its duties and responsibilities.

The table below shows the current committee memberships of our directors:

Director	Audit Committee	Compensation & Organization Committee	Corporate Governance & Public Policy Committee	Executive Committee

David B. Burritt				X

Patricia Diaz Dennis		X	X

Dan O. Dinges		C		X

John G. Drosdick		X

John J. Engel	C			X

Murry S. Gerber	X	X

Stephen J. Girsky	X		X

Paul A. Mascarenas	X		X

Glenda G. McNeal	X		X

Eugene B. Sperling	X		X

David S. Sutherland*				X

Robert J. Stevens		X	X

Patricia A. Tracey		X	C	X

TOTAL MEETINGS HELD:	5	6	5

C = Committee Chair.

*Chairman of the Board.

    United States Steel Corporation   |  2018 Proxy Statement     |     13

Corporate Governance

Audit Committee

Pursuant to its charter, the Audit Committee's duties and responsibilities include:

•
reviewing and discussing with management and the independent registered public accounting firm matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;

•
reviewing and discussing with management and the independent registered public accounting firm matters related to the Corporation's internal controls over financial reporting;

•
reviewing the responsibilities, staffing and performance of the Corporation's internal audit function;

•
reviewing issues that arise with respect to the Corporation's compliance with legal or regulatory requirements and corporate policies dealing with business conduct;

•
being directly responsible for the appointment (subject to stockholder ratification), compensation, retention, and oversight of the work of the Corporation's independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and

•
discussing policies with respect to risk assessment and risk management.

The Audit Committee annually requests PriceWaterhouseCoopers LLP (PwC) to prepare a self-assessment utilizing the Center for Audit Quality, External Auditor Assessment Tool. This best practice assists the Audit Committee in its oversight role and annual evaluation of PwC to assess the quality of the audit and to recommend the retention of PwC. Based on this assessment, we believe the quality of PwC's services, communication and interaction with the Audit Committee is of a high standard.

The charter also requires the Audit Committee to be comprised of at least three directors, each of whom is financially literate, and at least one of whom must have accounting or related financial management expertise. Under the charter, no director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committees of more than two other publicly traded companies. The Board has determined that John J. Engel, the Committee's chairman, Murry S. Gerber and Stephen J. Girsky meet the SEC's definition of audit committee financial expert.

Compensation & Organization Committee

Pursuant to its charter, the Compensation & Organization Committee's duties and responsibilities include:

•
determining and approving, with the Board, the CEO's compensation level based on the evaluation of the CEO's performance;

•
approving the compensation of the "executive officers" of the Corporation as defined under Section 16 of the Securities Exchange Act of 1934;

•
reviewing the Corporation's executive management succession plans annually with the Board;

•
administering the plans and programs under which short-term and long-term incentives are awarded to executive officers and approving such awards;

•
assessing whether the Corporation's compensation and organization policies and practices are reasonably likely to create a risk that could have a material adverse effect on the Corporation;

•
considering the most recent stockholder advisory vote on executive compensation in connection with determining executive compensation policies and decisions;

•
reviewing with management and recommending to the Board the Compensation Discussion and Analysis (CD&A) section of the proxy statement and producing the committee report for inclusion in the proxy statement; and
•
adopting and amending certain employee benefit plans and designating participants therein.

The Compensation & Organization Committee has retained Pay Governance, LLC as its consultant to assist it in evaluating executive compensation. The consultant reports directly to the Compensation & Organization Committee. The Compensation & Organization Committee retains sole authority to hire the consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. A representative of the consultant attended all in-person meetings of the Compensation & Organization Committee in 2017.

The consultant provides various executive compensation services to the Compensation & Organization Committee, which generally include advising the Compensation & Organization Committee on the principal aspects of our executive compensation program and changing industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

During 2017, the consultant performed the following specific services:

•
provided presentations on executive compensation trends, and best practices and recent developments;

14     |    United States Steel Corporation   |  2018 Proxy Statement

Corporate Governance
•
prepared competitive assessments by position for each element of compensation and for compensation in the aggregate;

•
reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement;

•
reviewed the peer group used for compensation benchmarking purposes and recommended changes, if appropriate; and

•
attended executive sessions of the Compensation & Organization Committee.

The consultant provided no services to management during 2017.

The Compensation & Organization Committee has assessed the independence of the consultant pursuant to the NYSE listing standards and SEC rules and concluded that no conflict of interest exists that would prevent the consultant from serving as an independent consultant to the Compensation & Organization Committee.

The Compensation & Organization Committee also obtains input from the CEO with regard to compensation for other executives.

Our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for all of our executive officers, including the other named executive officers (other than himself). These recommendations are based upon his assessment of each executive officer's performance, the performance of the individual's respective business or function, and employee retention considerations. The Compensation & Organization Committee reviews the CEO's recommendations and approves any compensation changes affecting our Section 16 executive officers.

Committee agendas are established in consultation among management, the Committee chair and the Compensation & Organization Committee's independent compensation consultant. The Compensation & Organization Committee meets in executive session without management for at least a portion of each regular meeting.

In 2017, the Compensation & Organization Committee considered reports and analysis that it had requested of management and its independent consultant concerning risks associated with the Corporation's compensation and organization policies and practices.

Corporate Governance & Public Policy Committee

The Corporate Governance & Public Policy Committee serves as the Corporation's governance and nominating committee. Pursuant to its charter, the duties and responsibilities of this committee include:

•
Identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•
making recommendations to the Board concerning the appropriate size and composition of the Board and its committees;

•
making recommendations to the Board concerning the compensation of non-employee directors;

•
recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles annually and recommending appropriate changes to the Board;

•
reviewing relationships with, and communications to and from, the investment community, including the Corporation's stockholders;
•
reviewing matters and discussing risk relating to legislative, regulatory and public policy issues affecting the Corporation's businesses and operations;

•
reviewing public policy issues likely to be of interest to various stakeholders of the Corporation, including employee health and safety, environmental, energy and trade matters;

•
reviewing and approving codes of conduct applicable to employees and principal operating units; and

•
assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Corporate Governance & Public Policy Committee's charter gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

    United States Steel Corporation   |  2018 Proxy Statement     |    15

Director Compensation

DIRECTOR COMPENSATION

Our Corporate Governance Principles provide that each non-employee director shall be paid compensation as the Board may determine from time to time. Directors who are employees of U. S. Steel receive no compensation for their service on the Board.

The objective of U. S. Steel's director compensation programs is to enable the Corporation to attract and retain as directors individuals of substantial accomplishment with demonstrated leadership capabilities. In order to align the interests of directors with the interests of stockholders, our non-employee directors participate in the Deferred Compensation Program for Non-Employee Directors and the Non-Employee Director Stock Program, each of which is described below.

For 2017, non-employee directors were paid an annual retainer fee of $240,000. Committee Chairs and the Chairman of the Board were paid an additional annual fee of $20,000 and $50,000, respectively. No meeting fees or committee membership fees are paid.

Under our Deferred Compensation Program for Non-Employee Directors, each non-employee director is required to defer at least 50% of his or her retainer in the form of Common Stock Units and may elect to defer up to 100%. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account.

Under our Non-Employee Director Stock Program, upon joining our Board, each non-employee director is eligible to receive a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.

The Corporate Governance & Public Policy Committee reviews and sets director compensation on an annual basis. In November 2016, the committee reviewed information and recommendations from Pay Governance, an independent compensation consultant, for the same comparator group of 24 companies the Compensation & Organization Committee uses for determining compensation for our executives, as well as for a larger general comparator group of 151 companies in a similar revenue range as the Corporation. After reviewing the information presented by Pay Governance, as well as other public information on the topic, the committee determined that the plan design was consistent with market trends, but that the amount of our directors' annual base retainer, which was set in 2011, was below the 25th percentile and significantly below the 50th percentile of both comparator groups. The Corporate Governance & Public Policy Committee recommended, and the Board approved, an increase in the annual director compensation retainer to $240,000 beginning in 2017, in order to align the compensation level with the median of both comparator groups. No increase was made to the additional amounts paid to the board chair or to committee chairs. In 2017, the Corporate Governance & Public Policy Committee reviewed director compensation information of the peer group and a general comparator group, and made no changes to the director compensation fees for 2018. Mr. Sutherland's annual retainer was temporarily increased by $150,000, effective March 1, 2018, in connection with his assumption of additional duties.

The following table sets forth the compensation of non-employee directors in 2017:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Patricia Diaz Dennis	120,000	120,000	0	0	0	240,000

Dan O. Dinges	63,333	190,000	0	0	0	253,333

John G. Drosdick	123,333	130,000	0	0	0	253,333

John J. Engel	130,000	130,000	0	0	0	260,000

Murry S. Gerber	120,000	120,000	0	0	0	240,000

Stephen J. Girsky	0	240,000	0	0	0	240,000

Paul A. Mascarenas	120,000	120,000	0	0	0	240,000

Glenda G. McNeal	120,000	120,000	0	0	0	240,000

Eugene B. Sperling	50,000	75,435	0	0	0	125,435

Robert J. Stevens	0	240,000	0	0	0	240,000

David S. Sutherland	43,500	246,500	0	0	0	290,000

Patricia A. Tracey	130,000	130,000	0	0	0	260,000

16     |     United States Steel Corporation   |  2018 Proxy Statement

Stock Ownership of Directors and Executive Officers
(1)
The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718), as described in the Corporation's financial statements for the year ended December 31, 2017 included in the Corporation's annual report on Form 10-K for 2017. All of the 2017 stock awards represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors, except in the case of Mr. Sperling, where $50,000 represents Common Stock Units under the Deferred Compensation Program for Non-Employee Directors and $25,435 represents shares awarded under the Non-Employee Director Stock Program.

(2)
The aggregate stock awards outstanding at the end of 2017 for each director listed in the table represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors and shares of stock awarded under the Non-Employee Director Stock Program.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The Board has adopted stock ownership and holding requirements for executive officers. These requirements are described under the caption "Stock Ownership and Holding Guidelines" in the Compensation Discussion and Analysis section of this proxy statement.

Non-employee directors are required to hold equity interests in the Corporation in the form of stock-based deferred compensation. This requirement is a part of our Corporate Governance Principles. Each non-employee director is required to defer at least 50% of his or her annual retainer as stock-based compensation under the Deferred Compensation Program for Non-Employee Directors. Amounts deferred are credited to the director's deferred stock account in the form of Common Stock Units. No amounts are paid to the director from the deferred stock account until the director leaves the Board, at which time he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The Board and management believe that such deferral, by continually building each director's equity interest in the Corporation, provides a meaningful continued interest in the Corporation that is tied to the stockholders' interest because the stock issued upon a director's departure from the Board reflects all changes in the market value of U. S. Steel common stock from the date of deferral. Each non-employee director is in compliance with the requirement described in this paragraph.

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of February 26, 2018* by each director and director nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

Name	Shares Beneficially Owned*

Kevin P. Bradley(1)	46,933

Scott D. Buckiso(1)	71,225

David B. Burritt(1)	198,508

Patricia Diaz Dennis(2)	26,058

Dan O. Dinges(2)	53,208

John G. Drosdick(2)	54,767

John J. Engel(2)	42,645

Suzanne R. Folsom(1)	62,600

Murry S. Gerber(2)	171,969

Stephen J. Girsky(2)	28,785

Mario Longhi(1)	300,430

Paul A. Mascarenas(2)	17,883

Douglas R. Matthews(1)	214,128

Glenda G. McNeal(2)	45,084

David J. Rintoul(1)	56,512

Pipasu H. Soni(1)	25,153

Eugene B. Sperling(2)	7,422

Robert J. Stevens(2)	50,429

David S. Sutherland(2)	106,422

Patricia A. Tracey(2)	46,803

All Directors and Executive Officers as a group (25 persons)(1)(2)(3)	1,784,523

*
Does not include fractional shares. Amounts shown for Mr. Longhi and Ms. Folsom are as of their termination dates, June 30, 2017 and December 29, 2017, respectively.

(1)
Includes shares which may be acquired upon exercise of outstanding options which are or will become exercisable within 60 days of February 26, 2018 in the following amounts: Mr. Buckiso: 47,476; Mr. Burritt: 28,266; Mr. Matthews: 132,122; Mr. Rintoul: 16,196; Mr. Soni: 5,180; and all executive officers as a group: 282,496.

    United States Steel Corporation   |  2018 Proxy Statement     |     17

Communications from Stockholders and Interested Parties
(2)
Includes those Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board in the following amounts: Ms. Diaz Dennis: 24,058; Mr. Dinges: 51,208; Mr. Drosdick: 52,767; Mr. Engel: 40,645; Mr. Gerber: 33,769; Mr. Girsky: 23,285; Mr. Mascarenas: 14,383; Ms. McNeal: 43,019; Mr. Sperling: 5,422; Mr. Stevens: 48,116; Mr. Sutherland: 94,334; Vice Admiral Tracey: 45,145; and all directors as a group: 476,155.

(3)
The total number of shares beneficially owned by all directors and executive officers as a group constitutes approximately 1.0% of the outstanding shares of common stock of U. S. Steel.

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES

Stockholders and interested parties may send communications through the Secretary of the Corporation to the: (1) Board, (2) Committee Chairs, (3) Chairman of the Board, or (4) outside directors as a group. The Secretary will collect, organize and forward to the directors all communications that are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to stockholders generally, to the functioning of the Board, or to the affairs of the Corporation. The Secretary of the Corporation may be contacted at: Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

The Board of Directors of the Corporation has adopted a written policy that requires certain transactions with related persons to be approved or ratified by its Corporate Governance & Public Policy Committee. For purposes of this policy, related persons include: (i) any person who is, or at any time since the beginning of the Corporation's last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director of the Corporation; (ii) any person who is the beneficial owner of more than 5% of any class of the Corporation's voting securities; and (iii) any immediate family member of any person described in (i) or (ii). The types of transactions that are subject to this policy are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Corporation, or any of its subsidiaries, was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000. The standards applied by the Corporate Governance & Public Policy Committee when reviewing transactions with related persons include: (a) the benefits to the Corporation of the transaction; (b) the terms and conditions of the transaction and whether such terms and conditions are comparable to the terms available to an unrelated third party or to employees generally; and (c) the potential for the transaction to affect the independence or judgment of a director or executive officer of the Corporation. Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance & Public Policy Committee for individual approval. The transactions that are automatically pre-approved include: (i) transactions involving compensation to directors and executive officers of the type that is required to be reported in the Corporation's proxy statement; (ii) indebtedness for ordinary business travel and expense payments; (iii) transactions with another company at which a related person's only relationship is as an employee (other than an executive officer), a director or beneficial owner of less than 10% of any class of equity securities of that company, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of that company's consolidated gross annual revenues; (iv) transactions where the interest of the related person arises solely from the ownership of a class of equity securities of the Corporation, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bid; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; and (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

There were no transactions that required approval of the Corporate Governance & Public Policy Committee under this policy during 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and persons holding more than 10% of any class of our equity securities, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us during 2017, there were no late filings by any U. S. Steel directors, executive officers or other persons subject to Section 16(a) of the Securities Exchange Act of

1934 required to be disclosed in this proxy statement. In December 2017, an amendment to the applicable Form 3 was filed for each of Christine Breves and Scott Buckiso disclosing ownership of phantom shares through the Corporation's Supplemental Thrift Program. These shares were inadvertently omitted from the initial Forms 3 that were timely filed upon their designation as an "executive officer" under the federal securities laws.

18     |     United States Steel Corporation   |  2018 Proxy Statement

Certain Legal Matters

CERTAIN LEGAL MATTERS

On October 2, 2017, an Amended Shareholder Class Action Complaint was filed in Federal Court in the Western District of Pennsylvania consolidating previously-filed actions. Separately, four related shareholder derivative lawsuits were filed in State and Federal courts in Pittsburgh. The underlying consolidated class action lawsuit alleges that the Corporation, certain current and former officers, an upper level manager of the Corporation and the financial underwriters who participated in the August 2016 secondary public offering, violated federal securities laws in making false statements and/or failing to discover and disclose material information regarding the financial condition of the Corporation. The lawsuit claims that this conduct caused a prospective class of plaintiffs to sustain damages during the period of January 27, 2016 and April 25, 2017 as a result of the prospective class purchasing the Corporation's common stock at artificially inflated prices and/or suffering losses when the price of the common stock dropped. The derivative lawsuits generally make the same allegations against the same officers and also allege that certain members of the Board of Directors failed to exercise appropriate control and oversight over the Corporation and were unjustly compensated. They seek to recover losses that were allegedly sustained. The Corporation is vigorously defending these matters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to U. S. Steel who beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

U. S. Steel Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,079,047	8.61%

U. S. Steel Common Stock	Blackrock, Inc.(2) 55 East 52nd street New York, NY 10055	14,848,328	8.5%

(1)
Based on Schedule 13G filed on February 9, 2018, which indicates that The Vanguard Group had sole voting power over 93,513 shares, shared voting power over 30,804 shares, sole dispositive power over 14,969,105 shares and shared dispositive power over 109,942 shares.

(2)
Based on Schedule 13G filed on January 23, 2018, which indicates that Blackrock, Inc. had sole voting power over 14,167,063 shares, shared voting power over no shares, sole dispositive power over 14,848,328 shares and shared dispositive power over no shares.

    United States Steel Corporation   |  2018 Proxy Statement     |     19

Proposal 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve the compensation of the named executive officers ("NEOs") listed in the compensation tables of this proxy statement:

    RESOLVED, that the stockholders of United States Steel Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Corporation's proxy statement for the 2018 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.

We intend to offer this non-binding advisory vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders' views on our NEOs' compensation and will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders.

Advisory Vote Discussion

At the 2017 Annual Meeting of Stockholders, approximately 92% of the votes cast were "For" our advisory vote on executive compensation. We value the feedback we receive from regular engagement with our stockholders, and are encouraged by the positive support we have received over the past several years for our compensation program and recognition of our responsiveness to stockholders.

In 2017, we continued our long-standing engagement with our largest stockholders both during and outside of the proxy season. In each of the last two years, we've met with or held telephonic meetings with stockholders representing approximately 20% of our outstanding stock. In addition, some stockholders indicated they did not believe a call was necessary at the time. All of the stockholders provided positive feedback regarding recent changes to our executive compensation program and support the pay-for-performance nature of our compensation program. The Compensation & Organization Committee considered this feedback when reviewing the incentive compensation programs for 2018.

In considering this advisory vote, we encourage you to read the Compensation Discussion and Analysis, the compensation tables and other relevant information in this proxy statement for additional details on our executive compensation programs and the 2017 compensation paid to our named executive officers.

The Board recommends that you vote "FOR" the resolution approving the compensation of our Named Executive Officers.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation & Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2017.

Dan O. Dinges, Chairman	John G. Drosdick
Patricia Diaz Dennis	Murry S. Gerber
Robert J. Stevens	Patricia A. Tracey

20     |     United States Steel Corporation   |  2018 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Corporation's "Named Executive Officers" ("NEOs"), including our principal executive officer, the principal financial officer, and the next three most highly compensated executive officers of U. S. Steel in 2017, as well as individuals who served as our principal executive officer and interim principal financial officer during a portion of 2017.

U. S. Steel's Named Executive Officers in 2017*

David B. Burritt	President & Chief Executive Officer

Kevin P. Bradley	Executive Vice President & Chief Financial Officer

Douglas R. Matthews	Senior Vice President – Industrial, Service Center and Mining Solutions

Scott D. Buckiso	Senior Vice President – European Solutions & President, U. S. Steel Kosice

David J. Rintoul	Senior Vice President – Tubular Business

Mario Longhi	Former President & Chief Executive Officer

Suzanne R. Folsom	Former General Counsel, Chief Compliance Officer & Senior Vice President – Government Affairs

Pipasu H. Soni	Former Interim Chief Financial Officer; Vice President – Finance
*
As a result of the following changes, there are eight named executive officers for 2017: Mario Longhi stepped down as Chief Executive Officer on May 8, 2017. As of that date, David B. Burritt was promoted from Executive Vice President, Chief Operating Officer & Acting Chief Financial Officer to President & Chief Executive Officer. Pipasu Soni, the Corporation's Vice President – Finance, served as Interim Chief Financial Officer from May to July 2017 while a permanent search was conducted to fill the vacancy created by Mr. Burritt's promotion. Ms. Folsom resigned from her position as General Counsel, Chief Compliance Officer & Senior Vice President as of December 29, 2017. Mr. Rintoul retired from the Corporation on February 28, 2018.

Executive Summary
Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievements aligned with the goals and philosophy of our long-term strategy. The Compensation & Organization Committee (the "Committee") is guided by five compensation principles highlighted below and discussed in more detail on page 28.

•

Align Pay with Stockholder Interests

•

Pay Fair and Competitive Compensation

•

Link Compensation to Company Performance and Strategy

•

Retain Executives

•

Provide Equity-Focused and Tax-Efficient Rewards

These principles reflect a strong pay-for-performance culture. Furthermore, the structure of our compensation program and the pay outcomes for executives demonstrate our commitment to linking compensation to company performance and strategy.

Earning the Right to Grow and Driving Sustainable Profitable Growth

Over the past few years, U. S. Steel, like the American steel industry in general, has faced difficult market conditions as a result of macroeconomic challenges, including significant reductions in the market price of steel, global overcapacity and record levels of unfairly traded imports, slow growth globally, a strong U.S. dollar, and markedly low energy prices. In the face of these challenging conditions, we initiated a process that provides the framework for a multi-year transformation to return our company to top quartile performance and sustainable profitability through the business cycle.

We are on a mission to become an industry leader by striving to create a sustainable competitive advantage with a customer-centric focus on: delivering high-quality, value-added products on time every time; collaborating with our customers to develop innovative solutions that address their most challenging needs, including new advanced high-strength steels to meet fuel efficiency and safety requirements for automotive customers and new premium connections that provide strong, durable connections between pipes used by energy customers in oil and gas drilling; generating economic profit through active participation in relevant markets; and creating and maintaining a competitive cost structure centered around operational flexibility. As part of this process, we have aligned our company with commercial entities to drive customer intimacy in order to foster innovation and be more responsive to their needs. We focus on our strengths, how we can create the most value for our stockholders and best serve our customers, with committed and engaged executives and employees.

We have launched a series of initiatives that we believe will enable us to achieve true operational excellence by improving our performance across our core business processes, including commercial, supply chain, manufacturing, procurement, innovation, and operational and functional support. Our highly talented, capable and collaborative employees are the driving force behind many of these continuous improvement projects, and their efforts are creating a culture where accountability and high performance are valued and celebrated.

    United States Steel Corporation   |  2018 Proxy Statement     |     21

Compensation Discussion and Analysis – Executive Summary

Foundational to all our efforts is our belief that we must operate as a principled company committed to a code of conduct that is rooted in our Gary Principles and our core values, the most important of which is safety – of our employees, our environment, and our facilities and equipment. These core beliefs have served us well for much of our history, and our commitment to them remains as strong as the products we make every day.

Our success in this transformation is predicated on having the right leaders to guide the Corporation and successfully execute on our strategy, so it is critical to attract and retain the highest level of executive talent. We believe we have the right leadership team, which includes highly experienced executives from both inside and outside of the steel industry, to continue to lead the Corporation through the operational, market and regulatory hurdles facing our business.

Our executive compensation program has been structured to closely align with the objectives of the transformation: attract, reward and retain talented executives; focus our executives on the goals that are within their control and support our strategy; and clearly and closely align with company performance, and the long-term interests of stockholders, using measurable financial metrics. We believe both the structure of our compensation programs and the pay outcomes for executives demonstrate our strong commitment to linking compensation to company performance and strategy.

Executive Leadership Transition

In May 2017, Mario Longhi announced his retirement from the Corporation after serving as the Corporation's Chief Executive Officer since 2013. David B. Burritt, who has been with the Corporation since 2013 and served most recently as President and Chief Operating Officer, was promoted to President & Chief Executive Officer and appointed as a member of the Board of Directors. The promotion of Mr. Burritt reinforces the Board's confidence in the Corporation's leadership team and commitment to the long-term transformational strategy initiated by Mr. Longhi. The Corporation's 2017 highlights and accomplishments, described on the next page, are a testament to the successful transition of executive leadership, and Mr. Burritt's intense focus on continuous improvement in the areas of safety, quality, delivery and cost.

In connection with his retirement, Mr. Longhi entered into a separation agreement with the Corporation, which provided for, among other things, pro rata vesting of certain 2015 and 2016 long-term incentive awards, a pro rata portion of any award under the annual incentive compensation plan, and certain retirement benefits. Under the agreement, Mr. Longhi forfeited all of his 2017 long-term incentive awards. This agreement is described in more detail on page 36.

22     |     United States Steel Corporation   |  2018 Proxy Statement

Compensation Discussion and Analysis – Executive Summary

2017 Highlights and Accomplishments

Our successful navigation through the industry downturn in 2015 and 2016 better positioned us to benefit from improved industry conditions in 2017, although we continued to face challenges driven by uncertain geopolitical factors. We delivered significant improvement in our Tubular segment, and had continued success from our European operations. We recognized the need to accelerate our plans to revitalize our assets in our North American Flat-Rolled operations through a strategic investment program. The continued focus of our executive team and employees on our long-term strategic goals of improving our balance sheet, enhancing operating efficiency and reliability, and seeking robust enforcement of our trade laws, again led to a successful year and helped move us another step closer to achieving sustainable profitability. We made good progress in 2017, and strive for greater achievement in the year ahead.

The following are highlights and accomplishments from 2017:

•
Implemented comprehensive safety program enhancements for employees and contractors, to help achieve our goal of a safe return home every day

•
Out-performed the Bureau of Labor Statistics and AISI industry safety benchmarks in both OSHA Recordable Days and Days Away From Work

•
Finished 2017 with adjusted EBITDA of $1.087 billion, more than double 2016 adjusted EBITDA; and with positive operating cash flow of $802 million

•
Strong year-end liquidity of $3.350 billion, highest since 2001, including $1.553 billion of cash on hand, which supports our goal of maintaining a healthy balance sheet

•
Reduced total debt by over $300 million, contributing to net debt reduction by 50% over the last three years and achieving our lowest net debt since 2007

•
Successfully completed a $750 million debt offering, providing for future financial flexibility
•
Continued improvement in working capital by achieving cash conversion cycle time at industry leading performance, a 50% reduction over the last four years

•
Made a $75 million voluntary contribution to our defined benefit pension plan, strengthening our pension plan as part of our liability management strategy, and adding to the over $400 million improvement in the funded status of our pension and other post-employment benefit plans from 2016 to 2017

•
Improved customer experience by reducing quality claims 9% in 2017, and implemented delivery improvement projects to achieve the highest service level in past four years

•
Conducted first-ever company-wide employee inclusion survey

•
Continue to lead the steel industry's efforts to strengthen and enforce trade laws against unfairly traded imports

Asset revitalization and Innovation

In 2017 we announced a $2 billion strategic initiative to revitalize the assets in our North American Flat-Rolled segment. The program is focused on improving company critical assets to deliver 15-20% EBITDA returns over three to four years, through a consistent focus on improving safety, quality, delivery and cost. The Corporation views this program as essential to improving predictability and our ability to compete effectively in the industry. As we revitalize our assets, we expect to increase profitability, productivity and operational consistency, and reduce volatility.

In addition to investing in improvements of our leaders and current assets, we're also focused on the future by investing in our global workforce and the innovation that will create tomorrow's steel solutions today. We've continued our aggressive efforts around the development of the next generation of advanced high-strength steels (AHSS) for the automotive industry to solve its most pressing challenges. Years of work on AHSS technology culminated with the announcement in September 2017 of the commencement of construction of a new continuous galvanizing line at our PRO-TEC Coating Company joint venture that will feature proprietary technology developed in part by our company. We also launched a new proprietary semi-premium tubular connection – EAGLE SFHTM and sold our first orders of USS-LIBERTY LDTM connections to meet the needs of our customers in the oil and gas industry and to position U. S. Steel as a stronger company by 2020.

    United States Steel Corporation   |  2018 Proxy Statement     |     23

Compensation Discussion and Analysis – Executive Summary

Maintaining Pay-for-Performance Approach through Industry Cycles

The Committee believes it is critical to align our compensation program with the goals of our strategic turnaround initiatives in a challenging operating and unpredictable economic environment. Therefore, our compensation structure balances the following:

•
a strong pay-for-performance approach that links financial performance to the incentive opportunities realized by our executives;

•
measurable performance metrics in our incentive plans that support our strategic and financial goals;

•
alignment of management interests with the long-term interests of our stockholders; and

•
our need to retain executives best qualified to guide the Corporation through its transformation.

The elements of compensation provided to our executives include: base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits, and other compensation. The distribution of compensation among the various compensation elements is based on the Committee's belief that to link pay to performance, most of an executive's compensation should be paid in the form of performance-based variable compensation with a greater emphasis on variable components for the most senior executives who have greater responsibility for the performance of the business.

Variable, at-risk compensation accounted for 74% of our CEO's target compensation in 2017. Based on this strong pay-for-performance alignment, realizable compensation for our CEO over the last three years is 42% above the target value granted during the period.

*
Amounts shown reflect annual target compensation for the Corporation's current President and CEO and do not reflect actual amounts paid to Mr. Burritt in 2017 because his compensation was increased in connection with his promotion in May 2017.

24     |     United States Steel Corporation   |  2018 Proxy Statement

Compensation Discussion and Analysis – Executive Summary

Compensation Elements

The following table highlights the key elements of our performance-based compensation structure. Goals for each incentive component are set at the beginning of the performance period and above market performance is required for the target payout to be made under the relative TSR metric.

Element	Form	Description and Performance Metrics

Base Salary	Fixed Cash	Market competitive levels that take into account scope and complexity of role and individual qualifications, experiences and internal value to the Corporation

Net sales – funding trigger (no payout under plan if not met)

Annual Incentive	Performance-Based Cash	EBITDA – weighted 50%

Compensation Plan (AICP)		Cash flow – weighted 50%

Individual performance – modifier on award amount

	Performance-Based Awards (60%)* Performance-Based Equity (30%)	Relative TSR – measured over a 3-year period; requires above market performance for target payout to be made

Long-Term Incentive Program	Performance-Based Cash (30%)	ROCE – measured over a 3-year period

(LTIP)	Time-Based RSUs (20%)*	Supports retention and linked to stock price performance

	Stock Options (20%)*	Measured relative to appreciation in stock price
*
Percentage of award at target grant

Compensation Decisions and Outcomes Demonstrate Alignment with Performance

The Committee approved the following items based on several factors, including: the Corporation's 2016 performance; outlook for 2017 performance; continued development and execution of the long-term strategy; assumption of additional duties in connection with executive leadership changes and responsibilities of each of our NEOs; among other criteria.

CEO Compensation Decisions for 2017

•
Salary:  In connection with his promotion to CEO, the Committee set the base salary of Mr. Burritt below the median for the CEO position, which is lower than that of the former CEO. Following the leadership change, the Committee determined to set a greater percentage of the CEO's target compensation as incentive-based compensation.

•
Annual Incentive:  Mr. Burritt's target incentive percentage under our AICP was increased to 140% of base salary in connection with his promotion to CEO (down from the 150% target of our prior CEO). Mr. Burritt did not receive an annual cash incentive award for 2017.

•
Long-Term Incentive:  The target value of Mr. Burritt's LTIP award increased from $2,750,000 to $6,100,000 in connection with his promotion to CEO (below the 2016 target of $8,750,000 for our prior CEO).

•
Total Compensation:  Mr. Burritt's target pay increased in connection with his elevation to the role of President & CEO, though it remains lower than the total target compensation of our former CEO by $4 million. The amounts shown for Mr. Burritt in the Summary Compensation Table reflect his service for a portion of the year as Executive Vice President & Chief Financial Officer and Chief Operating Officer.

The Committee believes pay decisions for 2017 demonstrate the significant link between executive compensation and company performance, and accountability of our executives to deliver value to our stockholders.

Other Compensation Decisions

Generally base salaries and target AICP and LTIP grants did not increase for our NEOs in 2017. The Committee did approve an increase in base salary, AICP target and LTIP target for Mr. Buckiso to better align his compensation with other NEOs and comparable roles across our organization and the peer group. Additionally, in February 2017, Mr. Soni was promoted to Vice President – Finance and received a corresponding increase in all compensation elements, consistent with other executives at the Vice President level.

Compensation Outcomes: Payouts Reflect Corporate Performance

The Committee considers a mix of cash and equity awards over both the short-term and long-term as a critical balance in reinforcing U. S. Steel's commitment to performance alignment. This strong pay-for-performance alignment is clearly reflected in amounts actually earned by our NEOs based on the achievement of metrics established by the Committee for the short-term and long-term incentive plans.

The average annual incentive payout over the last three years for our named executive officers is 94% of target, and no payouts were made in 2015 based on the Corporation's financial performance. Below target performance award payouts have been made under our long-term incentive plan during this same time period, with no payouts for the 2014 performance awards, 2014-2016 or 2015-2017 ROCE performance awards and below target payout for the 2015-2017 TSR performance awards.

    United States Steel Corporation   |  2018 Proxy Statement     |     25

Compensation Discussion and Analysis – Executive Summary

The following table illustrates how our performance has affected the payout of our short-term incentives and how the performance of our common stock affects the value of the long-term incentives that would be received by our Chief Executive Officer based on our closing stock price of $35.19 on December 29, 2017:

	Annual Incentive(1)	Stock Options		Restricted Stock(3)	Performance Awards(4)

Year	% of Target Award Paid	Exercise Price	Intrinsic Value(2)	Value as a % of Grant Value	Award Payout as a % of Target

2017	0%	$39.265	$0	90%	87%
2016	201%	$14.780	$20.41	238%	200%
2015	0%	$24.780	$10.41	142%	74%

(1)
The "Annual Incentive" column indicates the percentage of the Target Award earned under our Annual Incentive Compensation Plan. See page 30 for an explanation of Mr. Burritt's award.

(2)
The "Intrinsic Value" column shows the amount (if any) by which the market value of our shares underlying an option exceeds the exercise price at December 29, 2017. If the exercise price exceeds the market price, the stock options have no intrinsic value.

(3)
The "Restricted Stock" column shows the market value on December 29, 2017, of the shares underlying the restricted stock units as a percentage of the market value on the grant date. To the extent that the market value has declined, the dollar amount of the value of the restricted stock units reflected in the Summary Compensation Table will also decline.

(4)
The "Performance Awards" column indicates the percentage of the performance awards that would be paid out based on our TSR as compared to the TSR of the peer group companies and ROCE. The information in the table reflects the assumption that the performance periods for the 2015, 2016 and 2017 performance awards ended on December 29, 2017.

CEO Realizable Pay

Changes to 2017 Compensation Program

No changes were made to the design of the AICP or the LTIP for 2017. The following modification was made in recognition of the experienced executive hires that have been made over recent years, in order to ensure they receive full and fair benefits under the Corporation's retirement programs.

•
Vesting Upon Retirement – For LTIP awards granted in 2017 and later, the Committee revised the vesting requirements, so that awards shall be prorated upon retirement: (i) after 30 years of service and (ii) at age 55 with 10 years of service; and fully vested upon retirement, provided the executive remains employed with the Corporation for at least six months following the grant date: (i) at age 60 with 5 years of service, and (ii) at age 65. The revision is not applicable to participants in the Supplemental Pension Program, which includes Mr. Matthews.

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Compensation Discussion and Analysis – Executive Summary

Commitment to Stockholder Engagement on Executive Compensation

In 2017, we continued our long-standing engagement efforts with our stockholders both during and outside of the proxy season. In each of the last two years, we've met with or held telephonic meetings with stockholders representing over 20% of our outstanding stock. These discussions focused primarily on our business strategy and the alignment of our compensation program to our strategy and company performance. In addition, some stockholders indicated they did not believe a call was necessary and indicated their support for our compensation and governance practices.

The Board, as well as management, prioritizes constructive communication with our investors to learn about their views of the Corporation and our governance and compensation practices. In addition to the frequent communication our CEO and Investor Relations team has with our stockholders, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board and the Committee, and we believe the strong support for our say-on-pay proposal over the last few years is evidence of the careful attention we pay to the feedback given to us by our stockholders, and our ability to decisively take action and incorporate their perspectives in our programs.

Based on our 2017 meetings, we determined that our stockholders are supportive of the strong link between pay and performance embedded in our executive compensation program. Over the years, we have implemented changes to our compensation practices to further align pay with performance and enhanced disclosure regarding the rationale behind certain compensation decisions.

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk-taking. Our executive compensation is directly aligned with company performance and measurable financial metrics.

Compensation & Organization Committee Practices
✓
Considers the results of the most recent say-on-pay advisory vote by stockholders and has implemented proactive communications with stockholders to gain input and feedback when making executive compensation decisions
✓
Undertakes a goal setting process that is used to arrive at rigorous short-term and long-term performance goals under our incentive plans that are aligned to key corporate strategic and financial goals
✓
Engages in and leads a robust CEO performance evaluation process
✓
Engages and consults with its own independent compensation consultant
✓
Has established formal selection criteria for the executive compensation and relative TSR peer groups and annually reviews peer group composition
✓
Annually reviews tally sheets analyzing executive compensation levels and structures, including amounts payable in various termination scenarios
✓
Annually reviews the risks associated with our compensation programs and has implemented various risk mitigating practices and policies, such as:

  •
  Targeting the majority of our executives' compensation in long-term performance based awards using multiple equity and cash vehicles

  •
  Implementing rigorous executive stock ownership and holding requirements

  •
  Utilizing multiple performance measures that focus on company-wide metrics and placing a cap on potential incentive payments
✓
Our Change in Control Severance Plan establishes a "double trigger," requiring participants to be terminated without "cause," or voluntarily "for good reason" following a change in control prior to receipt of any payment of severance benefits
✓
Maintains a "clawback" policy that applies to executive officers and provides for the recoupment of incentive awards under certain conditions in the event the Corporation's financial statements are restated
✓
Maintains Anti-Hedging and Pledging Policies that prohibit all employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in our stock price and prohibits executive officers and directors from pledging our stock as collateral for a loan or holding shares in a margin account
✓
No payment of tax gross-ups to any executives for any payments relating to a change in control

    United States Steel Corporation   |  2018 Proxy Statement     |     27

Compensation Discussion and Analysis

Executive Compensation in Detail

Compensation Principles

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievement aligned with the goals and philosophy of our transformation and the long-term interests of stockholders. The following five principles support these objectives and guide the design of our compensation program:

Compensation Principle	Compensation Design

Align Pay with Stockholder Interests

•

Approximately 60% of target compensation opportunity is performance based for our CEO (average of 44% for other NEOs).

•

Equity incentives comprise a significant portion of an executive's compensation.

•

Executives are subject to rigorous stock ownership and holding requirements.

•

Performance metrics, applied to 60% of our long-term program, align with our annual and long-term strategic objectives.

Pay Fair and Competitive Compensation	• Executive compensation is targeted to be competitive with our peer group. • Our compensation programs are focused on objective corporate performance measures and individual performance.

Link Compensation to Company Performance and Strategy

•

Balance of compensation elements that focus on both short-term and long-term performance and goals.

•

Short-term incentives are based on annual financial performance (i.e., EBITDA and cash flow), and individual performance.

•

Long-term incentives are tied to the Corporation's relative TSR and return on capital employed (ROCE).

Retain Executives	• Our long-term incentive grants include restricted stock units and performance awards that may retain some value in a period of stock market decline.

Provide Equity-Focused and Tax-Efficient Rewards	• The largest portion of an executive's compensation is in the form of long-term equity incentives, which preserves cash. • Our compensation programs are designed to preserve corporate tax deductions.

Compensation Program Elements

Short-Term Incentive Compensation

The purpose of our Annual Incentive Compensation Plan (AICP) is to align our executive officers' compensation with the achievement of annual performance goals that support our business strategy. Typically, the short-term incentive awards are paid in cash, but the Committee retains discretion to provide the award in cash, stock, or a combination of both.

The AICP is designed to focus executives primarily on cash generation and profitability. It is funded each year based on the achievement of a pre-determined net sales performance goal, and once funded, actual amounts earned are based on the achievement of cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA) performance measures. Final awards may be increased or decreased based on individual performance. The Committee determined that cash flow and EBITDA were the appropriate measures to drive the transformation required to achieve our goal of sustainable profitability.

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Compensation Discussion and Analysis

Performance Measure	How it Works	Rationale/Description
Net Sales	Determines if plan is funded; no payouts are made if net sales goal is not achieved	The Committee sets the funding threshold as a value of net sales to more fully align the objective with the Corporation's focus on shipping profitable tons, rather than on volume produced

Cash Flow*	Determines 50% of award payout	Financial performance measure intended to focus the organization on the generation of the cash required to reduce debt and fund investments that will yield profitable returns in the future

EBITDA**	Determines 50% of award payout	Financial performance measure intended to focus the organization on operating at sustainable, profitable levels

Individual Performance	Modifier; Committee may increase award up to 30% or reduce or eliminate based on individual performance	Based on an assessment of the executive's individual performance, including the contribution to overall corporation results and attainment of operational and strategic goals, and the priorities of profitability, customer focus, operational excellence and building a high performing organization, as well as internal equity fairness, and the impact of significant research, development and innovation
*
Cash flow is defined as earnings before interest, taxes, depreciation, depletion, and amortization (EBITDA) for consolidated worldwide operations, plus or minus changes in current receivables, inventories, and current accounts payable and accrued expenses, less consolidated worldwide capital expenditures. EBITDA for consolidated worldwide operations means earnings (loss) before interest and income taxes as reported in the consolidated statements of operations of the Corporation, plus or minus the effect of items not allocated to segments (excluding post-retirement benefit expenses) as disclosed in the notes to the consolidated financial statements, plus depreciation, depletion and amortization as reported in the consolidated statement of cash flows of the Corporation.

**
Total EBITDA shall mean earnings before interest and taxes as reported in the consolidated statement of operations of United States Steel Corporation, plus or minus the effect of items not allocated to segments (excluding postretirement benefit expenses) as disclosed in the notes to the consolidated financial statements of United States Steel Corporation, plus depreciation, depletion and amortization as reported in the consolidated statement of cash flows of United States Steel Corporation. Segment EBITDA shall mean, for the Performance Period, EBITDA for each business unit. Unless contemplated in the approved performance target, EBITDA excludes charges or credits for business dispositions, acquisitions, asset sales, asset impairments, workforce reductions, shutdowns, and amounts not allocated to business segments.

The target award under the AICP for each NEO is equal to the target percentage applied to the executive's base salary. The following table shows the actual amount awarded by the Committee after consideration of the executive's individual performance.

2017 Annual Incentive Payout

Executive	Target Award as % of Base Salary(1)	Target Award(2)	Total Payout Rate(3)	Actual Amount Awarded(4)

Burritt	140%	$1,189,130	91%	$—

Bradley	100%	$300,003	91%	$273,003

Matthews	80%	$432,800	86%	$409,429

Buckiso	60%	$247,500	101%	$324,968

Rintoul	70%	$349,300	98%	$393,661

Longhi	150%	$1,125,000	91%	$1,023,750

Folsom	80%	$560,000	91%	$—

Soni(5)	60%	$206,250	91%	$206,457

(1)
"Base Salary" for purposes of determining the AICP award is the actual salary earned for 2017. Messrs. Longhi and Bradley served for a portion of the year, and the table above reflects the prorated target AICP award.

(2)
The "Target Award" is the amount that would be paid to the executive assuming the Corporation achieves its target performance objectives and before consideration of individual performance. The target amount for Mr. Burritt was calculated by prorating the applicable target for his service as Chief Financial Officer (100% earned base salary) and Chief Executive Officer (140% earned based salary).

(3)
The "Total Payout Rate" is determined by the Corporation's actual performance measured against the 2017 performance metrics and before individual performance is considered. Differences in the payout rate are the result of variances in EBITDA weighting for the business segments, as described on page 30.

(4)
The "Actual Amount Awarded" is the amount awarded by the Committee after consideration of individual performance. In accordance with her separation agreement, Ms. Folsom was not entitled to receive an AICP award for 2017.

(5)
Mr. Soni was appointed as an executive officer on February 1, 2017 and only eligible for AICP payments as of that date. He is eligible to receive payment under the Corporation's non-executive short-term incentive payment program for the portion of the year he was a non-executive.

    United States Steel Corporation   |  2018 Proxy Statement     |     29

Compensation Discussion and Analysis

Setting Corporate Performance Goals and Determining Results

In setting the goals under the AICP for 2017, the Committee considered the Corporation's performance over the past five years, the annual operating plan for 2017, industry performance, and the Corporation's business transformation efforts. In general, the maximum performance goals were set at an amount that would require the Corporation to achieve a substantial level of operational improvements through asset revitalization and at a level that would generate sufficient earnings to pay the incremental cost of the incentive payments while maintaining an equivalent amount of cash on the Corporation's balance sheet. The goals were considered a significant stretch over the goals established in 2016.

In addition to determining individual targets, the Committee approved EBITDA goals for each NEO. For the CEO and CFO, the EBITDA goal is based on the total company results, which generally measures the operational results of all business segments. For executives assigned to a specific segment, the EBITDA goal is 50% based on the EBITDA goal for that segment and 50% based on total company

EBITDA (for Mr. Matthews, this was the Flat-Rolled segment; for Mr. Rintoul, this was the Tubular segment; and for Mr. Buckiso, this was the European segment). This segment allocation of the EBITDA goal is intended to create stronger corporate, business segment and individual accountability by tying an executive's award to the performance of the segments for which he or she is directly responsible.

We concluded 2017 with a total of $12.25 billion in net sales, therefore the award pool was funded for 2017 because the net sales goal of $8.5 billion was achieved. The payout rate (prior to adjustment for individual performance) was determined based on achievement of the performance measures described in the table below. This payout rate demonstrates the performance alignment design of our plan. The 2017 payout under the annual incentive compensation plan averaged 104% of target for our NEOs who received a payout, and the average payout for our NEOs over the last three years is 94% of target (in each case, including adjustments made for individual performance).

2017 AICP Corporate Performance Targets And Results
($ are in Millions)

Performance Measure	Minimum	Target	Maximum	Actual	Payout Rate(1) Prior to Adjustment for Individual Performance

Cash Flow	$393	$492	$772	$528	110%

EBITDA:

Flat-Rolled	724	954	1,204	732	52%

Tubular	(116)	(46)	4	(48)	99%

Europe	301	396	441	403	112%

Total EBITDA	$924	$1,319	$1,674	$1,087	71%

(1)
The payout rate is 100% at target increasing to 175% of target for performance at the maximum level and decreasing to 50% of target for performance at the minimum threshold level.

Individual Performance Goals and Results

In determining the CEO's annual incentive, the Committee considers, among other things, the CEO's individual performance in delivering results for the established value creation drivers of profitability, customer focus, operational excellence and high performing organization. The CEO's individual performance objectives are reviewed by the Committee and approved by the Board. A similar evaluation is performed by the CEO with respect to all other executive officers using similar measures and objectives. The Committee sets performance goals for each annual period based on expected business results for the upcoming year, which are intended to be challenging stretch goals. The Committee uses its business judgment in reviewing each of these individual items and does not assign specific quantitative weighting to such items.

The following provides a brief summary of each NEO's individual performance and contribution to the Corporation in

2017 considered by the Committee in determining each individual's performance modifier:

David Burritt – Mr. Burritt was named President & Chief Executive Officer on May 8, 2017, following his promotion to President & Chief Operating Officer on February 28, 2017. Since Mr. Burritt became CEO, U. S. Steel has delivered three consecutive quarters of reliable and consistent operational and financial results. As a result of these efforts, the Corporation's stock price at the end of the year was 165% of the stock price on the date that Mr. Burritt was promoted.

Mr. Burritt's intense focus on improvements to achieve operational excellence, not only improved financial flexibility and strengthened the balance sheet to reduce risk, but also enabled the Corporation to make strategic investments for our customers in Generation 3 Advanced High Strength Steels, Premium Connections, and facilitate future growth. The rewards of these strategies began to be realized in 2017 with a return to profitability for the first time since 2014, the best net debt since 2007, and the best liquidity since 2001.

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Compensation Discussion and Analysis

Upon assuming leadership of the Corporation, Mr. Burritt quickly focused on realigning and assigning a new CHRO, CFO, and SVP with responsibility for Asset Revitalization, and established a focused execution strategy for safety, quality, delivery and cost to stabilize operations and enable continuous improvement for the Corporation's long-term success. Recognizing the need to develop a high performing organization, he launched the talent development theme of "Pivot to the People," the safety initiative "Culture of Caring," and conducted the first ever comprehensive "Inclusion Survey," while making difficult choices to streamline the organization and upgrade the talent.

In keeping with the intent to improve all aspects of the business, the Board and Mr. Burritt determined that further improvement in the Corporation's culture is needed to ensure the exceptional operational and financial progress made in 2017 endures. In spite of returning to profitability with the best balance sheet in recent years, Mr. Burritt, after discussions with the Board, did not receive his annual cash incentive award for 2017, reflecting Mr. Burritt's personal responsibility for and commitment to creating a workplace climate meeting the highest standards of accountability, fairness, and respect. In 2018, Mr. Burritt will focus on continuing to drive strong operational and financial excellence while building a highly engaged workforce and high performance culture.

Kevin Bradley – Mr. Bradley joined the Corporation in July 2017, assuming responsibility for all of U. S. Steel's financial enterprise, including Financial Planning & Analysis; Accounting & External Reporting; Credit, Tax and Treasury Services; Investor Relations; and Corporate Strategy. Upon his arrival, Mr. Bradley assessed the global finance enterprise and launched the Talent to Value capability targeting best practice procedures to ensure high integrity financial reporting and to foster excellence in the financial function of the Corporation. Mr. Bradley has intensified the enterprise focus on strengthening the balance sheet. Putting the Corporation on a path to de-risk and improve the overall efficiency of its capital structure. He is working closely with his team, bringing new thinking and perspective across the organization to accelerate the transformation of U. S. Steel to a stronger and more profitable company. Mr. Bradley has meaningfully contributed to the stability and consistency of the financial performance across the Corporation. He quickly established himself as a key member of the leadership team.

Douglas Matthews – Mr. Matthews led the North American Flat-Rolled Industrial, Service Center and Mining Solutions (ISC&M) commercial entity in 2017. Through his continued successful implementation of our transformational strategy, the ISC&M team contributed to noteworthy North American Flat-Rolled EBITDA improvement in 2017. Operations led by Mr. Matthews also meaningfully improved service to our customers, including a 22% improvement in customer claims for industrial customers and significant delivery improvements for all end users. Mr. Matthews also oversaw the successful restart of Keetac mining operations and the Granite City hot strip mill. He also implemented meaningful employee engagement to achieve strong safety performance, particularly in the second half of the year. Mr. Matthews'

ability to maintain collaborative relationships with his peers, customers and union contacts benefit the Corporation in all aspects of operations. Mr. Matthews assumed interim leadership over the Tubular segment, as well, following Mr. Rintoul's retirement in February 2018.

Scott Buckiso – Mr. Buckiso led the European Solutions commercial entity, which is comprised of our Slovakian operations, supplying Automotive, Appliance, Electrical, Packaging and Construction products throughout Europe. Through his superior leadership, the European segment delivered over $400 million EBITDA in 2017, a 52% improvement from 2016. After several unfortunate contractor safety incidents, he prioritized contractor safety performance, implemented dramatic changes to the safety program (including contractor safety procedures), and saw new safety records achieved for both OSHA recordable rate and consecutives days without an OSHA recordable case for both USSK personnel and contractors. Mr. Buckiso's team also achieved production records across nearly every line, and delivered exceptional quality performance for their customers. Mr. Buckiso provided superior leadership regarding environmental sustainability, reducing CO2 emissions and increasing recycling projects and commercial activity across our European operations. Mr. Buckiso's industry knowledge and focused leadership continues to solidify the segment as a strong performer for the Corporation.

David Rintoul – Mr. Rintoul provided leadership of the Tubular segment in 2017, as the business segment began to recover from an oil & gas industry downturn and realized substantial EBITDA improvement over 2016. Under Mr. Rintoul's leadership, the Tubular group achieved a 25% improvement in OSHA recordable performance and had strong environmental performance. Mr. Rintoul also oversaw improvements in production quality and cost. He led the group's international expansion, as customers were serviced in the Middle East and South Pacific. Mr. Rintoul also further supported his customers by overseeing the development of innovative products for complex drilling. Mr. Rintoul's strong leadership, particularly during challenging times, positioned the segment for recovery and strengthened long-term partnerships in the industry. Mr. Rintoul retired from the Corporation as of February 28, 2018.

Mario Longhi – Mr. Longhi provided leadership of the Corporation's transformation efforts through ongoing implementation and application of the Carnegie Way method as the disciplined and structured approach for improving business performance. He also served as a zealous advocate for the Corporation and the industry in Washington D.C. Mr. Longhi retired in June 2017.

Pipasu Soni – Mr. Soni was promoted to Vice President – Finance in February 2017 where he was accountable for the Financial Planning & Analysis, Controllership, Treasury, Strategy and M&A functions. He served as Interim Chief Financial Officer and Principal Financial Officer for a brief time in 2017 following the promotion of Mr. Burritt to CEO and prior to Mr. Bradley's hiring. Mr. Soni worked to establish criteria for a "best in class" finance function

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Compensation Discussion and Analysis

including reallocating resources, implementing processes and enhancing systems to support the long-term strategy of the Corporation. Following Mr. Bradley's hiring, Mr. Soni transitioned to the interim CFO for the ISC&M commercial entity, working closely with operations to create an accountable culture that immediately resulted in incremental profit for the Flat-Rolled business.

Ms. Folsom was not eligible to receive an award under the 2017 AICP.

Long-Term Incentive Compensation

Equity awards under the long-term incentive program (LTIP) are allocated among:

•
Performance-based awards (60% of LTIP award in 2017)

•
Stock options (20%)

•
Restricted stock units (RSUs) (20%)

The Committee believes that these three long-term incentive vehicles best accomplish the objectives of aligning pay with performance and retaining executives. On February 28, 2017, the Committee granted the long-term incentive awards set forth in the table below.

Long-Term Incentive Awards Granted in 2017

Executive	Target Equity-Based Performance Awards	Stock Options	Restricted Stock Units	Grant Date Fair Value Of Equity Awards	Target Cash-Based Performance Awards

Burritt(1)	52,190	73,550	34,990	$3,443,947	$1,476,000

Bradley(2)	13,080	15,730	7,580	$612,624	$262,500

Matthews	6,750	12,170	5,680	$780,240	$334,500

Buckiso	3,030	5,460	2,550	$350,199	$150,000

Rintoul	4,940	8,900	4,150	$570,627	$244,500

Longhi(3)	53,010	95,520	44,560	$6,124,630	$2,625,000

Folsom(4)	8,630	15,560	17,260	$1,597,331	$427,500

Soni	2,510	4,530	2,110	$290,134	$124,500

(1)
The amounts shown for Mr. Burritt include his annual grant made on February 28, 2017 as part of his compensation as Chief Financial Officer, and an additional grant made on May 31, 2017 in connection with his promotion to President & CEO.

(2)
Mr. Bradley's awards were granted on August 1, 2017 shortly following his date of hire.

(3)
In connection with his retirement, Mr. Longhi forfeited 100% of the long-term incentive awards granted in 2017 because he was not employed for at least six months after the date of grant.

(4)
Amounts include a special grant of 10,000 RSUs made in January 2017, vesting of which was accelerated as part of her separation agreement. The grant date fair value of equity awards amount shown for Ms. Folsom includes the incremental value attributed to the acceleration of the special grant of 10,000 RSUs. Pursuant to her separation agreement, Ms. Folsom is entitled to pro rata vesting of the performance awards, stock options and RSUs granted as part of her annual LTIP award in February 2017. As a result of her separation, Ms. Folsom forfeited 7,636 options, 3,563 RSUs, 5,993 TSR-based performance awards and $296,875 of cash-based performance awards at termination of her employment.

Performance-Based Awards (60% of LTIP Award Value)

Performance awards provide an incentive for executives to earn shares and cash based on our performance over a three-year performance period, with goals set at the beginning of each performance period. The performance awards do not pay dividends or carry voting privileges prior to vesting. In 2017, the three-year performance period began on January 1, 2017, and will end on December 31, 2019 (the "2017 Performance Period"). The value of the performance awards granted under the 2017 Performance Period was divided equally between relative TSR performance awards (which are equity-based) and ROCE performance awards (which are cash-based). The three-year goals focus management on driving attractive returns on the capital we employ and on increasing stockholder value.

TSR Performance Awards

TSR performance awards are based on relative performance, with the payout determined based on the rank of the Corporation's TSR compared to the TSR of peer group companies over the three-year performance period (see the "Long-Term Incentive Plan Performance Peer Group" on page 38). TSR is determined based on the following formula: final price plus dividends per share for the performance period, divided by the initial price, raised to 1/3, minus 1. The initial price and final price used are the average closing price for the 20 business days prior to the first and last day of the performance period, respectively.

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Compensation Discussion and Analysis

As noted in the table below, above market performance at the 60th percentile is required for target payout, and no payout is made for performance below the 30th percentile.

Level	2017 Relative TSR Ranking	Award Payout as a % of Target(1)

	<30th percentile	0%

Threshold	30th percentile	50%

Target	60th percentile	100%

Maximum	90th percentile	200%

(1)
Interpolation is used to determine actual awards between the threshold, target, and maximum levels.

In order to address any potential pay for performance disconnect should the Corporation's TSR be negative over the performance period (regardless of relative performance) payouts may be capped as follows:

•
Payout is capped at target if the Corporation's TSR is 0% to -5% on a compound annual growth rate ("CAGR") basis;

•
Payout is capped at threshold if the Corporation's TSR is between -5% to -10% on a CAGR basis; and

•
Payout is forfeited if the Corporation's TSR is lower than -10% on a CAGR basis.

The negative cap policy is effective for grants made in 2016 and later.

ROCE Performance Awards

The payout is determined based on our weighted average cost of capital (noted as return on capital employed or "ROCE"), over the three-year performance period. ROCE is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. The weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively. The ROCE awards payout at 50% at the threshold level, 100% at the target level, and 200% at the maximum level. ROCE performance goals are not disclosed during an ongoing performance period due to competitive reasons. Beginning in 2015, the ROCE awards were granted in cash, rather than shares, to mitigate dilutive effects of a share grant.

2015 Performance Awards

The performance period for the 2015 performance awards ended on December 31, 2017. The value of the 2015 performance awards was equally divided between relative TSR performance awards and ROCE performance awards. While the relative TSR performance met the performance goals, the ROCE performance did not, resulting in an overall payout of 37% of the target award. Each of the relative TSR and ROCE goals, results and payouts are described below.

2015 TSR Performance Awards

The Corporation's relative annualized TSR compared to the selected peer group for the performance period was at the 44th percentile, and resulted in a payout of 74% of the target award. The payout for our NEOs is shown below. Messrs. Bradley and Soni did not receive a payout because they were not employed by the Corporation when the grant was made. Mr. Buckiso did not receive a payout because he was not eligible for TSR shares when the 2015 grant was made.

	Shares Granted at Target	Shares vested as a result of payout	Payout Rate	Delivered Value*

Burritt	33,070	24,495	74.07%	$1,077,535

Matthews	13,410	9,933	74.07%	$436,953

Rintoul	9,800	7,259	74.07%	$319,232

Longhi**	105,210	60,611	74.07%	$2,666,278

Folsom**	17,130	12,336	74.07%	$542,661

*
Delivered value is based on the fair market value of the shares on February 27, 2018, the date of vesting.

**
Pursuant to their respective separation agreements, the vesting for Mr. Longhi and Ms. Folsom is pro rated based on the last date of employment.

2015 ROCE Performance Awards

The actual ROCE performance for the performance period was below the threshold for payment, resulting in no payout.

2015-2017 Return on Capital Employed (ROCE) Performance Targets and Results

Performance Targets		Actual Results and Weighting		Payout Rate

Threshold	5%	Year 1 (20%)	–4.9%

Target	10%	Year 2 (30%)	0.0%

Maximum	15%	Year 3 (50%)	10.3%

		2015-2017 Period	4.2%	0%

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Compensation Discussion and Analysis

Restricted Stock Units (20% of LTIP Award Value)

Restricted stock units (RSUs) are awards that deliver shares of common stock and accumulated dividends upon vesting. RSUs generally vest ratably on each of the first, second and third anniversaries of the grant date, subject to the executive's continued employment on each vesting date.

The Committee believes that RSUs provide the best retention benefits among our long-term incentives, especially during times of challenging economic and industry conditions. They also enable our executives to build ownership in the Corporation, which addresses a key compensation objective. Additionally, because of the downside risk of owning stock, restricted stock units discourage executives from taking excessive risks that would not be in the best long-term interest of stockholders.

Stock Options (20% of LTIP Award Value)

Stock options are "at-risk" awards that reward executives for an increase in the Corporation's stock price over the term of the option. The value of the options is limited to the appreciation of our stock price, if any, above the option's exercise price after the option becomes exercisable and before it expires. Stock options are:

•
exercisable for a term of ten years;

•
subject to ratable vesting on each of the first, second and third anniversaries of the grant date; and

•
generally subject to continued employment on each vesting date.

On February 28, 2017, the Committee granted traditional stock options with an exercise price based on the fair market value on the date of grant, which was $39.265.

Other Awards

Mr. Bradley received a one-time cash award of $125,000 as part of his new-hire incentive. In January 2017, Ms. Folsom was granted 10,000 RSUs with a three-year cliff vesting schedule. As part of her separation agreement, the Committee accelerated the vesting of that award. In 2017, Mr. Soni received a cash award of $30,000, which was the second-installment of a new hire incentive.

Changes to the 2018 Compensation Program

•
Added Cash Conversion Cycle as an AICP Metric : In recognition of the Corporation's intense focus on cash efficiency, the Committee decided to replace the AICP Cash Flow metric with Cash Conversion Cycle (CCC). This metric is measured in days. EBITDA remains the second AICP metric.

•
Changed Weighting of AICP Metrics: The Committee rebalanced the weighting of the two metrics under the AICP to 70% EBITDA and 30% CCC. Previously EBITDA and Cash Flow were equally weighted.

•
Elimination of Stock Options from LTIP: The Committee eliminated stock options from the types of awards granted as part of the 2018 annual long-term awards. The annual awards for 2018 are composed of 40% RSUs and 60% performance awards (30% based on TSR, and 30% based on ROCE). Stock options previously made up 20% of the long-term grant.

•
Long-Term ROCE Performance Awards to be Granted in Stock: Half of the long-term performance awards are based on our ROCE metric. Since 2015 these awards have been granted in and pay out in cash. For 2018, the Committee granted these awards in equity to further align executive compensation with stockholder interests.

•
Revised Long-Term TSR Goals: The Committee revised the goals for the long-term TSR metric. The Committee believes the goals remain rigorous, as they still require above-market performance to achieve target payout. The revisions better align with the Committee's objective of providing long-term compensation that is both rigorous but achievable.

	2017 Grant	2018 Grant

Threshold:	30th %	30th %
Target:	60th %	55th %
Maximum:	90th %	80th %

Fixed Compensation and Benefits

Base Salary

Base salary is designed to compensate for the required day-to-day activities and responsibilities of each position. Base salary is set at a market competitive level to enable the Corporation to attract and retain talent. Actual salary levels take into account such factors as the contribution of the incumbent, individual qualifications and experiences, and internal value to the Corporation. Base salary is paid in cash.

Benefits

NEOs participate in many of the benefits provided to non-represented employees generally, including vacation and holiday benefits, insurance benefits, disability benefits, and medical and prescription drug programs. We believe these benefits support our overall retention objectives.

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Compensation Discussion and Analysis

Retirement Programs

We provide the retirement benefits described below in order to attract and retain talented executive officers. We believe our retirement programs are reasonable in light of competitive pay practices and the total compensation of our executives.

Tax-Qualified Plans

The Corporation maintains the following tax-qualified retirement programs (together, the "Qualified Plans"):

•
United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (the "Pension Plan"), which is a defined benefit plan; and

•
United States Steel Corporation Savings Fund Plan for Salaried Employees (the "Savings Plan"), which is a 401(k) defined contribution plan.

Participation in the Pension Plan was closed to new entrants on July 1, 2003 and benefits under the plan were frozen for all non-represented participants on December 31, 2015. Messrs. Matthews and Buckiso were the only NEOs covered by the Pension Plan and the Non Tax-Qualified Pension Plan described below. Mr. Matthews is the only NEO covered by the Supplemental Pension Program described below. Beginning in 2016, for all non-represented employees, the Corporation makes a contribution to a "Retirement Account" under the Savings Plan, which is in addition to any matching contributions made under the Savings Plan. Prior to 2016, non-represented employees who were covered by the Pension Plan were not eligible to receive Retirement Account contributions.

In 2017, all of the NEOs received matching contributions and Retirement Account contributions under the Savings Plan and participated in the related non-qualified plans described below.

Non Tax-Qualified Plans

The Corporation maintains the following non tax-qualified programs (together, the "Non-Qualified Plans") that are designed to provide retirement benefits to executives and other high-level employees of the Corporation and its affiliates:

•
United States Steel Corporation Non Tax-Qualified Pension Plan (the "Non Tax-Qualified Pension Plan");

•
United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program");

•
United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program");

•
United States Steel Corporation Non Tax-Qualified Retirement Account Program (the "Non Tax-Qualified Retirement Account Program"); and

•
United States Steel Corporation Supplemental Retirement Account Program (the "Supplemental Retirement Account Program").

Benefits under the Non Tax-Qualified Pension Plan and Supplemental Pension Program were frozen on

December 31, 2015 when the tax qualified Pension Plan was frozen for all non-represented participants.

The purpose of the Non Tax-Qualified Pension Plan, the Supplemental Thrift Program, and the Non Tax-Qualified Retirement Account Program is to provide benefits that are not permitted to be provided under the Qualified Plans due to certain limits under the Internal Revenue Code. The benefit accrual formulas under these Non-Qualified Plans are approximately equal to the formulas under the respective Qualified Plans.

The purpose of the Supplemental Pension Program and the Supplemental Retirement Account Program is to provide pension benefits based upon compensation paid under our short-term incentive compensation plans, which is excluded under the Qualified Plans. We provide a retirement benefit based on incentive pay to enable our executives (who receive more of their pay in the form of incentive compensation) to receive a comparable retirement benefit.

Benefits under the Supplemental Pension Program and the Supplemental Retirement Account Program are subject to service-based and age-based restrictions. Unless the Corporation consents, benefits under the Supplemental Pension Program are not payable if the executive voluntarily terminates employment (1) prior to age 60 or before completing 15 years of service, or (2) within 36 months of the date coverage under the program commenced. Similarly, unless the Corporation consents, benefits under the Supplemental Retirement Account Program are not payable if the executive voluntarily terminates employment (1) prior to age 55 or before completing 10 years of service (or, if earlier, attaining age 65), or (2) within 36 months of the date coverage under the program commenced. We believe that these restrictions help to support our retention objectives.

For more information on our retirement programs, see the Pension Benefits table and Non-Qualified Deferred Compensation table later in this proxy statement.

Perquisites and Security

In 2014, we examined the perquisites that historically have been offered to executives, and eliminated or reduced many of them, and none have been extended to any executive hired after November 2014. We continue to provide a limited number of reasonable perquisites as a recruiting and retention tool and to ensure the health and safety of our key executives. The perquisites available to our NEOs in 2017 are described in the footnotes to the Summary Compensation Table on page 40 of this proxy statement. In general, the perquisites:

•
facilitate the ability of our executives to do their jobs without undue distractions or delays;

•
have clear business-related purposes;

•
ensure accurate personal tax reporting of the financial intricacies of our compensation programs; and

•
provide a measure of security unavailable elsewhere.

The perquisites provided maximize the safe and efficient use of our executives' time and, by facilitating the development

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Compensation Discussion and Analysis

of commercial and other business relationships, provide a significant benefit to the Corporation and its stockholders.

The perquisites we provide include residential and personal security services to employees who are the subject of a credible and specific threat on account of his or her role with the Corporation. The level of security provided depends upon the nature of the threat. In 2017, Messrs. Longhi, Burritt and Buckiso were provided with security services. The Board believes that providing personal security in response to threats arising because of employment by the Corporation is business-related.

We do not provide gross-up payments to cover personal income taxes that may be attributable to any of the perquisites except for (a) relocation, (b) tax equalization and (c) expenses and travel related to expatriate assignments. These gross-ups are also provided to non-executive employees.

Change in Control Arrangements

The Corporation's Change in Control Severance Plan (the "CIC Plan") generally provides for the payment of severance benefits to certain eligible executives, including each of the named executive officers, in the event their employment with the Corporation terminates involuntarily following a change in control of the Corporation.

The CIC Plan enables our executives to evaluate corporate transactional opportunities that may be in the best interests of the Corporation's stockholders, while limiting concerns about the potential impact of such opportunities on their job security. Under the CIC Plan, payments require a "double trigger," meaning the named executive officer is eligible for change in control severance payments and benefits in the event that he or she is terminated without cause or voluntarily for good reason in connection with a change in control. In general, upon a change in control and termination each of our NEOs are entitled to a payment equivalent to a multiple of his or her salary and .annual incentive award For Messrs. Burritt and Bradley, the severance payment multiple is 2.5x and for Messrs. Matthews, Rintoul, Buckiso is 2x and for Mr. Soni is 1x. Neither Mr. Longhi nor Ms. Folsom are entitled to a change in control severance payment following termination of employment with the Corporation. We do not provide gross-up payments to cover personal income taxes that may be attributable to payments under the CIC Plan. See "Potential Payments Upon Termination or Change in Control" for additional information regarding the quantification of these potential payments and benefits.

Letter Agreements

In general, the Corporation does not enter into long-term employment agreements with its executives, but may enter into agreements for a limited period of time to attract or retain experienced professionals for high level positions. Under the terms of his offer of employment, Mr. Bradley is entitled to a severance payment of two times his annual base salary and target bonus if he is terminated without cause prior to July 27, 2019. Under the terms of a letter agreement with Mr. Buckiso which expires on November 20, 2018, Mr. Buckiso may become entitled to a payment of up to three and a half times his salary and target annual incentive award upon the occurrence of certain events.

Separation Agreements

In connection with his retirement, Mr. Longhi entered into a separation agreement with the Corporation, providing for, among other things, pro rata vesting of certain equity grants made in 2015 and 2016. Under his agreement and because Mr. Longhi was not employed for at least six months after the 2017 annual award grant date, Mr. Longhi forfeited the entirety of his 2017 long-term incentive awards. Under the agreement, Mr. Longhi agreed to a general release of claims, and non-solicitation, non-competition and non-disparagement provisions. In connection with her resignation from the Corporation, Ms. Folsom entered into a separation agreement providing for, among other things, (i) pro-rata vesting of various outstanding annually-granted performance awards, restricted stock unit grants and stock option awards; (ii) accelerated vesting of 10,000 restricted stock units that otherwise would not be vested as of her resignation; and (iii) cash payment of $1,260,000 in 12 installments and $50,000 in lieu of outplacement services. Under the agreement, Ms. Folsom agreed to a general release of claims, and non-solicitation, non-competition and non-disparagement provisions.

The Compensation Process

Independent Consultant and Management Input

The Committee retained Pay Governance, LLC as its independent consultant to assist in the evaluation of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant provides additional assurance that the Corporation's executive compensation programs are reasonable and consistent with the Corporation's objectives. The consultant reports directly to the Committee and does not perform services for management without the express approval of the Committee. There were no services performed by the consultant for management in 2017.

The consultant regularly participates in Committee meetings, including executive sessions, and advises the Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

With respect to the CEO's compensation, the Committee makes its determinations based upon its evaluation of the CEO's performance and with input from its consultant. Each year, the Committee reviews with the Board of Directors the CEO's goals and objectives, and the evaluation of the CEO's performance with respect to the prior year's goals and objectives. The CEO does not participate in the

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Compensation Discussion and Analysis

presentations to, or discussions with, the Committee in connection with the setting of his compensation.

Tally Sheets

The Committee uses tally sheets to evaluate the total compensation and projected payments to the named executive officers under various termination scenarios. This analysis is undertaken annually to assist the Committee in determining whether the compensation package of each named executive officer is appropriately aligned with our compensation philosophy and the compensation practices of our peers.

Peer Groups

The Committee also considers relevant market pay practices in its decision making process. The Committee uses the peer group data below as a frame of reference to guide executive compensation decisions. The Corporation utilizes two peer groups as described below:

•
Executive Compensation Peer Group. The peer group below is used to benchmark and assess the competitiveness of the compensation of our named executive officers.

•
Performance Peer Group. The performance peer group, which is more industry focused, is used to evaluate the long-term performance of our company for purposes of the relative TSR performance award. The performance peer group is being utilized to evaluate our performance against a targeted group of companies in our industry that we believe we need to outperform to be successful over the long term.

Long-Term Incentive Plan Executive Compensation Peer Group

The Executive Compensation peer group is used to serve as a market reference when making compensation decisions and designing program features and assess the competitiveness of each element of compensation and compensation in total. We also use this peer group as a reference when analyzing pay-for-performance alignment.

The Executive Compensation Peer Group was selected based on the following criteria:

•
large companies primarily from the Materials sector or Industrials sector within the Global Industry Classification Standard (GICS) classification codes

•
companies similar in complexity – specifically, companies that have:

•
revenues that range from half to double that of the Corporation;

•
capital intensive businesses as indicated by lower asset turnover ratios;

•
market capitalization reasonably aligned with the Corporation; and

•
similar employee levels

•
acceptable levels of financial and stockholder performance and a higher company stock price volatility (referred to as "beta") to align with that of the Corporation

•
elimination of companies with unusual compensation practices (e.g., company founders who receive little or no compensation and companies that are subsidiaries of other companies)

In setting the executive compensation peer group, the Committee considered a set of broader, industrial peers who might compete with the Corporation for talent as well as companies outside of the material/industrial industry who might attract our executives that have skills transferable outside of the metals industry.

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Compensation Discussion and Analysis

For 2018, Alcoa Corp. was added to the executive compensation peer group.

Long-Term Incentive Plan Performance Peer Group

The Committee believes the use of a performance peer group is appropriate because executive compensation arrangements and practices are influenced by business complexity and company size, and many of our industry competitors are much smaller than U. S. Steel.

The performance peer group consists of twelve domestic companies in the steel industry. The use of a second peer group or index for evaluating TSR is a common practice among our peers. Because steel industry companies have traded differently from many of our large industrial peers since 2012, the use of a second peer group is more appropriate when evaluating relative TSR performance. Peers were selected based on criteria that included:

•
specific domestic steel or steel-related industry;

•
five-year stock price correlation greater than 0.50; and

•
stock price beta greater than 1.0.

The 2017 Performance Peer Group consists of the following companies:

      AK Steel Holding Corporation

      Allegheny Technologies Inc.

      Carpenter Technology Corporation

      Cliffs Natural Resources Inc.

      Commercial Metals Company

      Nucor Corporation

      Olympic Steel Inc.

      Reliance Steel & Aluminum Co.

      Schnitzer Steel Industries, Inc.

      Steel Dynamics Inc.

      TimkenSteel Corporation

      Worthington Industries, Inc.

No changes were made to the Performance Peer Group for 2018.

Compensation Policies and Other Considerations

Stock Ownership and Holding Guidelines

We have comprehensive stock ownership and holding guidelines designed to align the interests of our executive officers with those of the Corporation's stockholders. As shown in the table below, our executives are required to accumulate and retain a minimum level of ownership in the Corporation's common stock based upon the salary midpoint for their position:

Executive**	Ownership Requirement* (Multiple of Salary Midpoint)

Burritt	6x

Bradley	3x

Matthews	3x

Buckiso	3x

Soni	1x

*
Unvested restricted stock units count towards the ownership requirement.

**
The table below does not include Messrs. Longhi and Rintoul or Ms. Folsom, who were not employed with the Corporation as of the date of filing.

Under our stock ownership guidelines, Mr. Burritt has a stock ownership requirement of 6x his salary midpoint. Messrs. Bradley, Matthews, and Buckiso each have a stock ownership requirement of 3x their salary midpoint; and Mr. Soni has an ownership requirement of 1x his salary midpoint. The stock ownership guidelines require that an executive must retain 100% of the after-tax value of stock acquired upon the vesting of restricted stock units and performance awards and 100% of the after-tax value of shares issued upon the exercise of stock options until the ownership requirement is satisfied. All of the NEOs are in compliance with the terms of the policy.

Anti-Hedging and Pledging

We have a policy that prohibits all directors and employees, including the named executive officers, from engaging in any transaction that is designed to hedge or offset any decrease in our stock price. Our anti-pledging policy prohibits directors and executive officers, including the named executive officers, from pledging our stock as collateral for a loan or holding shares in a margin account.

Clawback Policy

The Board has adopted a policy setting forth procedures to recover payment if an executive engaged in any fraud or misconduct, including gross negligence that caused or partially caused the need for a material restatement of the Corporation's publicly filed financial results. For any periods as to which a performance-based award was paid or credited to the executive, such award shall be subject to reduction, cancellation or reimbursement to the Corporation at the Board's discretion. This policy is set forth in our Corporate Governance Principles which are available on our website www.ussteel.com.

38     |    United States Steel Corporation   |  2018 Proxy Statement

Compensation Discussion and Analysis

Compensation and Risk Management

The Committee's compensation consultant annually performs a risk assessment of our executive compensation program and, based on its most recent review, the consultant has determined that our compensation program contains a variety of features that mitigate unnecessary risk taking, including the following:

•
Compensation Mix: Executive officers receive a mixture of short-term and long-term incentives in addition to base salary. Long-term incentives, which are paid mostly in equity, make up the majority of our executives' compensation;

•
Capped Awards: Payments under our short-term incentive plan are capped at 227% of target and our performance awards are capped at 200% of target;

•
Performance Metrics: Different metrics are used in the short-term and long-term incentive programs; and

•
Stock Ownership: Executive officers are required to own a significant amount of common stock determined as a multiple of their salary midpoint.

For these reasons, the Committee concluded that our 2017 compensation and organization policies and practices are not reasonably likely to create a risk that could have a material adverse effect on the Corporation.

Accounting and Tax Considerations

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences to the Corporation. Tax consequences, including but not limited to tax deductibility by the Corporation, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond the control of the Corporation. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by the Corporation. For a detailed discussion of the accounting impacts on various elements of long-term incentive compensation, see footnote 14 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 21, 2018.

    United States Steel Corporation   |  2018 Proxy Statement     |     39

Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

The titles of executives used in the compensation tables of this proxy statement reflect the current titles of each executive.

Summary Compensation Table

The following table sets forth certain compensation information for U. S. Steel's Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other most highly compensated executive officers (referred to as "Named Executive Officers" or "NEOs") who rendered services to U. S. Steel and its subsidiaries during 2017.

Name	Year(1)	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4)(5) ($)	Option Awards(4)(6) ($)	Non-Equity Incentive Compensation(7) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)

David B. Burritt	2017	$929,710	—	$2,459,987	$983,960	—	—	$320,543	$4,694,200
President & Chief	2016	$800,000	—	$891,720	$447,864	$1,820,000	—	$116,000	$4,075,584
Executive Officer	2015	$780,250	—	$1,375,213	$549,991	—	—	$291,041	$2,996,495

Kevin P. Bradley Executive Vice President & Chief Financial Officer	2017	$300,003	$125,000	$437,707	$174,918	$273,003	—	$56,382	$1,367,013

Douglas R. Matthews	2017	$541,000	—	$557,285	$222,954	$409,429	$162,208	$162,752	$2,055,628
Senior Vice President -	2016	$541,000	—	$361,605	$181,580	$833,140	$225,984	$91,565	$2,234,874
Industrial, Service Center and Mining Solutions	2015	$537,000	—	$557,600	$222,988	—	$399,272	$45,340	$1,762,200

Scott D. Buckiso Senior Vice President - European Solutions & President USSK	2017	$412,500	—	$250,171	$100,027	$324,968	$48,226	$539,827	$1,675,719

David J. Rintoul Senior Vice President - Tubular Business	2017	$499,000	—	$407,579	$163,048	$393,661	—	$145,012	$1,608,300

Mario Longhi	2017	$750,000	—	$4,374,704	$1,749,926	$1,023,750	—	$796,752	$8,695,132
Former President &	2016	$1,500,000	—	$2,837,507	$1,425,049	$4,528,125	—	$632,670	$10,923,351
Chief Executive Officer	2015	$1,428,750	—	$4,374,953	$1,749,972	—	—	$1,054,990	$8,608,665

Suzanne R. Folsom	2017	$700,000	—	$1,036,022	$285,059	—	—	$1,923,374	$3,944,455
Former General Counsel,	2016	$700,000	—	$462,105	$232,078	$1,274,000	—	$124,620	$2,792,803
Chief Compliance Officer & Senior Vice President - Government Affairs	2015	$668,750	—	$712,364	$285,036	—	—	$474,546	$2,140,696

Pipasu H. Soni Vice President - Finance, Former Interim CFO	2017	$367,917	$30,000	$207,144	$82,990	$215,853	—	$61,193	$965,097

(1)
Amounts are not reported for 2015 and 2016 if the executive was not an NEO in those years. Mr. Bradley was hired in 2017 and Messrs. Buckiso, Rintoul and Soni were not Named Executive Officers in 2015 and 2016.

(2)
Salaries provided reflect the actual amount earned in each year. Salary in 2017 for Mr. Bradley reflects a partial year based on his hire date of July 27, 2017.

(3)
Bonus includes cash hiring incentive.

(4)
Stock and option award grant date values are computed in accordance with Accounting Standard Codification Topic 718 (ASC 718), as described in footnote 14 to the financial statements included in the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2017 which was filed with the SEC on February 21, 2018. The Stock Awards column includes restricted stock units and performance awards that are reported at the target number of shares and the grant date fair value of such awards includes a factor for the probable performance outcome of the performance awards which are based on TSR, and excludes the effect of estimated forfeitures. The maximum payout for the performance awards is 200% of target. In the event that these awards would be paid at maximum payouts, the maximum payments for the portion of the stock awards column that is allocated to performance awards would be in 2015: $1,673,342 for Mr. Burritt, $678,546 for Mr. Matthews, $495,880 for Mr. Rintoul, $5,323,626 for Mr. Longhi, and $866,778 for Ms. Folsom. Messrs. Bradley, Buckiso, and Soni did not receive the 2015 Performance Share Grant. The potential maximum payouts in 2016 would be: $879,798 for Mr. Burritt, $356,686 for Mr. Matthews, $132,864 for Mr. Buckiso, $260,762 for Mr. Rintoul, $2,799,466 for Mr. Longhi and $455,986 for Ms. Folsom. Messrs. Bradley and Soni did not receive the 2016 Performance Share Grant. The potential maximum payouts in 2017 would be: $2,951,826 for Mr. Burritt, $525,292 for Mr. Bradley, $668,520 for Mr. Matthews, $300,092 for Mr. Buckiso, $489,258 for Mr. Rintoul, $5,250,110 for Mr. Longhi, $854,716 for Ms. Folsom and $248,590 for Mr. Soni. These amounts do not include the value of restricted stock units included in the stock awards column.

(5)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for the NEOs is $39.27 for our 2017 restricted stock unit grants, $14.78 per share for our 2016 restricted stock unit grants, and $24.78 for our 2015 restricted stock unit grants. Performance award grants were granted in two portions, one cash grant based on a 3-year weighted average return on capital employed measure and disclosed in the Grants of Plan-Based Awards table, and the second equity grant based on a total

40     |     United States Steel Corporation   |  2018 Proxy Statement

Executive Compensation Tables

  shareholder return (TSR) measure. The grant date fair market value used to calculate the 2017 performance awards based on TSR is $49.52; $10.02 per share for our 2016 performance awards based on TSR; and $24.95 per share for our 2015 TSR shares. Mr. Burritt received a 2017 annual grant of equity in conjunction with his promotion to President and Chief Executive Officer which consisted of 20,980 restricted stock units and 35,530 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Burritt's grant is $20.69 per share for the restricted stock units and $18.32 per share for the performance award based on TSR. Mr. Bradley received a 2017 new hire grant of equity which consisted of 7,580 restricted stock units and 13,080 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's grant is $23.10 per share for the restricted stock units and $20.08 per share for the performance award based on TSR. Ms. Folsom received a 2017 retention grant of equity which consisted of 10,000 restricted stock units. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Ms. Folsom's grant is $32.36 per share for the restricted stock units. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2017, financial statement footnote 14.

(6)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718, is $18.32 per share for our 2017 stock option grants; $6.24 per share for our 2016 stock option grants, and $10.04 per share for our 2015 stock option grants. For further detail, see our report on Annual Report on Form 10-K for the year-ended December 31, 2017, Financial Statement footnote 14. Mr. Burritt received a 2017 annual grant of equity in conjunction with his promotion to President and Chief Executive Officer which consisted of 43,530 stock options. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Burritt's grant is $9.97 per share for the stock options. Mr. Bradley received a 2017 new hire grant of equity which consisted of 15,730 stock options. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's grant is $11.12 per share for the stock options. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2017, financial statement footnote 14.

(7)
The Non-Equity Incentive Plan Compensation benefits are short-term incentive awards and represent the aggregate amount of incentive awards earned pursuant to the Corporation's Annual Incentive Compensation Plan ("AICP"). The amount shown for Mr. Soni also includes $9,396 awarded pursuant to the Corporation's short-term incentive plan.

(8)
These amounts represent the aggregate increase in actuarial value on an accumulated benefit obligation (ABO) basis that accrued to each Named Executive Officer in 2017 under the Corporation's retirement plans and programs, calculated using the same assumptions used for the Corporation's annual financial statements except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions, and the present value of the accumulated benefits for each executive reflecting all benefits earned as of December 31, 2017 by the executive under each plan are shown under the 2017 Pension Benefits table. The values reported in the earnings column of the 2017 Nonqualified Deferred Compensation table are not included here because the earnings are not above-market and are not preferential. These amounts exclude any benefits to be paid from plans of formerly affiliated companies.

(9)
Components of "All Other Compensation" are as follows:

	ALL OTHER COMPENSATION IN 2017

Name	U. S. Steel Savings Plan Contributions(a)	Non Qualified Defined Contribution Plan Accruals(b)	International Tax Gross Ups & Reimbursements(c)	Separation Payments(d)	Perquisites(e)	TOTAL

Burritt	$35,333	$254,175	—	—	$31,035	$320,543
Bradley	$39,396	$2,896	—	—	$14,090	$56,382
Matthews	$26,148	$123,114	—	—	$13,490	$162,752
Buckiso	$31,750	$64,265	$423,885	—	$19,927	$539,827
Rintoul	$37,920	$73,404	$7,322	—	$26,366	$145,012
Longhi	$36,500	$457,140	—	$112,198	$190,914	$796,752
Folsom	$31,417	$178,373	—	$1,699,023	$14,561	$1,923,374
Soni	$35,192	$26,001	—	—	—	$61,193

(a)
U. S. Steel Savings Plan Contributions include: (i) employer matching contributions that were made in the form of the Corporation's common stock and (ii) other non-elective employer contributions known as Retirement Account contributions that were made to the executive's 401(k) account in the U. S. Steel Savings Plan (a federal income tax-qualified defined contribution plan also known as a "401(k) plan") during the most recently completed fiscal year.

(b)
The Non Qualified Defined Contribution Plan Accruals include accruals under the following programs:

•
The Supplemental Thrift Program, in which benefits accrue in the form of phantom shares of U. S. Steel common stock equal to the portion of the Corporation's matching contributions to the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation and annual contributions.

•
The Non Tax-Qualified Retirement Account Program, which provides book accruals equal to the amount of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation and annual contributions.

•
The Supplemental Retirement Account Program, which provides book accruals equal to the applicable Retirement Account contribution rate (8.5% for all NEOs) under the U. S. Steel Savings Plan multiplied by incentive compensation paid under our short-term incentive compensation programs.

(c)
Payments related to international assignments. For Mr. Buckiso this includes taxes paid on his behalf to his host country tax jurisdiction of $263,713, housing benefits of $49,990, U. S. tax gross-ups of $68,886, an international assignment premium and home leave benefits.

(d)
Payments to Mr. Longhi include $112,198 for unused vacation. Payments to Ms. Folsom include $112,773 for unused vacation, $276,250 in incremental value relating to a change in the vesting terms of her January 31, 2017 stock award, and $1,310,000 in other payments related to her separation agreement.

(e)
The amount shown for Mr. Burritt includes personal aircraft use and dues and initial fees for a club membership used for business purposes. The aggregate incremental cost of the personal use of corporate aircraft is calculated using the rate per flight hour for the type of corporate aircraft used. The rates are published twice per year by a nationally recognized and independent service. The calculated incremental costs for personal flights include the costs related to all flight hours flown in connection with the personal use. The Corporation consistently applies allocation methods for flights that are not entirely either business or personal. The amount shown for Mr. Bradley includes relocation expenses. The amount shown for Mr. Matthews includes financial planning services. The amount shown for Mr. Buckiso includes the cost of a company provided automobile. Amounts shown for Mr. Rintoul include a company paid executive physical. The amount shown for Mr. Longhi includes $133,429 for personal aircraft use, $38,540 for personal security, and the cost of financial planning services. The amount shown for Ms. Folsom includes the cost of financial planning services. Not included in All Other Compensation are the values of dividends paid on restricted stock awards because these amounts are considered in determining the grant date fair market value shown under the "Stock Awards" column of the Summary Compensation Table.

    United States Steel Corporation   |  2018 Proxy Statement     |     41

Executive Compensation Tables

Grants of Plan-Based Awards

The following table summarizes the grant of non-equity incentive compensation and equity-based incentive compensation to each Named Executive Officer in 2017.

									All Other Stock Awards: Number of Shares of Stock or Units(7) (#)	All Other Option Awards: Number of Securities Underlying Options(8) (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(6)							Grant Date Fair Value of Stock and Option Awards(10) ($)
											Exercise Price of Option Awards(9) ($/Share)	Closing Price on Grant Date ($/Share)
Name	Plan Name(1)	Grant Date(2)	Threshold(4) ($)	Target ($)	Maximum(5) ($)	Threshold (#)	Target (#)	Maximum (#)

Burritt	AICP	3/27/2017	$594,565	$1,189,130	$2,705,271	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$412,500	$825,000	$1,072,500	8,330	16,660	33,320	14,010	30,020	$39.265	$38.72	$1,925,072
	LTIP	5/31/2017	$325,500	$651,000	$846,300	17,765	35,530	71,060	20,980	43,530	$20.685	$20.85	$1,518,875

Bradley	AICP	3/27/2017	$150,002	$300,003	$682,508	—	—	—	—	—	—	—	—
	LTIP	8/1/2017	$131,250	$262,500	$341,250	6,540	13,080	26,160	7,580	15,730	$23.095	$22.72	$612,625

Matthews	AICP	3/27/2017	$216,400	$432,800	$984,620	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$167,250	$334,500	$434,850	3,375	6,750	13,500	5,680	12,170	$39.265	$38.72	$780,239

Buckiso	AICP	3/27/2017	$123,750	$247,500	$563,063	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$75,000	$150,000	$195,000	1,515	3,030	6,060	2,550	5,460	$39.265	$38.72	$350,198

Rintoul	AICP	3/27/2017	$174,650	$349,300	$794,658	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$122,250	$244,500	$317,850	2,470	4,940	9,880	4,150	8,900	$39.265	$38.72	$570,627

Longhi	AICP	3/27/2017	$562,500	$1,125,000	$2,559,375	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$1,312,500	$2,625,000	$3,412,500	26,505	53,010	106,020	44,560	95,520	$39.265	$38.72	$6,124,630

Folsom	AICP	3/27/2017	$280,000	$560,000	$1,274,000	—	—	—	—	—	—	—	—
	LTIP	1/31/2017	—	—	—	—	—	—	10,000	—	—	$32.71	$599,850
	LTIP	2/28/2017	$213,750	$427,500	$555,750	4,315	8,630	17,260	7,260	15,560	$39.265	$38.72	$997,481

Soni	AICP	3/27/2017	$103,125	$206,250	$469,219	—	—	—	—	—	—	—	—
	LTIP	2/28/2017	$62,250	$124,500	$161,850	1,255	2,510	5,020	2,110	4,530	$39.265	$38.72	$290,134

(1)
AICP refers to the Corporation's Annual Incentive Compensation Plan. LTIP refers to the Long-Term Incentive Compensation Program under the United States Steel Corporation 2005 Stock Incentive Plan and the United States Steel 2016 Omnibus Incentive Compensation Plan.

(2)
The grant date for the AICP represents the date that the Compensation & Organization Committee (the "Committee") established the annual incentive targets for the 2017 performance period.

(3)
Our NEOs received non-equity incentive awards under the AICP and LTIP in 2017. For a discussion of the plans, the 2017 performance targets and the 2017 award amounts, see the Short-Term Incentive Compensation and Long-Term Incentive Compensation sections in the "Compensation Discussion and Analysis" included in this proxy statement. Amounts shown reflect the amount that would be paid to each executive at each performance level, before consideration of individual performance.

(4)
The threshold level for the AICP award is based upon the lowest possible payouts for earnings before interest, taxes, depreciation, and amortization (EBITDA) (25% of target) and cash flow (25% of target) for a combined threshold of 50%. In addition, individual performance is also considered and can increase an award by up to 30% or reduce or eliminate the award. The threshold level for the LTIP grant is based on 50% of the incentive target performance for return on capital employed (ROCE) performance award described in footnote 6.

(5)
The maximum level for the AICP award is based on 175% of the target award multiplied by the maximum personal performance adjustment of 130%. The maximum award under the LTIP ROCE performance awards is 200% of the target award.

(6)
Performance award grants were made on February 28, 2017 to all NEOs except for Mr. Bradley, whose award was granted on August 1, 2017, shortly following his date of hire. For 2017, performance awards represent approximately 60% of the total annual grant value, with half of the award value granted in cash long-term incentives based on the Corporation's three-year weighted average return on capital employed (ROCE) as the performance measure, and the other half of the award value granted in equity based on total shareholder return (TSR). ROCE weighted average return is based on 20% weighting of year one of the performance period, 30% weighting on the second year of the performance period and 50% weighting on the third year of the performance period. Vesting is performance-based and will occur, if at all, following the end of the three-year performance period (the "performance period") on the date the Committee meets to determine the Corporation's actual performance for the performance period. The payout is based upon the three-year weighted average ROCE for the period for the cash portion, and the rank of our TSR compared to the TSR of the companies in the peer group for the equity portion. Performance awards do not pay dividends or carry voting privileges. Executives may receive grants of options and restricted stock units in addition to performance awards under the LTIP. We have not engaged in any repricing or other material modification of any outstanding options or other equity-based award under the plan.

(7)
Restricted stock unit grants were made on February 28, 2017 to all NEOs except Mr. Bradley. The units are time-based awards subject to ratable vesting over a three-year period with one-third of the granted shares vesting on February 28, 2018; an additional one-third of the shares vesting on February 28, 2019; and the remaining one-third of the shares vesting on February 28, 2020, subject in each case to continued employment through the vesting dates. Additional RSU grants were made on May 31, 2017 to Mr. Burritt. The units are time-based awards subject to ratable vesting over a three-year period with one-third of the granted shares vesting on May 31, 2018; an additional one-third of the shares vesting on May 31, 2019; and the remaining one-third of the shares vesting on May 31, 2020, subject in each case to continued employment through the vesting dates. Restricted stock unit grants were made on August 1, 2017 to Mr. Bradley. The units are time-based awards subject to ratable vesting over a three-year period with one-third of the granted shares vesting on August 1, 2018; an additional one-third of the shares vesting on August 1, 2019; and the remaining one-third of the shares vesting on August 1, 2020, subject in each case to continued employment through the vesting dates.

(8)
Option grants were made on February 28, 2017 to all NEOs except Mr. Bradley. The option grants are time-based, with a ten-year term and vest over a three-year period with one-third of the granted shares vesting on February 28, 2018; an additional one-third of the shares vesting on February 28, 2019; and the remaining one-third of the shares vesting on February 28, 2020, subject in each case to continued employment on the vesting dates. Additional option grants were made on May 31, 2017 to Mr. Burritt. The option grants are time-based, with a ten-year term and vest over a three-year period with one-third of the granted shares vesting on May 31, 2018; an additional one-third of the shares vesting on May 31, 2019; and the remaining one-third of the shares vesting on May 31, 2020, subject in each case to continued employment on the vesting dates. Option grants were made on August 1, 2017 to Mr. Bradley. The option grants are time-based, with a ten-year term and vest over a three-year period with one-third of the granted shares vesting on August 1, 2018; an additional one-third of the shares vesting on August 1, 2019; and the remaining one-third of the shares vesting on August 1, 2020, subject in each case to continued employment on the vesting dates.

(9)
Exercise Price of Option Awards represents the fair market value on the date of grant.

(10)
This column represents the full grant date fair market value for the equity incentive awards, stock awards and option awards, calculated in accordance with ASC 718 based on the average of the high and low stock price on the date of the grant. The restricted stock units accrue dividends at a non-preferential rate ($0.05) per share (as of the last announced dividend) that are paid when the underlying restricted stock units vest. The value of these dividends is reflected in the fair market value of the restricted stock unit grant. Restricted stock units carry no voting privileges. The target number of TSR performance awards is also based on the fair market value on the date of grant and includes a factor predicting the probable outcome of the performance goal for the grant. The factor for the February 28, 2017 performance award grant was 126.0185%, the factor for the May 31, 2017 performance award grant was 88.5801%, and the factor for the August 1, 2017 performance award grant was 86.9257% as determined by a third-party consultant using a Monte Carlo valuation model. The maximum payout for the ROCE performance awards is 200% of target. Accordingly, if maximum share payouts were achieved for such performance awards, the aggregate grant date fair value for such awards would be twice the target amount disclosed in the table related to such performance awards. The value shown for Ms. Folsom includes the incremental value attributed to the change in vesting terms of her January 2017 grant.

42     |     United States Steel Corporation   |  2018 Proxy Statement

Executive Compensation Tables

Outstanding Equity Awards at 2017 Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)(5) ($)

Burritt	5/27/2014	16,780	—	$24.285	5/27/2024	—	—	—	—
	2/24/2015	18,260	18,260	$24.780	2/24/2025	7,400	$260,406	33,070	$861,977
	2/22/2016	—	—	—	—	—	—	44,300	$3,117,834
	5/31/2016	23,916	47,834	$14.780	5/31/2026	20,200	$710,838	—	—
	2/28/2017	—	30,020	$39.265	2/28/2027	14,010	$493,012	16,660	$512,572
	5/31/2017	—	43,530	$20.690	5/31/2027	20,980	$738,286	35,530	$1,093,138

Bradley	8/1/2017	—	15,730	$23.095	8/1/2027	7,580	$266,740	13,080	$402,427

Matthews	5/27/2008	1,600	—	$169.225	5/27/2018	—	—	—	—
	5/26/2009	11,660	—	$29.805	5/26/2019	—	—	—	—
	5/25/2010	7,680	—	$45.650	5/25/2020	—	—	—	—
	5/31/2011	10,730	—	$45.805	5/31/2021	—	—	—	—
	5/29/2012	19,960	—	$22.305	5/29/2022	—	—	—	—
	5/28/2013	22,080	—	$25.000	5/28/2023	—	—	—	—
	5/27/2014	22,450	—	$24.285	5/27/2024	—	—	—	—
	2/24/2015	14,806	7,404	$24.780	2/24/2025	3,000	$105,570	13,410	$349,535
	2/22/2016	—	—	—	—	—	—	17,960	$1,264,025
	5/31/2016	9,696	19,394	$14.780	5/31/2026	8,194	$288,347	—	—
	2/28/2017	—	12,170	$39.265	2/28/2027	5,680	$199,879	6,750	$207,675

Buckiso	5/27/2008	450	—	$169.225	5/27/2018	—	—	—	—
	5/26/2009	3,960	—	$29.805	5/26/2019	—	—	—	—
	5/25/2010	1,890	—	$45.650	5/25/2020	—	—	—	—
	5/31/2011	3,250	—	$45.805	5/31/2021	—	—	—	—
	5/29/2012	7,410	—	$22.305	5/29/2022	—	—	—	—
	5/28/2013	7,240	—	$18.640	5/28/2023	—	—	—	—
	5/27/2014	8,970	—	$24.285	5/27/2024	—	—	—	—
	2/24/2015	5,920	2,960	$24.780	2/24/2025	1,200	$42,228	—	—
	2/22/2016	—	—	—	—	—	—	6,690	$470,842
	5/31/2016	3,606	7,214	$14.780	5/31/2026	3,047	$107,224	—	—
	2/28/2017	—	5,460	$39.265	2/28/2027	2,550	$89,735	3,030	$93,223

Rintoul	5/27/2008	1,400	—	$169.225	5/27/2018	—	—	—	—
	5/26/2009	7,640	—	$29.805	5/26/2019	—	—	—	—
	5/25/2010	2,880	—	$45.650	5/25/2020	—	—	—	—
	5/31/2011	8,950	—	$45.805	5/31/2021	—	—	—	—
	2/24/2015	—	5,414	$24.780	2/24/2025	2,194	$77,207	9,800	$255,439
	2/22/2016	—	—	—	—	—	—	13,130	$924,089
	5/31/2016	—	14,180	$14.780	5/31/2026	5,994	$210,929	—	—
	2/28/2017	—	8,900	$39.265	2/28/2027	4,150	$146,039	4,940	$151,987

Longhi	5/27/2014	50,580	—	$24.285	6/30/2020	—	—	—	—
	2/24/2015	58,100	19,367	$24.780	6/30/2020	—	—	—	—
	5/31/2016	76,100	6,341	$14.780	6/30/2020	—	—	—	—

Folsom	1/27/2014	6,667	—	$25.560	12/29/2020	—	—	—	—
	5/27/2014	7,484	—	$24.285	12/29/2020	—	—	—	—
	2/24/2015	9,463	8,938	$24.780	12/29/2020	—	—	—	—
	5/31/2016	12,393	16,352	$14.780	12/29/2020	—	—	—	—
	2/28/2017	—	7,924	$39.265	12/29/2022	—	—	—	—

Soni	4/26/2016	—	—	—	—	12,500	$439,875	—	—
	5/31/2016	3,670	7,340	$14.780	5/31/2026	3,100	$109,089	—	—
	2/28/2017	—	4,530	$39.265	2/28/2027	2,110	$74,251	2,510	$77,224

    United States Steel Corporation   |  2018 Proxy Statement     |     43

Executive Compensation Tables
(1)
All options vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or, for the 2015 and 2016 grants, to pro rata vesting for retirement during the vesting period. For the options granted in 2017, the options fully vest upon attainment of age 60 with 5 years of service, or age 65, provided that the executive is employed for at least six months following the date of grant. Such options partially vest after 30 years of service or attainment of age 55 with 10 years of service.

(2)
Options generally expire 10 years after the date of grant. Upon a retirement or a "termination with consent," options granted prior to 2017 expire three years after the date of termination of employment, and options granted in 2017, expire five years after the date of termination of employment.

(3)
All restricted stock units vest in equal increments on the first three anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period; For the RSUs granted in 2017, the RSUs fully vest upon attainment of age 60 with 5 years of service, or age 65, provided that the executive is employed for at least six months following the date of grant. Such RSUs partially vest after 30 years of service or attainment of age 55 with 10 years of service. Notwithstanding the foregoing, the restricted stock unit retention grant awarded to Ms. Folsom in 2017 and the restricted stock unit new hire grant issued to Mr. Soni in 2016, are conditioned on continued employment with the Corporation and subject to three-year cliff vesting on the third anniversary of the date of grant. The vesting of Ms. Folsom's grant was accelerated pursuant to her separation agreement.

(4)
Value is based on $35.19 per share, which was the closing price of the stock on December 29, 2017.

(5)
The performance LTIP was split between an equity award based on TSR relative to a peer group and a long-term performance cash award based on ROCE. The 2015 performance period ended on December 31, 2017. Using stock prices and dividends reported since the beginning of the performance period, we estimate that, through December 31, 2017, the Corporation has performed at the 44th percentile relative to a peer group which resulted in a final award of 74.07% of target for the relative TSR portion. The 2015 ROCE equity award performance was below threshold and is valued at zero as of December 31, 2017. Based on performance through December 31, 2017, the 2016 TSR equity award is performing at a level that would earn a payout at 200% of plan and based on the first year of the performance period, the 2017 TSR equity award is performing at a level that would earn a payout at 87.43% of target. The ROCE cash awards for 2015, 2016 and 2017 are not shown on this table. Based on performance through December 31, 2017 these awards are indicating below threshold results for 2015 and above target results for 2016 and 2017.

Option Exercises and Stock Vested in 2017

The following table illustrates for each Named Executive Officer, on an aggregate basis, the value realized from the exercise of stock options and from the vesting of restricted stock awards and performance awards in 2017.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Burritt	204,630	$3,275,641	75,529	$2,629,825
Bradley	—	—	—	—
Matthews	—	—	33,001	$1,154,341
Buckiso	—	—	3,947	$100,501
Rintoul	32,263	$362,569	22,396	$775,939
Longhi	—	—	230,594	$8,007,682
Folsom	24,429	$365,150	37,905	$1,306,726
Soni	—	—	1,550	$32,054

(1)
Represents the difference between the market value on the date of exercise and the exercise price for the number of shares exercised.

(2)
Represents the market value on the vesting date of time-vested restricted awards and performance awards which had met the performance criteria. Value shown is before taxes.

Pension Benefits

The following table illustrates the actuarial present value of pension benefits accumulated by Named Executive Officers as of December 31, 2017. Messrs. Matthews and Buckiso were the only NEOs covered by the Corporation's defined benefit pension plans which was closed to new entrants in 2013, and for which benefit accruals were frozen for all non-represented participants on December 31, 2015.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)

Matthews	U. S. Steel Pension Plan	25	$1,233,622
	Non Tax-Qualified Pension Plan	25	$1,008,900
	Supplemental Pension Program	25	$2,174,051
	Total	—	$4,416,573

Buckiso	U. S. Steel Pension Plan	25	$1,111,560
	Non Tax-Qualified Pension Plan	25	$124,588
	Total	—	$1,236,148

(1)
Service shown represents credited service years (rounded) used to calculate accrued benefits as of December 31, 2017. Credited service was frozen on December 31, 2015.

(2)
Accumulated benefit at December 31, 2017. The present value of accumulated benefits is calculated using the assumptions used in the preparation of the Corporation's financial statements contained in the Annual Report on Form 10-K, except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions used for the calculations in this table and in the Summary Compensation Table include a 4.00% discount rate for the 2017 calculations (4.00% for 2016 and 4.25% for 2015); a lump sum rate assumption of 3.0% for 2017 (3.0% for 2016 and 3.0% for 2015) assuming the Section 417(e) minimum was not applicable; a 100% lump sum benefit election for all plans; and unreduced benefit ages, which at December 31, 2017, are age 62 for the U. S. Steel Pension Plan and age 60 for the Non Tax-Qualified Pension Plan and the Supplemental Pension Program.

44     |     United States Steel Corporation   |  2018 Proxy Statement

Executive Compensation Tables

U. S. Steel Pension Plan

The United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 ("U. S. Steel Pension Plan") provides defined benefits for substantially all non-represented, domestic employees who were hired before July 1, 2003. Messrs. Burritt, Bradley, Rintoul, Longhi, and Soni who were hired in 2013, 2017, 2007, 2012 and 2016 respectively, and Ms. Folsom, who was hired in 2014, are not participants in the U. S. Steel Pension Plan and the related nonqualified plans. Mr. Matthews and Mr. Buckiso are participants under the U. S. Steel Pension Plan and the related non-qualified plans as noted under "Pension Plan Compensation" on page 55. Benefits under the U. S. Steel Pension Plan and the related non-qualified plans described below were frozen for all non-represented participants on December 31, 2015.

The U. S. Steel Pension Plan is designed to provide eligible employees with replacement income during retirement. The two primary benefits provided to non-represented employees are based on final earnings (the "Final Earnings Benefit") and career earnings (the "Career Earnings Benefit") formulas. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pension payments. The Internal Revenue Code (the "Code") limits the amount of pension benefits that may be paid from tax-qualified pension plans.

The Final Earnings Benefit component is based on a formula using a specified percentage (dependent on years of service) of average monthly earnings which is determined from the five consecutive 12-month calculation periods in which the employee's aggregate earnings were the highest during the last ten 12-month calculation periods of continuous service prior to retirement. Incentive compensation is not considered when determining average monthly earnings. Eligibility for an unreduced Final Earnings Benefit under the U. S. Steel Pension Plan is based on attaining at least 30 years of credited service or at least age 62 with 15 years of credited service. In addition to years of service and earnings while employed by the Corporation, service and earnings for certain purposes include those accrued while working for certain affiliated companies.

The annual normal retirement benefit under the Career Earnings Benefit component is equal to 1.3% of total career earnings. Incentive compensation is not considered when determining total career earnings. Career Earnings Benefits commenced prior to attaining normal retirement or age 62 with 15 years of service, but after attaining age 58, are subject to an early commencement reduction equal to one-quarter of one percent for each month the commencement of pension payments precedes the month in which the participant attains the age of 62 years. Career Earnings Benefits commenced prior to attaining age 58 are based on 1.0% of total career earnings and subject to a larger early commencement reduction. If he had retired on December 31, 2017, Mr. Matthews' annual Career Earnings Benefits would have been reduced by 53.33%, and if Mr. Buckiso had retired on December 31, 2017, his annual Career Earnings Benefits would have been reduced by 58.88%.

Benefits accrued for each executive for the purpose of calculating both the Final Earnings and Career Earnings Benefits are limited to the executive's unreduced base salary and foreign service premium, if any, subject to the compensation limit under the Code.

U. S. Steel Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and career earnings and final average earnings as of December 31, 2015. Final average earnings is based on the average of the monthly salaries paid in the highest five consecutive 12 month period during the ten years preceding December 31, 2015.

The salary amounts include base salary, excluding incentive compensation. The number of years of credited service in the 2017 Pension Benefits table shows the number of years earned and used to calculate the accrued benefits reported.

Non Tax-Qualified Pension Plan

The purpose of the United States Steel Corporation Non Tax-Qualified Pension Plan ("Non Tax-Qualified Pension Plan") is to compensate individuals for the loss of benefits under the U. S. Steel Pension Plan that occur due to certain limits established under the Code. The amount payable under the Non Tax-Qualified Pension Plan is equal to the difference between the benefits the executive actually receives under the U. S. Steel Pension Plan and the benefits that the executive would have received under the U. S. Steel

Pension Plan except for the limitations imposed by the Code. Benefits under the Non Tax-Qualified Pension Plan were frozen on December 31, 2015.

Benefits paid under the Non Tax-Qualified Pension Plan are in the form of an actuarially determined lump sum payable to the executive upon termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the Non Tax-Qualified Pension Plan and is based on the same provisions as the U. S. Steel Pension

Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and estimated career earnings and final average earnings as of December 31, 2015.

    United States Steel Corporation   |  2018 Proxy Statement     |     45

Executive Compensation Tables

Supplemental Pension Program

The purpose of the United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program") is to provide a pension benefit for executives and certain non-executives who participate in the U. S. Steel Pension Plan with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Benefits under the Supplemental Pension Program were frozen on December 31, 2015.

Executives with at least 15 years of continuous service become eligible to receive a benefit under the Supplemental Pension Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who (a) terminates employment prior to age 60 or (b) terminates employment within 36 months of the date coverage under the Supplemental Pension Program begins, unless, in either case, the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Distributions are subject to the six-month waiting period under Section 409A of the Code for specified employees.

An executive's average earnings are used to calculate the benefit under the Supplemental Pension Program and are defined as the average monthly earnings derived from the total short-term incentive (described as Non-Equity Incentive Plan Compensation in the Summary Compensation Table in this proxy statement) paid or credited to the executive under the Annual Incentive Compensation Plan with respect to the three calendar years for which short-term incentive payments were the highest out of the last ten consecutive calendar years prior to the executive's termination. Benefits are paid as an actuarially determined lump sum.

Supplemental Pension Program Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned through December 31, 2015 by an executive under the Supplemental Pension Program. Assumptions used in the calculations include a normal retirement age of 60, a lump sum payment, and credited service and average earnings as of December 31, 2015. Credited service under the Supplemental Pension Program is the same as under the U. S. Steel Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to accruals for each NEO under the Corporation's non-qualified defined contribution plans in 2017. 2017 Year-End Aggregate Balances are as of December 31, 2017.

Executive	Plan Name	2017 Company Contributions/ Accruals(1)	2017 Aggregate Earnings(2)	2017 Year-End Aggregate Balance

Burritt	Supplemental Thrift Program	$43,116	$30,079	$253,717
	Non Tax-Qualified Retirement Account Program	$56,359	$21,258	$215,368
	Supplemental Retirement Account Program	$154,700	$36,211	$335,623
	Total	$254,175	$87,548	$804,708

Bradley	Supplemental Thrift Program	$2,896	$14	$2,910
	Non Tax-Qualified Retirement Account Program	$—	$—	$—
	Supplemental Retirement Account Program	$—	$—	$—
	Total	$2,896	$14	$2,910

Matthews	Supplemental Thrift Program	$21,640	$19,413	$192,381
	Non Tax-Qualified Retirement Account Program	$30,657	$6,480	$64,624
	Supplemental Retirement Account Program	$70,817	$9,255	$80,072
	Total	$123,114	$35,148	$337,077

Buckiso	Supplemental Thrift Program	$12,750	$6,229	$54,362
	Non Tax-Qualified Retirement Account Program	$15,313	$2,928	$31,703
	Supplemental Retirement Account Program	$36,202	$27,353	$189,020
	Total	$64,265	$36,510	$275,085

46     |     United States Steel Corporation   |  2018 Proxy Statement

Executive Compensation Tables

Executive	Plan Name	2017 Company Contributions/ Accruals(1)	2017 Aggregate Earnings(2)	2017 Year-End Aggregate Balance

Rintoul	Supplemental Thrift Program	$14,970	$14,800	$173,024
	Non Tax-Qualified Retirement Account Program	$19,465	$22,619	$200,413
	Supplemental Retirement Account Program	$38,969	$30,412	$258,453
	Total	$73,404	$67,831	$631,890

Longhi	Supplemental Thrift Program	$30,000	$(145,860)	$326,109
	Non Tax-Qualified Retirement Account Program	$42,250	$56,507	$480,225
	Supplemental Retirement Account Program	$384,890	$99,815	$914,446
	Total	$457,140	$10,462	$1,720,780

Folsom	Supplemental Thrift Program	$30,417	$25,469	$194,052
	Non Tax-Qualified Retirement Account Program	$39,667	$21,106	$166,896
	Supplemental Retirement Account Program	$108,290	$30,851	$231,756
	Total	$178,374	$77,426	$592,704

Soni	Supplemental Thrift Program	$7,500	$1,754	$9,254
	Non Tax-Qualified Retirement Account Program	$8,401	$152	$8,553
	Supplemental Retirement Account Program	$10,100	$1,496	$11,596
	Total	$26,001	$3,402	$29,403

(1)
Accruals are included in the All Other Compensation column of the Summary Compensation Table (see footnote 9 to that table for more detail.) Accruals in prior years have been reported in prior years under All Other Compensation in the Summary Compensation Table.

(2)
Determined by taking the balance at the end of 2017, less 2017 accruals, less the balance at the beginning of 2017, and adding dividend equivalents.

Supplemental Thrift Program

The purpose of the United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program") is to compensate individuals for the loss of matching contributions by the Corporation under the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation (which limit was $270,000 in 2017) and combined Corporation and individual annual contributions (which limit was $54,000 in 2017). Under the Supplemental Thrift Program, executives accrue benefits in the form of phantom shares of U. S. Steel common stock. In the aggregate, the benefit accruals under the Supplemental Thrift Program and the matching contributions under the U. S. Steel Savings Plan may equal up to 6% of the executive's eligible base salary.

Executive Compensation Tables

An executive receives a lump sum distribution of the benefits payable under this program upon his or her termination of employment with five or more years of continuous service, prior to attaining five years of continuous service, with the consent of the Corporation, or because of death, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Retirement Account Program

The purpose of the United States Steel Corporation Non Tax-Qualified Retirement Account Program is to compensate individuals for the loss of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation (which was $270,000 in 2017) and combined Corporation and individual annual contributions (which limit was $54,000 in 2017). Retirement Account contributions are non-elective employer contributions that are in addition to the matching contributions made by the Corporation under the U. S. Steel Savings Plan. All of the NEOs participate in the Non Tax-Qualified Retirement Account Program.

Under the Non Tax-Qualified Retirement Account Program, accrued benefits are recorded in a notional account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. In the aggregate, benefit accruals under this program and the Retirement Account contributions under the U. S. Steel Savings Plan shall equal 8.5% of the executive's eligible base salary.

Benefits under this program are payable in a lump sum distribution following the termination of employment (a) after completing three years of continuous service, or (b) prior to completing three years of continuous service, with the consent of the Corporation; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Payments are subject to the six-month waiting period under Section 409A of the Code for specified employees.

Supplemental Retirement Account Program

The purpose of the Supplemental Retirement Account Program is to provide Retirement Account contributions with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Accrued benefits under the Supplemental Retirement Account Program are recorded in a hypothetical account and credited with

    United States Steel Corporation   |  2018 Proxy Statement     |    47

earnings as if the account had been invested in the U. S. Steel Savings Plan. Executives who complete at least 10 years of continuous service (or, if earlier, attain age 65) become eligible to receive a benefit under the Supplemental Retirement Account Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who terminates employment (a) prior to age 55 or (b) within

36 months of the date coverage under the program begins, unless the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Benefits are payable in the form of a lump sum distribution following termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The compensation and benefits payable to our executives upon termination vary depending upon the event triggering the termination and the executive's relevant employment facts at the time of termination. For purposes of the tables and discussions included in this section, we have assumed the following termination scenarios (the column references are to the columns in the tables that follow):

Termination Scenarios

Voluntary Termination (with Consent) or Retirement – (Column A)

This termination scenario assumes retirement pursuant to a retirement plan. Benefits under the Supplemental Pension Program are not payable to an executive who voluntarily terminates employment prior to age 60, unless the Corporation consents to such termination. We have assumed the Corporation's consent to retire prior to age 60 under this scenario; however, the Corporation usually reserves its consent for an executive who has served the Corporation well, is not leaving for an opportunity at another company, and is not leaving prior to the development of his or her successor.

With respect to long-term incentives, the Compensation & Organization Committee (the "Committee") has discretion to terminate unvested awards upon termination. While the Committee reserves the right to decide these matters on a case-by-case basis, its practice has been to prorate the vesting of the shares scheduled to vest during the current vesting period for the time employed during the current vesting period (for example, in the case of stock options and restricted stock units, ten months worked during the twelve-month vesting period from March 2017 to February 2018 would result in a vesting of ten-twelfths of the number of shares scheduled to vest in February 2018, with no such pro rata vesting for the shares scheduled to vest after February 2018). Given our assumption under this scenario that the Committee has consented to the executive's retirement, the pro rata vesting discussed above has been applied to the calculations in the tables below with the following exception. For the 2017 long-term incentive awards, the awards are fully vested if the executive attained age 60 with 5 years of service or age 65 prior to retirement, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

Voluntary Termination (Without Consent) or Involuntary Termination (for Cause) – (Column B)

This termination scenario assumes that the Corporation does not consent to an executive's voluntary termination of his or her employment prior to age 60, or that the Corporation terminates the executive's employment for cause. Under these conditions, the Committee is not likely to exercise any discretion that it may have in favor of the executive and, accordingly, we have not assumed the exercise of any discretion in favor of executives with respect to unvested awards for purposes of the calculations in the tables below.

Involuntary Termination (Not for Cause) – (Column C)

Events that could cause the Corporation to terminate an executive's employment involuntarily, not for cause, include the curtailment of certain lines of business or a facility shutdown where the executive's services are no longer required due to business conditions or an organizational realignment. Prior to the involuntary termination, the executive may be eligible for benefits under our Supplemental Unemployment Benefit Program for Non-Union Employees, which may include the payment of a percentage of base salary, basic life and health insurance. For purposes of determining the vesting of equity awards upon termination, we have assumed the executive's employment was terminated on December 31, 2017. Awards are prorated upon termination for purposes of the calculations in the tables below with the following exception. For the 2017 long-term incentive awards, the awards are fully vested if the executive attained age 60 with 5 years of service or age 65 prior to the involuntary termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

48     |     United States Steel Corporation   |  2018 Proxy Statement

Potential Payments Upon Termination or Change in Control

Change in Control and Termination – (Column D)

All of the NEOs are covered by the Corporation's Change in Control Severance Plan (the "CIC Plan"), effective January 1, 2016, as described in the Compensation Discussion and Analysis section of the proxy statement. In addition to the severance benefits paid pursuant to the CIC Plan, all long-term incentive awards would vest upon a change in control and a termination, and benefits would be paid according to each benefit plan's provisions following the termination of an executive's employment in connection with a change in control. The following discussion describes the events and circumstances that would trigger payments under the CIC Plan.

Generally, payments are triggered upon the occurrence of both a Change in Control of the Corporation and termination of the executive's employment by the Corporation other than for cause. Under the CIC Plan, each executive agrees to remain in the employ of the Corporation until the earlier of (i) a date three months after a Change in Control and (ii) a date six months after a Potential Change in Control (as defined below). Payments are also triggered if the executive terminates his or her employment for Good Reason (as defined below); however, in order for the Corporation to be obligated to pay the benefits under the contract, all Good Reason terminations must also involve an actual Change in Control (if the Good Reason termination occurs prior to a Change in Control, the Change in Control must be a 409A Change in Control; see definition below).

Following a Change in Control, if there is a termination by the Corporation (other than for Cause or Disability) or by the executive for Good Reason, the executive is entitled to the following benefits:

•
Accrued compensation and benefits;

•
Cash severance;

•
Supplemental Retirement Benefit;

•
Welfare Benefits;

•
Outplacement services;

•
Supplemental Savings Plan Benefit – equal to the unvested portion of the Corporation's contributions on behalf of the executive under the tax-qualified and non tax-qualified savings plans; and

•
Legal fees – reimbursement for legal fees incurred as a result of termination of employment and incurred in contesting or disputing such termination or seeking to enforce any right or benefit under the CIC Plan or in connection with any tax audit relating to Sections 4999 (excise taxes) or 409A (deferred compensation) of the Code.

A "Good Reason" termination involves a voluntary termination following any of these events:

•
An executive is assigned duties inconsistent with his or her position;

•
Reduction in base salary;

•
Relocation in excess of 50 miles from the executive's current work location;
•
Failure to continue all of the Corporation's employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the executive participates or failure of the Corporation to continue the executive's participation therein at amounts and levels relative to other participants;

•
Failure of the Corporation to obtain agreement from any successor to the Corporation to assume and perform the CIC Plan; or

•
Any termination that is not effected pursuant to a Notice of Termination (a Notice of Termination is to be given by the Corporation in connection with any termination for cause or disability and the executive must give a notice of termination in connection with a termination for good reason).

A "Change in Control" happens under the CIC Plan if any of the following occurs:

•
A person (defined to include individuals, corporations, partnerships, etc.) acquires 20% or more of the voting power of the Corporation;

•
A merger occurs involving the Corporation except (a) a merger with at least a majority of continuing directors or (b) a merger constituting the disposition of a division, business unit or subsidiary;

•
A change in the majority of the Board of Directors;

•
A sale of all or substantially all of the assets of the Corporation; or

•
Stockholder approval of a plan of complete liquidation.

A "Potential Change in Control" occurs if:

•
The Corporation enters into an agreement that would result in a Change in Control;

•
A person acquires 15 percent or more of the voting power of the Corporation;

•
There is a public announcement by any person of intentions that, if consummated, would result in a Change in Control; or

•
The Corporation's Board of Directors passes a resolution stating that a Potential Change in Control has occurred.

A "409A Change in Control" is similar to a Change in Control, except that it meets the requirements of Section 409A of the Code. The main difference between the two definitions is that a 409A Change in Control requires a person to acquire 30% of the total voting power of the Corporation's stock, while a Change in Control requires a person to acquire 20% of the total voting power of the Corporation's stock. A 409A Change in Control must occur prior to any payment in the event the termination precedes the Change in Control. In other words, payments under the CIC Plan are due to the executive if:

•
there is an involuntary termination by the Corporation (other than for cause or disability) or a voluntary termination by the executive for Good Reason;

    United States Steel Corporation   |  2018 Proxy Statement     |    49

Potential Payments Upon Termination or Change in Control
•
the executive reasonably demonstrates that an Applicable Event (defined below) has occurred; and

•
a 409A Change in Control occurs within twenty-four months following the termination.

An "Applicable Event" (a term used for various purposes, including defining points at which compensation amounts and periods are measured) means a Change in Control, Potential Change in Control or actions of a third party who has taken steps reasonably calculated to effect a Change in

Control. To the extent required by Section 409A of the Code, payments would be delayed six months following the applicable reference date.

As mentioned above, a "double trigger" must occur prior to the Corporation incurring any liability under the CIC Plan; that is, for there to be payments under the CIC Plan, both of the following must occur: (i) a termination and (ii) a Change in Control (or, in some cases, a 409A Change in Control).

Disability and Death(Columns E and F)

Employees with at least 15 years of continuous service who are covered by the U. S. Steel Pension Plan and become totally and permanently disabled prior to age 65 are eligible to retire on a permanent incapacity pension. The criteria for a disability termination under the Long-Term Incentive Compensation Program are the same as for a disability termination under Section 409A of the Code. If an employee with at least 15 years of service dies while actively employed, benefits under the Corporation's qualified and non-qualified plans are calculated as if the employee had retired on the date of his or her death.

Potential Payments Upon Termination Tables

The following tables were developed using the above termination scenarios, and an estimation of the amounts that would be payable to each NEO under the relevant scenario. A discussion of each of the types of compensation follows the tables. Amounts shown for Mr. Longhi and Ms. Folsom reflect actual amounts that they became entitled to at their termination of employment. Non-qualified retirement benefits and equity awards will be distributed six months after their termination dates. The estimated present values of the benefits provided to the NEOs under each of these termination scenarios were determined using the following assumptions:

1.
Unless otherwise noted, the tables reflect values as of December 31, 2017 that NEOs would have been entitled to, following, or in connection with a termination of employment, with the triggering event occurring on December 31, 2017;

2.
The stock price used for valuation purposes for the long-term incentive awards was the closing stock price on December 29, 2017, which was $35.19;

3.
The normal life expectancy obtained from the 1971 Group Annuity Mortality Tables, or, for a permanent incapacity type of pension, life expectancy obtained from the Disabled Life Expectancy Tables (wages and salaried) based on the Corporation's experience, made gender neutral on a nine to one male/female ratio; and

4.
The December 31, 2017 Pension Benefit Guaranty Corporation interest rate of 0.75% was used to determine 2017 lump sum payment amounts.

Potential Payments Upon Termination
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination	Disability(3)	Death

Burritt	Severance & Compensation Elements
	Cash Severance	—	—	$300,000	$4,408,666	—	—
	Short-Term Incentive	$1,082,109	—	$1,082,109	—	$1,082,109	$1,082,109
	Stock Options (Unvested)(4)	$688,676	—	$688,676	$2,428,749	$2,428,749	$2,428,749
	Restricted Stock (Units)(4)	$704,890	—	$704,890	$2,202,542	$2,202,542	$2,202,542
	Performance Stock Award(5)	$5,037,322	—	$5,037,322	$9,403,783	$7,124,923	$7,124,923

	Benefits
	Non-Qualified Deferred Compensation	$804,708	$215,368	$804,708	$804,708	$804,708	$804,708
	Welfare Benefits	—	—	—	$4,884	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$579,209	—	—

	TOTAL	$8,317,705	$215,368	$8,617,705	$19,832,541	$13,643,031	$13,643,031

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Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination (Cont'd.)
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination	Disability(3)	Death

Bradley	Severance & Compensation Elements
	Cash Severance	—	—	$1,400,000	$2,500,008	—	—
	Short-Term Incentive	$273,003	—	$273,003	—	$273,003	$273,003
	Stock Options (Unvested)(4)	$26,428	—	$26,428	$190,254	$190,254	$190,254
	Restricted Stock (Units)(4)	$37,055	—	$37,055	$266,740	$266,740	$266,740
	Performance Stock Award(5)(6)	$309,144	—	$309,144	$927,433	$463,716	$463,716

	Benefits
	Non-Qualified Deferred Compensation	$2,910	—	$2,910	$2,910	$2,910	$2,910
	Welfare Benefits	—	—	—	$59,421	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$424,029	—	—

	TOTAL	$648,540	—	$2,048,540	$4,370,795	$1,196,623	$1,196,623

Matthews	Severance & Compensation Elements
	Cash Severance	—	—	$297,550	$2,225,427	—	—
	Short-Term Incentive	$409,429	—	$409,429	—	$409,429	$409,429
	Stock Options (Unvested)(4)	$179,720	—	$179,720	$472,908	$472,908	$472,908
	Restricted Stock (Units)(4)	$227,644	—	$227,644	$593,796	$593,796	$593,796
	Performance Stock Award(5)	$1,718,641	—	$1,718,641	$2,841,483	$2,403,138	$2,403,138

	Benefits
	Pension Plan Compensation	$6,855,416	$1,994,691	$9,607,690	$9,607,690	$7,313,755	$5,840,218
	Non-Qualified Deferred Compensation	$337,077	$257,005	$337,077	$337,077	$337,077	$337,077
	Welfare Benefits	—	—	—	$58,878	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$288,816	—	—

	TOTAL	$9,727,927	$2,251,696	$12,777,751	$16,426,075	$11,530,103	$10,056,566

Buckiso	Severance & Compensation Elements
	Cash Severance	—	—	$233,750	$693,750	—	—
	Short-Term Incentive	$324,968	—	$324,968	—	$324,968	$324,968
	Stock Options (Unvested)(4)	$68,644	—	$68,644	$178,052	$178,052	$178,052
	Restricted Stock (Units)(4)	$91,424	—	$91,424	$239,187	$239,187	$239,187
	Performance Stock Award(5)(6)	$532,153	—	$532,153	$994,821	$798,194	$798,194

	Benefits
	Pension Plan Compensation	$1,140,213	$1,140,213	$2,946,953	$2,946,953	$2,214,217	$1,123,611
	Non-Qualified Deferred Compensation	$275,085	$86,065	$275,085	$275,085	$275,085	$275,085
	Welfare Benefits	—	—	—	$63,611	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$226,889	—	—

	TOTAL	$2,432,487	$1,226,278	$4,472,977	$5,618,348	$4,029,703	$2,939,097

Rintoul	Severance & Compensation Elements
	Cash Severance	—	—	$212,075	$1,807,929	—	—
	Short-Term Incentive	$393,661	—	$393,661	—	$393,661	$393,661
	Stock Options (Unvested)(4)	$131,386	—	$131,386	$345,774	$345,774	$345,774
	Restricted Stock (Units)(4)	$271,949	—	$271,949	$434,175	$434,175	$434,175
	Performance Stock Award(5)	$1,683,651	—	$1,683,651	$2,077,279	$1,756,768	$1,756,768

	Benefits
	Non-Qualified Deferred Compensation	$631,890	$631,890	$631,890	$631,890	$631,890	$631,890
	Welfare Benefits	—	—	—	$44,889	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$223,263	—	—

	TOTAL	$3,112,537	$631,890	$3,324,612	$5,565,199	$3,562,268	$3,562,268

    United States Steel Corporation   |  2018 Proxy Statement     |     51

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination (Cont'd.)
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination	Disability(3)	Death

Longhi	Severance & Compensation Elements
	Cash Severance	$112,198	—	—	—	—	—
	Short-Term Incentive	$1,023,750	—	—	—	—	—
	Stock Options (Unvested)(4)	$331,030	—	—	—	—	—
	Restricted Stock (Units)(4)	$370,375	—	—	—	—	—
	Performance Stock Award(5)	$7,767,155	—	—	—	—	—

	Benefits
	Non-Qualified Deferred Compensation	$1,720,780	—	—	—	—	—
	Welfare Benefits	$19,243	—	—	—	—	—
	Supplemental Retirement Benefit(7)	—	—	—	—	—	—

	TOTAL	$11,344,531	—	—	—	—	—

Folsom	Severance & Compensation Elements
	Cash Severance	$1,422,773	—	—	—	—	—
	Short-Term Incentive	—	—	—	—	—	—
	Stock Options (Unvested)(4)	$426,789	—	—	—	—	—
	Restricted Stock (Units)(4)	$852,407	—	—	—	—	—
	Performance Stock Award(5)	$2,095,687	—	—	—	—	—

	Benefits
	Non-Qualified Deferred Compensation	$592,704	—	—	—	—	—
	Welfare Benefits	$31,376	—	—	—	—	—

	TOTAL	$5,421,736	—	—	—	—	—

Soni	Severance & Compensation Elements
	Cash Severance	—	—	$75,000	$589,950	—	—
	Short-Term Incentive	$215,853	—	$215,853	—	$215,853	$215,853
	Stock Options (Unvested)(4)	$43,698	—	$43,698	$149,809	$149,809	$149,809
	Restricted Stock (Units)(4)	$52,504	—	$492,379	$623,215	$623,215	$623,215
	Performance Stock Award(5)(6)	$108,759	—	$108,759	$326,242	$163,139	$163,139

	Benefits
	Non-Qualified Deferred Compensation	$29,403	—	$29,403	$29,403	$29,403	$29,403
	Welfare Benefits	—	—	—	$63,344	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$253,626	—	—

	TOTAL	$450,217	—	$965,092	$2,035,589	$1,181,419	$1,181,419

(1)
The term "with Consent" means consent with respect to each component of pay. This termination scenario typically involves retirement pursuant to a retirement plan or, if an NEO has not yet attained the necessary age and service requirements for retirement, a voluntary termination with consent.

(2)
The value shown for cash severance benefits represents the total that would be paid over a specified period. Cash severance amounts shown for Mr. Longhi and Ms. Folsom also include payments for accrued and unused vacation.

(3)
All benefit amounts would become payable on May 31, 2018 under a permanent incapacity pension, five months following a disabling event that occurred on December 31, 2017.

(4)
The annual restricted awards and option awards include pro rata vesting on each grant date anniversary. The retention award granted to Mr. Soni will vest 100% on the third anniversary of the date of the grant. The vesting of the restricted stock award granted in January 2017 to Ms. Folsom was accelerated upon her termination of employment.

(5)
Values shown for the Performance awards are calculated as follows:

•
The values shown for the 2015 equity award for TSR and the cash award for ROCE are based on the actual value at the end of the Performance Period on December 31, 2017.

•
The 2015 TSR grant finished the Performance Period at the 44th percentile of the peer group indicating a payout of 74.07% of the target number of shares. The 2015 ROCE grant ended the Performance Period with below threshold results indicating that the entire award will be forfeited.

•
The values shown for the 2016 and 2017 TSR equity and ROCE cash grants in columns A and C represent a pro-rated award based on the number of months worked during the performance period divided by the total number of months in the performance period multiplied by the expected performance through December 2017.

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Potential Payments Upon Termination or Change in Control
  •
  In the event of a Change in Control, the performance period is ended on the date of the CIC and the actual performance is calculated based on the abbreviated Performance Period to determine the "Achieved Performance Award." The balance of the award if any is forfeited and the "Achieved Performance Award" remains subject to employment restrictions through the third anniversary date of the grant unless the Grantee's employment is terminated without cause after a Change in Control before the third anniversary date of the grant, in which the award will be immediately vested and released.

  •
  In the event of disability or death, the awards are immediately vested and distributed based on the following rules:

  Death or Disability prior to the end of the first year of the Performance Period – 0% vested

  Death or Disability at or after the end of the first year of the Performance Period but prior to the end of the second year of the Performance Period – 50% vested

  Death or Disability at or after the end of the second year of the Performance Period – 100% vested

(6)
Mr. Buckiso did not receive Performance Awards in 2015. The vesting outcomes described in footnote 5 reflect his 2016 and 2017 grants of performance awards. Messrs. Bradley and Soni did not receive Performance Awards in 2015 or 2016. The vesting outcomes described in footnote 5 reflect their 2017 performance awards.

(7)
For all NEOs, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if his employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31st.

Termination and Change-in-Control Provisions

Cash Severance

No cash severance payments are made with respect to an executive's termination of employment due to voluntary termination (with consent or retirement) (Column A), voluntary termination (without consent) or involuntary termination for cause (Column B), disability (Column E) or death (Column F).

Under our broad-based Supplemental Unemployment Benefit Program covering most non-represented employees, monthly cash benefits are payable to executives for up to 12 months (depending on years of service) while on layoff in the event of an involuntary termination not for cause (Column C).

Cash severance is one of the payments made to executives under the Change in Control Severance Plan in the event of a termination in connection with a Change in Control (Column D).

Under the plan, payment would be made in a lump sum amount equal to 2.5x for Messrs. Burritt and Bradley, 2x for Messrs. Buckiso, Matthews and Rintoul, and 1x for Mr. Soni the sum of (a) base salary and (b) the current target under the short-term incentive compensation program (or, if higher than the target, the average short-term incentive compensation for the prior three years).

The benefits under the Supplemental Unemployment Benefits Program and the Change in Control Program are contingent upon the execution of an agreement which contains a general release of claims and confidentiality, non-disparagement and non-solicitation provisions.

Short-Term Incentive

Following a voluntary termination with the Committee's consent or a retirement (Column A), a disability (Column E), or death (Column F), an executive would be entitled to receive a short-term incentive award if (a) the relevant performance goals are achieved, (b) the executive is employed for at least six months during the performance period, and (c) the Committee does not exercise its discretion to reduce or eliminate the award. For purposes of the short-term incentive program, retirement means a termination of employment after having completed 30 years of service, attainment of age 60 with 5 years of service, or attainment of age 65.

If an executive's employment terminates voluntarily without the Committee's consent or involuntarily (Columns B and C), regardless of whether the termination is for cause or not for cause, no short-term incentive award is payable.

Because the cash severance payment, discussed above, includes a multiple of the target short-term incentive, no payments are made pursuant to the short-term incentive program in the event of a Change in Control (Column D).

Stock Options

Following a voluntary termination with the Committee's consent or a retirement (Column A), and subject to the Committee's discretion, (i) a prorated number of an executive's unvested stock options granted in 2015 and 2016 would vest based on the number of complete months worked during the vesting period and (ii) the stock options granted in 2017 would fully vest if the executive attained age 60 with 5 years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the

Supplemental Pension Program and partially vest after 30 years of service or after attainment of age 55 with 10 years of service. The remaining unvested options would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested options vest immediately. All vested options granted under the current stock plan remain exercisable for three years (five years for options granted in 2017) after termination or, if less, until the original expiration date.

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Potential Payments Upon Termination or Change in Control

If an executive's employment terminates voluntarily without the Committee's consent or involuntarily for cause (Column B), all remaining unvested options are forfeited.

For involuntary terminations that are not for cause (Column C), we have assumed that the executive terminated employment on December 31, 2017 and that a prorated number of options vested based on the number of complete months worked during the vesting year (February 2017 to February 2018 for the 2017 grant, May 2017 to May 2018 for the 2016 grant, and February 2017 to February 2018 for the 2015 grant).

Stock options include a "double-trigger" and require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested stock options would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Restricted Stock Units

Following a voluntary termination with the Committee's consent or a retirement (Column A), and subject to the Committee's discretion, (i) a prorated number of an executive's unvested restricted stock units granted in 2015 and 2016 would vest based on the number of complete months worked during the vesting period and (ii) the restricted stock units granted in 2017 would fully vest if the executive attained age 60 with 5 years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program and partially vest after 30 years of service or after attainment of age 55 with 10 years of service. The remaining unvested restricted stock units would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested restricted stock units vest immediately.

If an executive's employment terminates voluntarily without the Committee's consent or involuntarily for cause (Column B), all remaining unvested restricted stock units are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2017 and that a prorated number of restricted stock units vested based on the number of complete months worked during the vesting year (February 2017 to February 2018 for the 2017 grant, May 2017 to May 2018 for the 2016 grant, February 2017 to February 2018 for the 2015 grant).

Restricted stock units require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested restricted stock units would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Performance Awards

Following a voluntary termination with the Committee's consent or a retirement (Column A), and provided that the relevant performance goals are achieved, (i) the prorated value of the performance awards granted in 2015 and 2016 would vest based on the number of complete months worked during the relevant performance period (each is approximately three years) and (ii) the performance awards granted in 2017 would fully vest if the executive attained age 60 with 5 years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program and partially vest after 30 years of service or after attainment of age 55 with 10 years of service. For performance awards for which the performance goals are achieved, a modified proration is used in the event of a death (Column F) or disability (Column E) allowing 0% of the achieved award if such event occurs prior to the completion of the first third of the performance period, 50% of the achieved award if such event occurs on or after completion of the first third, but prior to completion of the second third, of the performance period, and 100% of the achieved award for events occurring on or after completion of the second third of the performance period.

This modified proration effectively shortens the post-termination waiting period to a maximum of two years, thereby allowing an estate to potentially close within two years, since there would be no value allowed for performance awards granted within one year of a participant's death.

If an executive's employment terminates voluntarily without the Committee's consent or involuntarily for cause (Column B), all remaining unvested performance awards are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2017 and that a prorated number of performance awards vested based on the number of complete months worked during the relevant performance period.

Performance awards require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. For these awards, the performance period would end upon the change in control; however, the awards would not vest until the earlier to occur of a termination

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Potential Payments Upon Termination or Change in Control

within 24 months of the change in control or the normal vesting date. Unvested performance awards would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Pension Plan Compensation

Pension Plan Compensation includes benefits under the following:

U. S. Steel Pension Plan

Benefits under the U. S. Steel Pension Plan are payable on behalf of Messrs. Matthews and Buckiso under each of the termination of employment scenarios. Refer to the "Pension Benefits" section for a description of the U. S. Steel Pension Plan. Benefits under the U. S. Steel Pension Plan may be payable under the Non Tax-Qualified Pension Plan to the extent they are limited by the qualified plan limitations established under the Internal Revenue Code.

If an executive is placed on involuntary layoff status as of December 31, 2017 (Column C), the executive would be eligible to remain on layoff for a period of up to two years. Having satisfied certain age and service requirements, Messrs. Matthews and Buckiso would each be eligible to commence a Rule-of-70/80 early retirement option on December 31, 2018 after being on layoff for one year. The present value amounts shown for an involuntary termination not for cause (Column reflect enhanced benefits attributable to the additional age and continuous service accrued while on layoff, the lower early-commencement charges, and a temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension.

If an executive becomes inactive on December 31, 2017 due to a disability (Column E), which is determined to be a permanent incapacity, the executive would be eligible to commence a Permanent Incapacity early retirement on May 31, 2018, which is five months after the qualifying disability. The present value amounts shown reflect enhanced benefits attributable to the additional age and continuous service accrued during the five-month period, and the lower early-commencement charges, but not the temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension or, if earlier, governmental disability benefits.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the survivor (typically his or her spouse) or, if there is no spouse, to the executive's estate. The present value amounts shown are equal to the higher of (i) the actuarial equivalent of the executive's pension benefit (excluding the survivor and surviving spouse's benefits) that would have been payable if the executive had retired on the date of death, or (ii) the value of the survivor and surviving spouse's benefits as defined in the U. S. Steel Pension Plan.

Non Tax-Qualified Pension Plan

Benefits from the Non Tax-Qualified Pension Plan are payable on behalf of Messrs. Matthews and Buckiso under each of the termination of employment scenarios. Refer to the "2017 Pension Benefits – Non Tax-Qualified Pension Plan" section for a description of the Non Tax-Qualified

Pension Plan. The present value amounts shown for the various termination scenarios vary based upon the total amount payable under the U. S. Steel Pension Plan before the application of the statutory limitations established by the Internal Revenue Code.

Supplemental Pension Program

Benefits from the Supplemental Pension Program are payable on behalf of Mr. Matthews under each of the termination of employment scenarios other than a voluntary termination without consent or an involuntary termination for cause (Column B), since Mr. Matthews, the only eligible NEO, has at least 15 years of continuous service as of December 31, 2017. Mr. Buckiso is a participant in the U. S. Steel Pension Plan; however, participation in the Supplemental Pension Program was frozen in March 2011 before Mr. Buckiso became eligible for the plan.

The present value amounts shown for an involuntary termination not for cause (Column C), a change in control and termination (Column D), and a disability (Column E) reflect benefits attributable to later commencement due to layoff because of an involuntary termination or the five-month period following the disability event.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the surviving spouse or, if there is no spouse, to the executive's estate. The present value amounts shown are equal to the actuarial equivalent of the executive's pension benefit (excluding the surviving spouse's benefits) that would have been payable with the Corporation's consent if the executive had retired on the date of death.

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Potential Payments Upon Termination or Change in Control

Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation includes benefits under the following plans:

Supplemental Thrift Program

The conditions for a payment of benefits under the Supplemental Thrift Program include the attainment of five years of continuous service. For Messrs. Matthews, Rintoul and Buckiso, this condition has been met and therefore, this benefit is payable under all termination scenarios. Because Messrs. Burritt, Bradley and Soni have not yet attained five years of continuous service, this benefit is only payable if employment is terminated with the consent of the Corporation or if the executive dies prior to retirement. For Mr. Longhi and Ms. Folsom, the Corporation consented to the payment of this benefit.

Non Tax-Qualified Retirement Account Program

The conditions for a payment of benefits under the Non Tax-Qualified Retirement Account Program include the attainment of three years of continuous service. For Messrs. Burritt, Matthews, Rintoul and Buckiso, this condition has been met and therefore, this benefit is payable under all termination scenarios. Because Messrs. Bradley and Soni have not yet attained three years of continuous service, this benefit is only payable if their employment is terminated with the consent of the Corporation or if the executive dies prior to retirement. Mr. Longhi and Ms. Folsom met the conditions for payment of this benefit.

Supplemental Retirement Account Program

The conditions for a payment of benefits under the Supplemental Retirement Account Program include the termination of employment after completing at least 10 years of continuous service or, if earlier, on or after the attainment of age 65. In addition, benefits are not payable if the participant terminates employment prior to age 55 or within 36 months of becoming a participant in the Plan. Because Mr. Rintoul meets these conditions, this benefit is payable under all termination scenarios. For Messrs. Burritt, Bradley, Matthews, Buckiso and Soni, who have not yet met these conditions, this benefit is only payable if (a) termination of employment occurs prior to age 65 with the consent of the Corporation, (b) employment is involuntarily terminated other than for cause, or (c) death prior to retirement. For Mr. Longhi and Ms. Folsom, the Corporation consented to the payment of this benefit.

Welfare Benefits

The amount shown for a change in control and termination (Column D) represents the estimated cost of providing active employee insurance coverage to the executive for a period of 36 months or, if earlier, until the executive's 65th birthday.

Supplemental Retirement Benefit

The supplemental retirement benefit represents the increase in retirement benefits to an executive in the event of a termination in connection with a change in control (Column D) and is paid pursuant to the CIC Plan (see "Termination Scenarios – Change in Control and Termination", above). For all NEOs, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement

Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if their employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31st.

Outplacement Services and Excise Tax Gross-Up

In the event of a termination in connection with a change in control (Column D), the CIC Plan provides for the payment of reasonable costs for outplacement services (two year maximum) for all terminations following an Applicable Event.

Gross-up payments are not provided to cover excise taxes imposed under Section 4999 of the Code for an executive who receives compensation under a Change in Control termination scenario (Column D).

56     |     United States Steel Corporation   |  2018 Proxy Statement

CEO Pay Ratio

CEO Pay Ratio

We are committed to a compensation program that is internally equitable to motivate our employees to advance the strategy of the Corporation and enhance stockholder value. The disclosure below presents the ratio of annual total compensation of our CEO to the annual total compensation of our Median Employee (defined below), excluding our CEO.

Because Mr. Burritt did not serve as our CEO for the entirety of 2017, for purposes of this disclosure, the annual total compensation for the CEO was determined by annualizing the compensation of Mr. Burritt based on his compensation as of October 1, 2017. This amount differs from Mr. Burritt's "Total Compensation" reported in the Summary Compensation Table on page 40 of this proxy statement because he served as CEO for only for a portion of the year, and, consequently, actually earned a lower salary and lower compensation under the AICP and LTIP while he served as our Chief Financial Officer and Chief Operating Officer.

We calculated each employee's annual total cash compensation to identify our Median Employee. The calculation of annual total cash compensation of each employee was determined by calculating the total cash compensation over the twelve-months ended October 1, 2017 (the "Determination Date"). Pay elements that were included in the annual total cash compensation for each employee are:

Salary, base wages and/or overtime received (as applicable);

•
annual incentive payment received for performance in fiscal year 2016 (for non-represented employees);

•
cash incentive payments, based on production (for represented employees only);

•
Quarterly profit sharing payments (for represented employees only); and
•
Other cash payments (including payments related to shift differential, holidays and vacations) (for represented employees only).

Our calculation includes all full-time, part-time, temporary and seasonal employees of the Corporation and its consolidated subsidiaries employed as of October 1, 2017 (other than the CEO). Also, included in the data were 129 leased employees employed by third parties for whom we determined the compensation. All of our thirteen employees located in the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, representing less than 5% of our total employee population, were excluded due to administrative challenges related to collecting the necessary data for these employees. We excluded 3, 3, 3, 1, 2 and 1 employees from the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, respectively. Our total U.S. employee and non-U.S. employee population (including leased employees), during the twelve-month period ended October 1, 2017, was 27,637, which is the number of employees used to determine that the excluded employees represent less than 5% of our total employee population.

We applied a foreign currency exchange rate to all compensation elements paid in currencies other than U.S. dollars.

We determined the Median Employee by: (i) calculating the annual total cash compensation described above for each employee; (ii) ranking the annual total cash compensation of all employees except for the CEO, from lowest to highest; and (iii) identifying the employee with the median total cash compensation (who we refer to as the "Median Employee"). Once the Median Employee was determined, that employee's annual total compensation was calculated in the same manner as the "Total Compensation" shown for our CEO in the "Summary Compensation Table."

Median Employee 2017 Total Compensation $72,635	CEO 2017 Total Compensation (Annualized) $5,618,557	2017 CEO Pay Ratio = 77:1

The annual total compensation for fiscal year 2017 for our CEO was $5,618,557 (on an annualized basis) and for the Median Employee was $72,635. The resulting ratio of our CEO's annual total compensation, calculated as described above, to the annual total compensation of our Median Employee for fiscal year 2017 is 77 to 1.

    United States Steel Corporation   |  2018 Proxy Statement     |     57

Audit Committee Report

Audit Fees

The following table shows the fees paid to PricewaterhouseCoopers LLP ("PwC") for professional services for 2017 and 2016:

	(Dollars in millions)
	2017	2016

Audit(1)	$5.1	$5.1

Audit-Related(2)	$0.4	$0.3

Tax	$—	$—

All Other	$—	$—

Total	$5.5	$5.4

(1)
Audit fees were for: the audit of U. S. Steel's annual financial statements; the audit of U. S. Steel's internal control over financial reporting required under the Sarbanes-Oxley Act; audits of certain subsidiaries, statutory and regulatory audits; the issuance of comfort letters, and consents; and the review of SEC regulatory filings.

(2)
Audit-related fees were for employee benefit plan audits and procedures required by agreement or government agencies as well as audit and internal control review procedures associated with the implementation of new accounting standards.

Pre-Approval Policy

The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Audit Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Audit Committee meetings. In 2016 and 2017, all of the above services were pre-approved by the Audit Committee in accordance with this pre-approval policy.

Audit Committee Report

The Audit Committee has reviewed and discussed U. S. Steel's audited financial statements for the year ended December 31, 2017 with U. S. Steel's management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Auditing Standards No. 1301 "Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board. We also discussed with U. S. Steel's management its assessment of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2017, and PwC's opinion on the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2017. We have received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and we have discussed with PwC its independence. Based on the aforementioned review and discussions, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

John J. Engel, Chairman Paul Mascarenas Murry S. Gerber	Stephen J. Girsky Glenda G. McNeal Eugene B. Sperling

58     |    United States Steel Corporation   |  2018 Proxy Statement

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the authority provided by its charter, the Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for U. S. Steel for the current fiscal year. Although action by the stockholders in this matter is not required by law or the Corporation's by-laws, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in maintaining the integrity of the Corporation's financial controls and reporting. If the appointment of PwC is not ratified by the stockholders, the Audit Committee will reconsider its appointment and review its future selection of an independent registered public accounting firm in light of that result. However, the Audit Committee may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and our stockholders. PwC has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel for many years. We believe that PwC's knowledge of U. S. Steel's business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area.

The Audit Committee annually requests PwC to prepare a self-assessment utilizing the Center for Audit Quality, External Auditor Assessment Tool. This best practice assists the Audit Committee in its oversight role and annual evaluation of PwC to assess the quality of the audit and to recommend the retention of PwC. Based on this assessment, we believe the quality of PwC's services, communication and interaction with the Audit Committee is of a high standard. We expect representatives of PwC to be present at the annual meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For fiscal year 2017, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel's internal control over financial reporting as of December 31, 2017, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies and provided advice and consultation on tax matters.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm.

    United States Steel Corporation   |  2018 Proxy Statement     |     59

Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.  Who may vote?

You may vote if you were a holder of United States Steel Corporation ("U. S. Steel" or the "Corporation") common stock at the close of business on February 26, 2018.

2.  What may I vote on?

You may vote on:

•
the election of the ten nominees recommended by the Board of Directors and identified elsewhere in this proxy statement;

•
the advisory vote on executive compensation; and

•
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

3.  How does the Board recommend I vote?

The Board recommends that you vote:

•
FOR each of the nominees for director;

•
FOR approval of the Corporation's executive compensation; and

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018.

4.  How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. If you receive a Notice of Internet Availability of Proxy Materials ("Notice"), you may vote by following the instructions contained in the Notice.

The proxy committee will vote your shares in accordance with your instructions. If you sign, date and return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares: FOR each of the nominees for director; FOR approval of the Corporation's executive compensation; and FOR ratification of the appointment of PricewaterhouseCoopers LLP. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting. If you are not a stockholder of record (for example, if you hold your shares in "street name"), you will need to obtain a legal proxy from your broker, bank or other holder of record in order to vote in person at the meeting.

5.  May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by doing any of the following:

•
voting again by telephone or over the Internet;

•
sending us a proxy card dated later than your last vote;

•
notifying the Corporate Secretary of U. S. Steel in writing; or

•
voting at the meeting.

If you hold your shares in "street name," please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your voting instructions.

6.  How many outstanding shares are there?

At the close of business on February 26, 2018, which is the record date for the meeting, there were 176,184,431 shares of U. S. Steel common stock outstanding. Each share is entitled to one vote.

7.  How many votes are required to elect a director or approve a proposal?

Proposal 1 – Election of Directors. Each director is elected by a vote of the majority of the votes cast with respect to that director's election. The term "a majority of the votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" the director's election. Abstentions and broker non-votes are not counted as votes cast either "for" or "against" the director's election.

Proposal 2 – Advisory Vote on Executive Compensation. The advisory vote on executive compensation requires a majority of the votes cast by the holders of the shares present in person at the meeting or represented by proxy and entitled to vote. Because this vote is advisory, it will not be binding on the Board or the Corporation; however, the Board and its Compensation & Organization Committee will review the voting results and take them into consideration when making future executive compensation decisions. Abstentions and broker non-votes have no effect on the proposal.

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of the independent registered public accounting firm must be approved by a majority of the votes cast by the holders of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions have no effect on the proposal.

60     |     United States Steel Corporation   |  2018 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

8.  What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 3 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1 and 2 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.

9.  What constitutes a quorum?

Under our by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitute a quorum. A holder will be included in determining the presence of a quorum even if the holder casts abstentions on all matters or was subject to broker non-votes on some matters.

10.  Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except; (i) as necessary to meet legal requirements; (ii) in the case of proxy contests; (iii) if the stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (iv) to allow the vote tabulator and inspector of election to tabulate and certify the results of the vote. The vote tabulator, inspector of election and the Corporation's transfer agent have agreed to keep voting records confidential.

11.  How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using its best judgment. Your signed proxy card, or your telephone or Internet vote, gives it the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 25, 2017, and no later than January 24, 2018, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

12.  Who can attend the annual meeting?

Only stockholders, or individuals that those stockholders have duly appointed as their proxies, may attend the annual meeting of stockholders. Every stockholder must present a form of government-issued photo identification in order to be admitted to the annual meeting. If your shares are held in street name (that is through a bank, broker, nominee or other intermediary), you must also bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, nominee or other intermediary will suffice. Although not required for admission to the meeting, if you received an attendance card, please bring it with you.

13.  When must stockholder proposals be submitted for inclusion in the proxy statement for the 2019 annual meeting?

If a stockholder wants to present a proposal at the 2019 annual meeting and have it included in our proxy statement for that meeting, the proposal must be received in writing by our Corporate Secretary no later than 5:00 p.m. Eastern Time on November 9, 2018.

14.  What is the deadline for a stockholder to submit an item of business or other proposal for consideration at the 2019 annual meeting?

Our by-laws describe the procedures that must be followed in order for a stockholder of record to present an item of business at an annual meeting of stockholders. Stockholder proposals or other items of business for the 2019 annual meeting that are not intended to be included in the proxy statement must be received by the Secretary of the Corporation on or after December 25, 2018 and no later than January 24, 2019 and must be accompanied by certain information about the stockholders making the proposals, as specified in our by-laws.

15.  What is the deadline for a stockholder to nominate an individual for election as a director at the 2019 annual meeting?

Our by-laws allow a stockholder (or a group of stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years, to submit nominees for our board of directors, for inclusion in our proxy statement, subject to satisfaction of the requirements and conditions set forth in our bylaws. Our by-laws describe the procedures that must be followed in order for someone nominated by a stockholder of record to be eligible for election as a director. To include a nominee for our board in our proxy statement, notice must be received by the Secretary of the Corporation on or after October 10, 2018 and no later than November 9, 2018, and must meet the requirements set forth in our bylaws. To nominate an individual for election as a director at the 2019 annual meeting that is not intended to be included in our proxy statement, notice must be received by the Secretary of the Corporation on or after December 25, 2018 and no later than January 24, 2019. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as certain information about the stockholder giving the notice, as specified in our by-laws.

    United States Steel Corporation   |  2018 Proxy Statement     |     61

Questions and Answers About the Annual Meeting and Voting

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel stockholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may write to: Corporate Secretary, U. S. Steel Corporation, 15th Floor, 600 Grant Street, Pittsburgh, PA 15219-2800, send an email to shareholderservices@uss.com or call 412-433-4804. Stockholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by writing to us at the above address or by sending an email to shareholderservices@uss.com.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. In addition, we may hire third parties to assist in the solicitation process at an estimated cost not to exceed $100,000. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $15,000, not including incidental expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, and annual and quarterly reports on Forms 10-K and 10-Q are available on our website,

www.ussteel.com. By referring to these documents we do not incorporate the contents of the website into this proxy statement.

By order of the Board of Directors,

Robert T. Garretson
Acting Corporate Secretary
March 9, 2018

62     |     United States Steel Corporation   |  2018 Proxy Statement

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains the non-GAAP financial measures earnings (loss) before interest, income taxes, depreciation, depletion and amortization "EBITDA", adjusted EBITDA and net debt.

We believe that EBITDA, considered along with the net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value.

Adjusted EBITDA is a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges and significant temporary idling charges.

We present adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, and significant temporary idling charges, that can obscure underlying trends. U. S. Steel's management considers adjusted EBITDA as an alternative measure of operating performance and not an alternative measure of the Company's liquidity. U. S. Steel's management considers adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted EBITDA provides insight into management's view and assessment of the Company's ongoing operating performance, because management does not consider the adjusting items when evaluating the Company's financial performance. Adjusted EBITDA should not be considered a substitute for net earnings (loss), or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

(Dollars in millions)	Year Ended December 31, 2017

Reconciliation to Adjusted EBITDA

Net earnings attributable to United States Steel Corporation	$387

Income tax benefit	(86)

Net interest and other financial costs	307

Depreciation, depletion and amortization expense	501

EBITDA	1,109

Gain associated with retained interest in U. S. Steel Canada Inc.	(72)

Gain on equity investee transactions	(2)

Loss on shutdown of certain tubular pipe mill assets(a)	35

Granite City Works temporary idling charges	17

Adjusted EBITDA	$1,087

(a)
Included in restructuring and other charges in the Consolidated Statement of Operations.

RECONCILIATION OF NET DEBT

(Dollars in millions)	December 31, 2017

Reconciliation of net debt

Short-term debt and current maturities of long-term debt	$3

Long-term debt, less unamortized discount and debt issuance costs	2,700

Total debt	$2,703

Less: Cash and cash equivalents	1,553

Net debt	$1,150

    United States Steel Corporation   |  2018 Proxy Statement     |     A-1

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36770-P03052-Z71840 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. Murry S. Gerber THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Stephen J. Girsky 1g. Paul A. Mascarenas 1h. Eugene B. Sperling 1i. David S. Sutherland 1j. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2018 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 24, 2018. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 8:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2018 Proxy Card. Robert T. Garretson Acting Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E36771-P03052-Z71840 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 24, 2018 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the United States Steel Corporation Savings Fund Plan for Salaried Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 24, 2018. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36772-P03052-Z71840 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. Murry S. Gerber THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Stephen J. Girsky 1g. Paul A. Mascarenas 1h. Eugene B. Sperling 1i. David S. Sutherland 1j. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2018 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 24, 2018. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 8:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2018 Proxy Card. Robert T. Garretson Acting Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E36773-P03052-Z71840 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 24, 2018 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the U.S. Steel Tubular Services Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 24, 2018. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36774-P03052-Z71840 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! 1c. Dan O. Dinges Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1d. John J. Engel 1e. Murry S. Gerber THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Stephen J. Girsky 1g. Paul A. Mascarenas 1h. Eugene B. Sperling 1i. David S. Sutherland 1j. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2018 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 24, 2018. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 8:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2018 Proxy Card. Robert T. Garretson Acting Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E36775-P03052-Z71840 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 24, 2018 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the USS 401(k) Plan for USW-Represented Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 24, 2018. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET SUITE 1500 PITTSBURGH, PA 15219 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36776-P03052-Z71840 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! 1c. Dan O. Dinges Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1d. John J. Engel 1e. Murry S. Gerber THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted: "FOR" the nominees in proposal 1 and "FOR" proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. 1f. Stephen J. Girsky 1g. Paul A. Mascarenas 1h. Eugene B. Sperling 1i. David S. Sutherland 1j. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2018 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 24, 2018. The meeting will be held at the U.S. Steel Tower, 33rd Floor, 600 Grant Street, Pittsburgh, PA 15219 at 8:00 AM Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2018 Proxy Card. Robert T. Garretson Acting Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E36777-P03052-Z71840 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 24, 2018 8:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) David B. Burritt and David S. Sutherland, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 24, 2018, and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as indicated on the reverse side. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side